Prospect Capital Corporation
Prospect Capital InterNotes®
6.000% Notes due 2029 (the "2029 Notes")
6.250% Notes due 2031 (the "2031 Notes")
6.500% Notes due 2033 (the "2033 Notes" and together
with the 2029 Notes and the 2031 Notes, the "Notes")

Filed under Rule 424(b)(2), Registration Statement No. 333-293349
Pricing Supplement No. 1697, 1698 and 1699 — Dated Monday, August 10, 2026
(To: Prospectus Dated February 10, 2026, Prospectus Supplement Dated February 10, 2026)

CUSIP Number	ISIN Number	Principal Amount	Selling Price	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking
74348G3G3	US74348G3G35	$120,000.00	100.000%	1.125%	$118,650.00	Fixed	6.000%	Semi-Annual	8/15/2029	2/15/2027	$30.33	Yes	Unsecured Notes
Redemption Information: Callable at 100.000% on 2/15/2027 and every business day thereafter (“Optional Redemption Date”).

CUSIP Number	ISIN Number	Principal Amount	Selling Price	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking
74348G3H1	US74348G3H18	$—	100.000%	1.700%	$—	Fixed	6.250%	Semi-Annual	8/15/2031	2/15/2027	$31.60	Yes	Unsecured Notes
Redemption Information: Callable at 100.000% on 2/15/2027 and every business day thereafter (“Optional Redemption Date”).

CUSIP Number	ISIN Number	Principal Amount	Selling Price	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking
74348G3J7	US74348G3J73	$50,000.00	100.000%	1.950%	$49,025.00	Fixed	6.500%	Semi-Annual	8/15/2033	2/15/2027	$32.86	Yes	Unsecured Notes
Redemption Information: Callable at 100.000% on 2/15/2027 and every business day thereafter (“Optional Redemption Date”).
Trade Date: Monday, August 10, 2026 @ 12:00 PM ET
Settle Date: Thursday, August 13, 2026
Minimum Denomination/Increments: $1,000.00/$1,000.00
Initial trades settle flat and clear SDFS: DTC Book Entry only
The Notes will be issued pursuant to the Indenture, dated as of February 16, 2012, as amended and supplemented by that certain One Thousand Six Hundred Ninety-Seventh, One Thousand Six Hundred Ninety-Eighth and One Thousand Six Hundred Ninety-Ninth Supplemental Indenture dated as of August 13, 2026.
The date from which interest shall accrue on the Notes is Thursday, August 13, 2026. The “Interest Payment Dates” for the Notes shall be February 15 and August 15 of each year, commencing February 15, 2027; the interest payable on any Interest Payment Date, will be paid to the Person in whose name the Notes (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date (as defined in the Indenture) for such interest, which shall be February 1 or August 1, as the case may be, next preceding such Interest Payment Date.
The Notes will be redeemable in whole or in part at any time or from time to time, at the option of Prospect Capital Corporation, on or after February 15, 2027 at a redemption price of $1,000 per Note plus accrued and unpaid interest payments otherwise payable for the then-current semi-annual interest period accrued to, but excluding, the date fixed for redemption and upon not less than 5 days nor more that 60 days prior notice to the noteholder and the trustee, as described in the prospectus.
Notes will be sold to you at the selling price specified in this pricing supplement. The Purchasing Agent shall purchase notes from us at the selling price less the applicable gross concession specified in this pricing supplement. The Purchasing Agent may resell the notes it purchases to the agents and selected dealers at the selling price less a concession that, at the discretion of the Purchasing Agent, may be less than or equal to the gross concession received by the Purchasing Agent. Notes purchased by the agents and selected dealers on behalf of level-fee (investment or advisory) accounts may be sold to such accounts at the selling price less the applicable concession, and such agents and selected dealers shall not retain, as compensation, any portion of such concession.
Prospect Capital Corporation is a financial services company that lends to and invests in middle market, privately-held companies. We are organized as an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Prospect Capital Management L.P. manages our investments and Prospect Administration LLC provides the administrative services necessary for us to operate.
This pricing supplement relates only to the securities described in the accompanying prospectus, is only a summary of changes and should be read together with the accompanying prospectus, including among other things the section entitled “Risk Factors” beginning on page 12 of such prospectus. This pricing supplement and the accompanying prospectus contain important information you should know before investing in our securities. Please read it before you invest and keep it for future reference. We file annual, quarterly and current reports, proxy statements and other information about us with the Securities and Exchange Commission, or the “SEC.” This information is available free of charge by contacting us at 10 East 40th Street, New York, NY 10016 or by telephone at (212) 448-0702. The SEC maintains a website at www.sec.gov where such information is available without charge upon written or oral request. Our internet website address is www.prospectstreet.com. Information contained on our website is not incorporated by reference into this pricing supplement or the accompanying prospectus and you should not consider information contained on our website to be part of this pricing supplement or the accompanying prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this pricing supplement. Any representation to the contrary is a criminal offense. Obligations of Prospect Capital Corporation and any subsidiary of Prospect Capital Corporation are not guaranteed by the full faith and credit of the United States of America. Neither Prospect Capital Corporation nor any subsidiary of Prospect Capital Corporation is a government-sponsored enterprise or an instrumentality of the United States of America.
InterNotes® is a registered trademark of InspereX Holdings LLC.
Recent Events:
On July 1, 2026, we sold our investment in Valley Electric Company, Inc. (“Valley Electric”) for consideration of approximately $328.0 million, subject to net asset and other post-closing purchase price adjustments and earn-out payment.
During the period from May 14, 2026 through August 6, 2026, we repurchased $39.4 million and $1.4 million aggregate principal amount of the 3.437% 2028 Notes and 3.364% 2026 Notes, respectively, at prices ranging from 90.70% to 94.61% for the 3.437% 2028 Notes and 98.75% and 99.23% for the 3.364% 2026 Notes, including commissions, plus accrued and unpaid interest.
Legal Matters:
In the opinion of Russell Wininger, Deputy General Counsel, Legal of Prospect Administration, administrator for Prospect Capital Corporation, a Maryland corporation (the “Company”), the certificates evidencing the Notes (the “Note Certificates”) constitute the valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms under the laws of the State of New York subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the law of the State of New York as in effect on the date hereof. In addition, this opinion is subject to the same assumptions and qualifications stated in the letter of Simpson Thacher & Bartlett LLP dated February 10, 2026, filed as Exhibit (l)(2) to the Company’s Registration Statement on Form N-2ASR (File No. 333-293349) and to the further assumptions that (i) the Note Certificates have been duly authorized by all requisite corporate action on the part of the Company and duly executed by the Company under Maryland law, and (ii) they were duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Selling Agent Agreement and the Indenture. Capitalized terms used in this paragraph without definition have the meanings ascribed to them in the accompanying prospectus supplement.

Prospect Capital Corporation
10 East 40th Street
New York, New York 10016

In the opinion of Venable LLP, as Maryland counsel to the Company, (i) the execution and delivery by the Company of the Indenture, dated as of February 16, 2012, as amended and as supplemented through the One Thousand Six Hundred Ninety-Seventh, One Thousand Six Hundred Ninety-Eighth and One Thousand Six Hundred Ninety-Ninth Supplemental Indentures, between the Company and U.S. Bank National Association, and the global notes representing the Notes issued pursuant to such Supplemental Indentures, and the performance by the Company of its obligations thereunder, have been duly authorized by the Company and (ii) the issuance of the Notes has been duly authorized by the Company. This opinion is given to the Company as of August 10, 2026, and is limited to the laws of the State of Maryland as in effect on August 10, 2026. In addition, this opinion is subject to the same assumptions, qualifications and limitations stated in the opinion letter to the Company of Venable LLP, dated February 10, 2026, filed as Exhibit (l)(1) to the Company’s Registration Statement on Form N-2ASR (File No. 333-293349). Capitalized terms used in this paragraph without definition have the meanings ascribed to them in the accompanying prospectus supplement.

Filed pursuant to Rule 424(b)(2)
File No. 333-293349
PROSPECTUS SUPPLEMENT
(To Prospectus dated February 10, 2026)
Prospect Capital Corporation
Prospect Capital InterNotes®
•We may offer to sell our Prospect Capital InterNotes® from time to time. The specific terms of the notes will be set prior to the time of sale and described in a pricing supplement. You should read this prospectus supplement, the accompanying prospectus and the applicable pricing supplement carefully before you invest. We may offer other debt securities from time to time other than the notes under our Registration Statement or in private placements.
•We may offer the notes to or through agents for resale. The applicable pricing supplement will specify the purchase price, agent discounts and net proceeds of any particular offering of notes. The agents are not required to sell any specific amount of notes but will use their reasonable best efforts to sell the notes. We also may offer the notes directly. We have not set a date for termination of our offering.
•The agents have advised us that from time to time they may purchase and sell notes in the secondary market, but they are not obligated to make a market in the notes and may suspend or completely stop that activity at any time. Unless otherwise specified in the applicable pricing supplement, we do not intend to list the notes on any stock exchange.
Investing in our securities involves certain risks. Before buying any of our securities, you should read the discussion of the material risks of investing in our securities in “Risk Factors” beginning on page S-7 of this prospectus supplement, on page 12 of the accompanying prospectus, “Risk Factors” in our most recent Annual Report on Form 10-K, in any of our filings with the Securities and Exchange Commission, or the “SEC,” and in any related free writing prospectus.
This prospectus supplement and the accompanying prospectus contain important information you should know before investing in our securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with this offering. You should carefully read this prospectus supplement, the accompanying prospectus, any applicable pricing supplement, any related free writing prospectus and the documents incorporated by reference herein or therein, as applicable, before you invest and keep such documents for future reference. We file annual, quarterly and current reports, proxy statements and other information about us with the SEC. This information is available free of charge by contacting us at 10 East 40th Street, New York, NY 10016 or by telephone at (212) 448-0702. The SEC maintains a website at www.sec.gov where such information is available without charge upon written or oral request. Our internet website address is www.prospectstreet.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information contained on our website to be part of this prospectus supplement or the accompanying prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Obligations of Prospect Capital Corporation and any subsidiary of Prospect Capital Corporation are not guaranteed by the full faith and credit of the United States of America. Neither Prospect Capital Corporation nor any subsidiary of Prospect Capital Corporation is a government-sponsored enterprise or an instrumentality of the United States of America.
We may sell the notes to or through one or more agents or dealers, including the agents listed below.

InspereX	Citigroup	RBC Capital Markets
Prospectus Supplement dated February 10, 2026
®InterNotes is a registered trademark of InspereX LLC.

INCORPORATION BY REFERENCE
This prospectus supplement is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this prospectus supplement the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any filings on or after the date of this prospectus supplement from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this prospectus supplement and accompanying prospectus relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this prospectus supplement. Any statement in a document incorporated by reference into this prospectus supplement will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this prospectus supplement or (2) any other subsequently filed document that is incorporated by reference into this prospectus supplement modifies or supersedes such statement. The documents incorporated by reference herein include:
•our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 filed with the SEC on August 26, 2025;
•our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2025 filed with the SEC on November 6, 2025, and December 31, 2025 filed with the SEC on February 9, 2026;
•our Current Reports on Form 8-K filed with the SEC on October 28, 2025, October 31, 2025 and January 15, 2026; and
•our definitive Proxy Statement on Schedule 14A filed with the SEC on September 18, 2025.
To obtain copies of these filings, see “Available Information” in this prospectus supplement. We will also provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus supplement or the accompanying prospectus. You should direct requests for documents by writing to:
Investor Relations
10 East 40th Street
New York, NY 10016
Telephone: (212) 448-0702
This prospectus supplement is also available on our website at http://www.prospectstreet.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered to be part of this prospectus supplement or accompanying prospectus.

S-i

FORWARD-LOOKING STATEMENTS
Our annual report on Form 10-K for the year ended June 30, 2025, any of our quarterly reports on Form 10-Q or current reports on Form 8-K, or any other oral or written statements made in press releases or otherwise by or on behalf of Prospect Capital Corporation including this prospectus supplement, the accompanying prospectus and any related free writing prospectus may contain forward-looking statements within the meaning of Section 21E of the Exchange Act which involve substantial risks and uncertainties. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and portfolio management and the performance of our investments and our investment management business. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our industry, our beliefs, and our assumptions. Words such as “intends,” “intend,” “intended,” “goal,” “estimate,” “estimates,” “expects,” “expect,” “expected,” “project,” “projected,” “projections,” “plans,” “seeks,” “anticipates,” “anticipated,” “should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “believes,” “continues” and “scheduled” and variations of these words and similar expressions are intended to identify forward-looking statements. Our actual results or outcomes may differ materially from those anticipated. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date the statement was made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements do not meet the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act of 1933 or the “Securities Act.” These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:
•our, or our portfolio companies’, future operating results;
•our business prospects and the prospects of our portfolio companies;
•the return or impact of current or future investments that we expect to make;
•our contractual arrangements and relationships with third parties;
•the dependence of our future success on the general economy and its impact on the industries in which we invest;
•the impact of global events outside of our control, including the consequences of the ongoing conflicts between Russia and Ukraine and in the Middle East, on our and our portfolio companies’ businesses and the global economy;
•uncertainty surrounding inflation and the financial stability of the United States, Europe, and China;
•potential trade war between the U.S. and China in connection with each country’s recent or proposed tariffs on the other country’s products;
•the financial condition of, and ability of our current and prospective portfolio companies to, achieve their objectives;
•difficulty in obtaining financing or raising capital, especially in the current credit and equity environment, and the impact of a protracted decline in the liquidity of credit markets on our and our portfolio companies’ businesses;
•the level, duration and volatility of prevailing interest rates and credit spreads, magnified by the current turmoil in the credit markets;
•the impact of alternative reference rates on our business and certain of our investments;
•adverse developments in the availability of desirable loan and investment opportunities whether they are due to competition, regulation or otherwise;
•a compression of the yield on our investments and the cost of our liabilities, as well as the level of leverage available to us;
•the impact of changes in laws or regulations governing our operations or the operations of our portfolio companies;
•our regulatory structure and tax treatment, including our ability to operate as a business development company and a regulated investment company;
•trade negotiations and related government actions may create regulatory uncertainty for the portfolio companies and our investment strategy and adversely affect the profitability of the portfolio companies;
•the adequacy of our cash resources and working capital;
•the timing of cash flows, if any, from the operations of our portfolio companies;
•the ability of our investment adviser to locate suitable investments for us and to monitor and administer our investments;
•the timing, form and amount of any dividend distributions;
•authoritative generally accepted accounting principles or policy changes from such standard-setting bodies as the Financial Accounting Standards Board, the Securities and Exchange Commission, Internal Revenue Service, the NASDAQ Global Select Market, the New York Stock Exchange LLC, and other authorities that we are subject to, as well as their counterparts in any foreign jurisdictions where we might do business; and
S-ii

•any of the other risks, uncertainties and other factors identified herein or in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 and any subsequent filings we have made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are incorporated by reference into this prospectus or any prospectus supplement.
Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. Important assumptions include our ability to originate new loans and investments, ability to obtain certain margins and levels of profitability and the availability of additional capital. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus supplement, the accompanying prospectus and any related free writing prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, and such risks and uncertainties could cause actual results to differ materially from those in any forward-looking statements. The Company reminds all investors that no forward-looking statement can be relied upon as an accurate or even mostly accurate forecast because humans cannot forecast the future. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, as applicable.
You should rely only on the information contained in this prospectus supplement, including any pricing supplement included hereto, the accompanying prospectus, any related free writing prospectus and the documents incorporated herein or therein. We have not, and the agent(s) or dealer(s) has not, authorized any other person to provide you with information that is different from that contained in this prospectus supplement, including any pricing supplement included hereto, or the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the agents are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus supplement, including any pricing supplement included hereto, and the accompanying prospectus is accurate only as of their respective dates and we assume no obligation to update any such information. Our business, financial condition and results of operations may have changed since those dates. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.
This prospectus supplement, including any pricing supplement included hereto, supersedes the accompanying prospectus to the extent it contains information that is different from or in addition to the information in that prospectus. You should carefully read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this offering and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in the notes.
S-iii

S-iv

PROSPECTUS SUMMARY
This section summarizes the legal and financial terms of the notes that are described in more detail in “Description of Notes” beginning on page S-15. This summary is not complete and may not contain all of the information that you may want to consider before investing in the notes. Final terms of any particular notes will be determined at the time of sale and will be contained in the pricing supplement, which will be included with this prospectus supplement, relating to those notes. The terms in that pricing supplement may vary from and supersede the terms contained in this summary and in “Description of Notes.” In addition, you should read the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus, in that pricing supplement, in any related free writing prospectus and in the documents incorporated by reference in this prospectus supplement and accompany prospectus, as provided in “Incorporation by Reference” beginning on page S-i of this prospectus supplement and page ii of the prospectus and in “Available Information” beginning on page S-45 of this prospectus supplement and on page 72 of the accompanying prospectus.
The terms “we,” “us,” “our” and “Company” refer to Prospect Capital Corporation; “Prospect Capital Management,” “Investment Adviser” and “PCM” refer to Prospect Capital Management L.P.; and “Prospect Administration” and the “Administrator” refer to Prospect Administration LLC.
Our $268.0 million aggregate principal amount of 3.364% 2026 Notes due 2026 are referred to as the “3.364% 2026 Notes”. Our $280.0 million aggregate principal amount of 3.437% 2028 Notes due 2028 are referred to as the “3.437% 2028 Notes”. Our $171 million aggregate principal amount of 5.50% Series A Notes due 2030 listed on the Tel Aviv Stock Exchange Ltd. are referred to as the “5.50% 2030 Notes.” The 3.364% 2026 Notes, the 3.437% 2028 Notes and the 5.50% 2030 Notes are collectively referred to as the “Public Notes.” Any Prospect Capital InterNotes® issued pursuant to our medium term notes program are referred to as the “Prospect Capital InterNotes.” The Public Notes and the Prospect Capital InterNotes are referred to as the “Unsecured Notes.”
The Company
Prospect Capital Corporation is a financial services company that primarily lends to and invests in middle market privately-held companies. Our investment objective is to generate both current income and long-term capital appreciation. We are a closed-end investment company incorporated in Maryland. We have elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940 (the “1940 Act”). As a BDC, we have elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). We are a non-diversified company within the meaning of the 1940 Act. Our headquarters are located at 10 East 40th Street, New York, NY 10016, and our telephone number is (212) 448-0702. We were organized on April 13, 2004 and were funded in an initial public offering completed on July 27, 2004. We are one of the longest-running and largest BDCs with approximately $6.5 billion of total assets as of December 31, 2025.
We are externally managed by our investment adviser, Prospect Capital Management. Prospect Administration provides administrative services and facilities necessary for us to operate.
On May 15, 2007, we formed a wholly-owned subsidiary Prospect Capital Funding LLC (“PCF”), a Delaware limited liability company and a bankruptcy remote special purpose entity, which holds certain of our portfolio loan investments that are used as collateral for the revolving credit facility at PCF. On September 30, 2014, we formed a wholly-owned subsidiary Prospect Yield Corporation, LLC (“PYC”) and effective October 23, 2014, PYC holds a portion of our collateralized loan obligations (“CLOs”), which we also refer to as subordinated structured notes (“SSNs”). Each of these subsidiaries has been consolidated since operations commenced.
Investment Portfolio
As of December 31, 2025, we had investments in 91 portfolio companies and CLOs. The aggregate fair value as of December 31, 2025 of investments in these portfolio companies and CLOs held on that date is approximately $6.4 billion. Our portfolio across all our performing interest-bearing investments had an annualized current yield of 10.9% as of December 31, 2025, excluding equity investments and non-accrual loans. Our annualized current yield was 8.3% as of December 31, 2025 across all investments.

Recent Developments
On February 9, 2026, we announced the declaration of monthly dividends for our for 7.50% Preferred Stock holders of record on the following dates based on an annualized rate equal to 7.50% of the stated value of $25.00 per share as set forth in the Articles Supplementary for the Preferred Stock, from the date of issuance or, if later from the most recent dividend payment date (the first business day of the month), as follows:

Monthly Cash 7.50% Preferred Shareholder Distribution	Record Date	Payment Date	Monthly Amount ($ per share), before pro ration for partial periods
March 2026	3/18/2026	4/1/2026	$0.156250
April 2026	4/21/2026	5/1/2026	$0.156250
May 2026	5/20/2026	6/1/2026	$0.156250
On February 9, 2026, we announced the declaration of monthly dividends for our Floating Rate Preferred Stock for holders of record on the following dates based on an annualized rate equal to 6.50% of the stated value of $25.00 per share as set forth in the Articles Supplementary for the Preferred Stock, from the date of issuance or, if later from the most recent dividend payment date (the first business day of the month), authorized on February 6, 2026, as follows:

Monthly Cash Floating Rate Preferred Shareholder Distribution	Record Date	Payment Date	Monthly Amount ($ per share), before pro ration for partial periods
March 2026	3/18/2026	4/1/2026	$0.135417
April 2026	4/21/2026	5/1/2026	$0.135417
May 2026	5/20/2026	6/1/2026	$0.135417
On February 9, 2026, we announced the declaration of monthly dividends for our 5.50% Preferred Stock for holders of record on the following dates based on an annual rate equal to 5.50% of the Stated Value of $25.00 per share as set forth in the Articles Supplementary for the Preferred Stock, from the date of issuance or, if later from the most recent dividend payment date (the first business day of the month), as follows:

Monthly Cash 5.50% Preferred Shareholder Distribution	Record Date	Payment Date	Monthly Amount ($ per share), before pro ration for partial periods
March 2026	3/18/2026	4/1/2026	$0.114583
April 2026	4/21/2026	5/1/2026	$0.114583
May 2026	5/20/2026	6/1/2026	$0.114583
On February 9, 2026, we announced the declaration of monthly dividends for our 6.50% Preferred Stock for holders of record on the following dates based on an annual rate equal to 6.50% of the Stated Value of $25.00 per share as set forth in the Articles Supplementary for the Preferred Stock, from the date of issuance or, if later from the most recent dividend payment date (the first business day of the month), as follows:

Monthly Cash 6.50% Preferred Shareholder Distribution	Record Date	Payment Date	Monthly Amount ($ per share), before pro ration for partial periods
March 2026	3/18/2026	4/1/2026	$0.135417
April 2026	4/21/2026	5/1/2026	$0.135417
May 2026	5/20/2026	6/1/2026	$0.135417

On February 9, 2026, we announced the declaration of quarterly dividends for our 5.35% Preferred Stock for holders of record on the following dates based on an annual rate equal to 5.35% of the Stated Value of $25.00 per share as set forth in the Articles Supplementary for the 5.35% Preferred Stock, from the date of issuance or, if later from the most recent dividend payment date (the first business day of the month), as follows:

Quarterly Cash 5.35% Preferred Shareholder Distribution	Record Date	Payment Date	Amount ($ per share)
February 2026 - April 2026	4/21/2026	5/1/2026	$0.334375
On February 9, 2026, we announced the declaration of monthly dividends on our common stock as follows:

Monthly Cash Common Shareholder Distribution	Record Date	Payment Date	Amount ($ per share)
February 2026	2/25/2026	3/19/2026	$0.0450
March 2026	3/27/2026	4/21/2026	$0.0450
April 2026	4/28/2026	5/19/2026	$0.0450

Risk Factors
See “Risk Factors” beginning on page S-7 of this prospectus supplement and page 12 of the accompanying prospectus, “Risk Factors” in our most recent Annual Report on Form 10-K, and the risks sections in any of our other filings with the SEC and in any related free writing prospectus to read about risks that you should consider before investing in the notes.

The Offering

Issuer	Prospect Capital Corporation

Purchasing Agent	InspereX LLC

Agents	Citigroup Global Markets Inc. and RBC Capital Markets, LLC. From time to time, we may sell the notes to or through additional agents.

Title of Notes	Prospect Capital InterNotes®

Amount	We may issue notes from time to time in various offerings up to $1 billion, the aggregate principal amount authorized by our board of directors for notes in this offering. As of February 6, 2026, pursuant to previous authorizations from our board of directors, approximately $2.4 billion aggregate principal amount of Prospect Capital InterNotes® have been issued. Certain notes have been repaid and we have, from time to time, repurchased or redeemed certain notes and, therefore, as of February 6, 2026, $637.2 million aggregate principal amount of notes were outstanding. There are no limitations on our ability to issue additional indebtedness in the form of Prospect Capital InterNotes® or otherwise other than under the 1940 Act, the asset coverage requirement under our credit facility, and the financial covenants under the deed of trust governing the 5.50% 2030 Notes.

Denominations	The notes will be issued and sold in denominations of $1,000 and multiples of $1,000 (unless otherwise stated in the pricing supplement).

Status	The notes will be our direct unsecured senior obligations and will rank equally in right of payment with all of our other unsecured senior indebtedness from time to time outstanding.

Maturities	Each note will mature 12 months or more from its date of original issuance.

Interest	Notes may be issued with a fixed or floating interest rate; a floating interest rate note will be based on Compounded SOFR, SOFR or Term SOFR, as such terms are defined and described in the section entitled “Description of Notes.”
Interest on each fixed or floating interest rate note will be payable either monthly, quarterly, semi-annually or annually on each interest payment date and on the stated maturity date. Interest also will be paid on the date of redemption or repayment if a note is redeemed or repaid prior to its stated maturity in accordance with its terms.
Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months, often referred to as the 30/360 (ISDA) day count convention.

Principal	The principal amount of each note will be payable on its stated maturity date at the corporate trust office of the paying agent or at any other place we may designate.

Redemption and Repayment	Unless otherwise stated in the applicable pricing supplement, a note will not be redeemable at our option or be repayable at the option of the holder prior to its stated maturity date. The notes will not be subject to any sinking fund.

Survivor’s Option	Specific notes may contain a provision permitting the optional repayment of those notes prior to stated maturity, if requested by the authorized representative of the beneficial owner of those notes, following the death of the beneficial owner of the notes, so long as the notes were owned by the beneficial owner or his or her estate at least six months prior to the request. This feature is referred to as a “Survivor’s Option.” Your notes will not be repaid in this manner unless the pricing supplement for your notes provides for the Survivor’s Option. If the pricing supplement for your notes provides for the Survivor’s Option, your right to exercise the Survivor’s Option will be subject to limits set by us on (1) the permitted dollar amount of total exercises by all holders of notes in any calendar year, and (2) the permitted dollar amount of an individual exercise by a holder of a note in any calendar year. Additional details on the Survivor’s Option are described in the section entitled “Description of Notes—Survivor’s Option.”

Sale and Clearance	We will sell notes in the United States only. Notes will be issued in book-entry only form and will clear through The Depository Trust Company. We do not intend to issue notes in certificated form.

Trustee	The trustee for the notes is U.S. Bank National Association, under an indenture dated as of February 16, 2012, as amended and as supplemented from time to time.

Selling Group	The agents and dealers comprising the selling group are broker-dealers and securities firms. Each of the Purchasing Agent, Citigroup Global Markets Inc. and RBC Capital Markets, LLC entered into a Selling Agent Agreement with us dated February 13, 2020, as amended on November 13, 2023 (the “Selling Agent Agreement”). Additional agents appointed by us from time to time in connection with the offering of the notes contemplated by this prospectus supplement will become parties to the Selling Agent Agreement. Dealers who are members of the selling group have executed a Master Selected Dealer Agreement with the Purchasing Agent. The agents and the dealers have agreed to market and sell the notes in accordance with the terms of those respective agreements and all other applicable laws and regulations. You may contact the Purchasing Agent at info@incapital.com for a list of selling group members.

RISK FACTORS
Your investment in the notes will involve certain risks. Before deciding whether to invest in the notes, you should, in consultation with your own financial and legal advisors, carefully consider the following supplementary risk factors together with the risk factors set forth in the accompanying prospectus and as described in the section titled “Risk Factors” in our most recent Annual Report on form 10-K, as well as in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with this offering. The risks described below and in these documents are not the only risks we face. Additional risks and uncertainties not presently known to us might also impair our operations and performance. If any of the events described herein or in such documents occur, our business, financial condition and results of operations could be materially and adversely affected. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, reputation, financial condition, results of operations, revenue, and future prospects could be seriously harmed. Please also read carefully the section titled “Forward-Looking Statements” in this prospectus supplement and the accompanying prospectus.
The notes will not be an appropriate investment for you if you are not knowledgeable about significant features of the notes or financial matters in general. You should not purchase the notes unless you understand, and know that you can bear, these investment risks.
Our amount of debt outstanding will increase as a result of this offering. Our current indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations under the notes and our other debt.
As of February 6, 2026, together with our subsidiaries, we had approximately $1.4 billion of unsecured senior indebtedness outstanding and $0.7 billion of secured indebtedness outstanding.
The use of debt could have significant consequences on our future operations, including:
•making it more difficult for us to meet our payment and other obligations under the notes and our other outstanding debt;
•resulting in an event of default if we fail to comply with the financial and other restrictive covenants contained in our debt agreements, which event of default could result in substantially all of our debt becoming immediately due and payable;
•reducing the availability of our cash flow to fund investments, acquisitions and other general corporate purposes, and limiting our ability to obtain additional financing for these purposes;
•subjecting us to the risk of increased sensitivity to interest rate increases on our indebtedness with variable interest rates, including borrowings under our credit facility; and
•limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industry in which we operate and the general economy.
Any of the above-listed factors could have an adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations under the notes and our other debt.
Our ability to meet our payment and other obligations under our debt instruments depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations, or that future borrowings will be available to us under our credit facility or otherwise, in an amount sufficient to enable us to meet our payment obligations under the notes and our other debt and to fund other liquidity needs. If we are not able to generate sufficient cash flow to service our debt obligations, we may need to refinance or restructure our debt, including any notes sold, sell assets, reduce or delay capital investments, or seek to raise additional capital. If we are unable to implement one or more of these alternatives, we may not be able to meet our payment obligations under the notes and our other debt.
A downgrade, suspension or withdrawal of the rating assigned by a rating agency to us or the notes, if any, could cause the liquidity or market value of the notes to decline significantly.
Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor the agents undertake any obligation to maintain the ratings or to advise holders of notes of any changes in ratings.
The notes are expected to be rated by Standard & Poor's Ratings Services, or “S&P,” and Moody’s Investor Service, or “Moody’s.” There can be no assurance that their rating will remain for any given period of time or that such rating will not be lowered or withdrawn entirely by S&P or Moody’s if in their respective judgment future circumstances relating to the basis of the rating, such as adverse changes in our company, so warrant.
An increase in market interest rates could result in a decrease in the market value of the notes.
The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes. In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase notes bearing interest at fixed rates of interest and market interest rates increase, the market values of those notes may decline. The same is true of variable or floating rate debt securities; however, the variable or floating rate may, to a degree, mitigate the impact of changes in market interest rates on the value of such debt securities. We cannot predict the future level of market interest rates.
The notes will be effectively subordinated to any existing and future secured indebtedness and structurally subordinated to existing and future liabilities and other indebtedness of our subsidiaries.
The notes are our general, senior unsecured obligations and rank equally in right of payment with all of our existing and future senior unsecured indebtedness, including without limitation, our Unsecured Notes. As a result, the notes are effectively subordinated to our existing and future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently grant security) to the extent of the value of the assets securing such indebtedness and structurally subordinated to any existing and future liabilities and other indebtedness of our subsidiaries. Effective subordination means that in any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors. Structural subordination means that creditors of a parent entity are subordinate to creditors of a subsidiary entity with respect to the subsidiary’s assets. These liabilities may include indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations. The notes do not restrict us or our subsidiaries from incurring indebtedness, including senior secured indebtedness in the future, nor do they limit the amount of indebtedness we can issue that is equal in right of payment to the notes. As of February 6, 2026, we had $743.1 million borrowings under our credit facility. Our credit facility is secured by certain of our assets and the indebtedness thereunder is therefore effectively senior to the notes to the extent of the value of such assets.
Certain of our Unsecured Notes will be due prior to the respective maturities of the notes. We do not currently know whether we will be able to replace any such notes upon their respective maturities, or if we do, whether we will be able to do so on terms that are as favorable as such notes. In the event that we are not able to replace such notes at the time of their respective maturities, this could have a material adverse effect on our liquidity and ability to fund new investments, our ability to make distributions to our stockholders, our ability to repay the notes and our ability to qualify as a regulated investment company, or “RIC.”
The indenture and supplemental indentures under which the notes will be issued will contain limited protection for holders of the notes.
The indenture and supplemental indentures (collectively, the “indenture”) under which the notes will be issued offer limited protection to holders of the notes. The terms of the indenture and the notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have an adverse impact on your investment in the notes. In particular, the terms of the indenture and the notes will not place any restrictions on our or our subsidiaries’ ability to:
•issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the notes to the extent of the values of the assets securing such debt, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the notes and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the notes with respect to the assets of our subsidiaries, in each case other than an incurrence of indebtedness or other obligation that would cause a violation of Section 18(a)(1)(A) as modified by Section 61(a)(1) of the 1940 Act or any successor provisions;

•pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the notes;
•sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);
•enter into transactions with affiliates;
•create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;
•make investments; or
•create restrictions on the payment of dividends or other amounts to us from our subsidiaries.
In addition, the indenture will not require us to offer to purchase the notes in connection with a change of control or any other event.
Furthermore, the terms of the indenture and the notes do not protect holders of the notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow, or liquidity other than certain limited restrictions on dividends and certain board structures or default provisions mandated by the 1940 Act.
Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes or negatively affecting the trading value of the notes.
Certain of our current debt instruments include more protections for their holders than the indenture and the notes. In addition, other debt we issue or incur in the future could contain more protections for its holders than the indenture and the notes, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the notes.
We may be subject to certain corporate-level taxes which could adversely affect our cash flow and consequently adversely affect our ability to make payments on the notes.
We may be subject to certain corporate-level taxes regardless of whether we continue to qualify as a RIC. Additionally, should we fail to qualify as a RIC, we would be subject to corporate-level taxes on all of our taxable income. The imposition of corporate-level taxes could adversely affect our cash flow and consequently adversely affect our ability to make payments on the notes.
We may choose to redeem notes when prevailing interest rates are relatively low.
If your notes will be redeemable at our option, we may choose to redeem your notes at times when prevailing interest rates are lower than the rate borne by you. If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. Our redemption right also may adversely impact your ability to sell your notes as the optional redemption date or period approaches.
Survivor’s Option may be limited in amount.
We will have a discretionary right to limit the aggregate principal amount of notes subject to the Survivor’s Option that may be exercised in any calendar year to an amount equal to the greater of $2.0 million or 2% of the outstanding principal amount of all notes outstanding as of the end of the most recent calendar year. We also have the discretionary right to limit to $250,000 in any calendar year the aggregate principal amount of notes subject to the Survivor’s Option that may be exercised in such calendar year on behalf of any individual deceased beneficial owner of notes. Accordingly, no assurance can be given that exercise of the Survivor’s Option for the desired amount will be permitted in any single calendar year.
We cannot assure that a trading market for your notes will ever develop or be maintained.
In evaluating the notes, you should assume that you will be holding the notes until their stated maturity. The notes are a new issue of securities. We cannot assure you that a trading market for your notes will ever develop, be liquid or be maintained. Many factors independent of our creditworthiness affect the trading market for and market value of your notes. Those factors include, without limitation:
•the method of calculating the principal and interest for the notes;
•the time remaining to the stated maturity of the notes;
•the outstanding amount of the notes;

•the redemption or repayment features of the notes; and
•the level, direction and volatility of interest rates generally.
There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all.
Your investment in the floating rate notes will involve certain risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the floating rate notes is suitable for you.
Floating rate notes present different investment considerations than fixed rate notes. For notes with only floating rates, the rate of interest paid by us on the notes for each applicable interest period is not fixed, but will vary depending on the Secured Overnight Financing Rate (“SOFR”), and accordingly could be substantially less than the rates of interest we would pay on fixed rate notes of the same maturity. Additionally, the notes may change the interest rate or interest rate formula in relation to SOFR at one or more points during the term of such notes (often referred to as a “step up” feature) or may switch from floating to fixed rate or from a fixed to a floating rate during the term of the notes. Consequently, the return on the notes may be less than returns otherwise payable on fixed rate debt securities issued by us with similar maturities whose interest rates cannot change. The variable interest rate on the notes, while determined, in part, by reference to SOFR may not actually pay at such rates. Furthermore, we have no control over any fluctuations in SOFR.
If the relevant pricing supplement specifies a maximum rate, the interest rate for any interest period will be limited by the maximum rate. The maximum rate will limit the amount of interest you may receive for each such interest period, even if the fixed or floating rate component, as adjusted by any spread factor, if applicable, and/or a spread, if applicable, would have otherwise resulted in an interest rate greater than the maximum rate. As a result, if the interest rate for any interest period without taking into consideration the maximum rate would have been greater than the maximum rate, the notes will provide you less interest income than an investment in a similar instrument that is not subject to a maximum interest rate.
Our most recent NAV was calculated on December 31, 2025 and our NAV when calculated effective March 31, 2026 and thereafter may be higher or lower.
Our NAV per share is $6.21 as of December 31, 2025. NAV per share as of March 31, 2026 may be higher or lower than $6.21 based on potential changes in valuations, issuances of securities, repurchases of securities, dividends paid and earnings for the quarter then ended. Our Board of Directors has not yet determined the fair value of portfolio investments at any date subsequent to December 31, 2025. Our Board of Directors determines the fair value of our portfolio investments on a quarterly basis in connection with the preparation of quarterly financial statements and based on input from independent valuation firms, the Investment Adviser, the Administrator and the Audit Committee of our Board of Directors.
In addition to regulatory restrictions that restrict our ability to raise capital, our credit facility and the deed of trust governing our 5.50% 2030 Notes contain various covenants which, if not complied with, could accelerate repayment under the facility or the deed of trust governing our 5.50% 2030 Notes, thereby materially and adversely affecting our liquidity, financial condition and results of operations.
The agreement governing our credit facility requires us to comply with certain financial and operational covenants. These covenants include:
•restrictions on the level of indebtedness that we are permitted to incur in relation to the value of our assets;
•restrictions on our ability to incur liens; and
•maintenance of a minimum level of stockholders’ equity.

The deed of trust governing our 5.50% 2030 Notes requires us to comply with certain financial and operational covenants. These covenants include:

•maintenance of a minimum total equity (common equity plus preferred equity);
•maintenance of a maximum ratio of net debt to total assets;
•maintenance of a minimum ratio of total equity (common equity plus preferred equity) to total assets; and
•restrictions on our ability to incur liens.

As of February 6, 2026, we were in compliance with these covenants. However, our continued compliance with these covenants depends on many factors, some of which are beyond our control. Accordingly, there are no assurances that we will continue to comply with the covenants in our credit facility or the deed of trust governing our 5.50% 2030 Notes. Failure to comply with these covenants would result in a default under this facility or this deed of trust which, if we were unable to obtain a waiver from the lenders under this facility or the bondholders of the 5.50% 2030 Notes, as applicable, could result in an acceleration of repayments under the facility or the deed of trust and thereby have a material adverse impact on our business, financial condition and results of operations.
Risks Relating To Floating Rate Notes Based On SOFR
Floating rate notes based on SOFR, Compounded SOFR and Term SOFR carry the following additional risks:

Floating rate notes have risks that conventional fixed rate notes do not.

Because the interest rate of floating rate notes may be based upon the Compounded SOFR, SOFR or Term SOFR, there will be significant risks not associated with conventional fixed rate notes. These risks include fluctuation of the interest rates and the possibility that you will receive a lower amount of interest in the future as a result of such fluctuations. We have no control over various matters that are important in determining the existence, magnitude and longevity of these risks, including economic, financial and political events.

Similarly, market terms for floating rate debt securities linked to SOFR, such as the spread over the base rate reflected in interest rate provisions or the manner of compounding the base rate, may evolve over time, and trading prices of the floating rate notes may be lower than those of later-issued SOFR based debt securities as a result. Investors in the floating rate notes may not be able to sell the floating rate notes at all or may not be able to sell the floating rate notes at prices that will provide them with a return comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

Reform of SOFR and the regulation or discontinuation of this and other “benchmarks” may adversely affect the value of and return on any notes based on or linked to a “benchmark.”

SOFR and other indices which are deemed “benchmarks” have been the subject of national, international, and other regulatory guidance and reform. These reforms may cause such benchmarks to perform differently than in the past, or to be discontinued, or have other consequences which cannot be predicted. Any such consequence could have a material adverse effect on the value of and return on any notes based on or linked to a “benchmark.”

Any of the international, national or other proposals for reform or the general increased regulatory scrutiny of “benchmarks” could increase the costs and risks of administering or otherwise participating in the setting of a “benchmark” and complying with any such regulations or requirements. Such factors may have the effect of discouraging market participants from continuing to administer or participate in certain “benchmarks,” trigger changes in the rules or methodologies used in certain “benchmarks,” or lead to the disappearance of certain “benchmarks.”

Any consequential changes to SOFR or any other “benchmark” as a result of United States or other international, national, or other proposals for reform or other initiatives or investigations, or any further uncertainty in relation to the timing and manner of implementation of such changes could have a material adverse effect on the trading market for, value of and return on any notes based on or linked to such “benchmark.”

SOFR has a limited history, and the future performance of SOFR cannot be predicted based on historical performance; SOFR may also be modified or discontinued.

The publication of SOFR began in April 2018, and, therefore, it has a limited history. In addition, the future performance of SOFR cannot be predicted based on its limited historical performance. Future levels of SOFR may bear little or no relation to the historical actual or historical indicative data. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR, such as correlations, may change in the future. Because only limited historical data has been released by the Federal Reserve Bank of New York, such analysis inherently involves assumptions, estimates and approximations. The future performance of SOFR is impossible to predict and therefore no future performance of SOFR may be inferred from any of the historical actual or historical indicative data. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of SOFR or any SOFR-linked notes.

SOFR is a relatively new rate, and the Federal Reserve Bank of New York (or a successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the methods by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or the averages or periods used to report SOFR. If the manner in which SOFR is calculated is changed, that change may result in a reduction of the amount of interest payable on SOFR notes, which may adversely affect the trading prices and marketability of those notes. The administrator of SOFR may withdraw, modify, amend, suspend or discontinue the calculation or dissemination of SOFR in its sole discretion and without notice and has no obligation to consider the interests of holders of the notes in calculating, withdrawing, modifying, amending, suspending or discontinuing SOFR.

Term SOFR has a limited history, and the future performance of Term SOFR cannot be predicted based on historical performance; Term SOFR may also be modified or discontinued.

The publication of Term SOFR began in April 2021, and, therefore, it has a limited history. In addition, the future performance of Term SOFR cannot be predicted based on its limited historical performance. Future levels of Term SOFR may bear little or no relation to the historical actual or historical indicative data. Prior observed patterns, if any, in the behavior of market variables and their relation to Term SOFR, such as correlations, may change in the future. Because only limited historical data has been released by CME Group Benchmark Administration Limited, as administrator of Term SOFR, such analysis inherently involves assumptions, estimates and approximations. The future performance of Term SOFR is impossible to predict and therefore no future performance of Term SOFR may be inferred from any of the historical actual or historical indicative data. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of Term SOFR or any Term SOFR-linked notes.

Term SOFR is a relatively new rate, and CME Group Benchmark Administration Limited (or a successor), as administrator of Term SOFR, may make methodological or other changes that could change the value of Term SOFR, including changes related to the methods by which Term SOFR is calculated, eligibility criteria applicable to the transactions used to calculate Term SOFR, or the averages or periods used to report Term SOFR. If the manner in which Term SOFR is calculated is changed, that change may result in a reduction of the amount of interest payable on Term SOFR notes, which may adversely affect the trading prices and marketability of those notes. The administrator of Term SOFR may withdraw, modify, amend, suspend or discontinue the calculation or dissemination of Term SOFR in its sole discretion and without notice and has no obligation to consider the interests of holders of the notes in calculating, withdrawing, modifying, amending, suspending or discontinuing Term SOFR.

The interest rate on Compounded SOFR notes is based on Compounded SOFR and the SOFR Index, both of which are relatively new in the marketplace.

For each interest period, the interest rate on Compounded SOFR notes is based on Compounded SOFR, which is calculated according to the specific formula described under “Description of the Notes—Interest Rates—Floating Rate Notes—Compounded SOFR” using the SOFR Index, as defined under “Description of the Notes—Interest Rates— Floating Rate Notes—Compounded SOFR” published by the New York Federal Reserve, and not by using SOFR published on or in respect of a particular date during such interest period or an arithmetic average of SOFR during such period. For this and other reasons, the interest rate on Compounded SOFR notes during any interest period will not necessarily be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if SOFR in respect of a particular date during an interest period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction to Compounded SOFR used to calculate the interest payable on Compounded SOFR notes for such period.

In addition, the New York Federal Reserve only began publishing the SOFR Index on March 2, 2020. Accordingly, the use of the SOFR Index or the specific formula for Compounded SOFR used in Compounded SOFR notes may not be widely adopted by other market participants, if at all. You should carefully review the specific formula for Compounded SOFR used in Compounded SOFR notes before making an investment in Compounded SOFR notes. If the market adopts a different calculation method than used in any Compounded SOFR notes, that would likely adversely affect the market value of Compounded SOFR notes.

The SOFR Index may be modified or discontinued and Compounded SOFR notes may bear interest by reference to a rate other than Compounded SOFR, which could adversely affect the value of Compounded SOFR notes.

The SOFR Index is published by the New York Federal Reserve based on data received by it from sources other than us, and we have no control over its methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time. There can be no guarantee, particularly given its relatively recent introduction, that the SOFR Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in Compounded SOFR notes. If the manner in which the SOFR Index is calculated, including the manner in which SOFR is calculated, is changed, that change may result in a reduction in the amount of interest payable on Compounded SOFR notes and the trading prices of such notes. In addition, the New York Federal Reserve may withdraw, modify or amend the published SOFR Index or SOFR data in its sole discretion and without notice. With respect to any Compounded SOFR notes, the interest rate for any interest period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the New York Federal Reserve may publish after the interest rate for that interest period has been determined.

Interest on Compounded SOFR notes, SOFR notes and Term SOFR notes will be calculated using a reference rate other than the applicable benchmark if a Benchmark Transition Event and related Benchmark Replacement Date occur.

If we or our designee determines that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to Compounded SOFR, SOFR or Term SOFR then a Benchmark Replacement will be determined in accordance with the benchmark transition provisions described below under “Description of Notes—Interest Rates— Floating Rate Notes—Compounded SOFR,” “Description of Notes—Interest Rates— Floating Rate Notes—SOFR,” and “Description of Notes—Interest Rates— Floating Rate Notes—Term SOFR,” respectively. After such an event, interest on such notes will no longer be determined by reference to Compounded SOFR, SOFR or Term SOFR, but instead be determined by reference to the applicable Benchmark Replacement.

The selection of a Benchmark Replacement, and any decisions, determinations or elections made by us or our designee in connection with implementing a Benchmark Replacement with respect to Compounded SOFR notes, SOFR notes or Term SOFR notes in accordance with the benchmark transition provisions, including with respect to Benchmark Replacement Conforming Changes, could adversely affect the rate of interest on such notes, which could adversely affect the return on, value of and market for the notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to Compounded SOFR, SOFR or Term SOFR, or that any Benchmark Replacement will produce the economic equivalent of Compounded SOFR, SOFR or Term SOFR as a reference rate for interest on such notes.

SOFR and Term SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR and Term SOFR, daily changes in the rates have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as USD LIBOR, during corresponding periods. In addition, although changes in Term SOFR, Compounded SOFR and simple average SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on, value of and market for the SOFR notes may fluctuate more than floating rate debt securities with interest rates based on less volatile rates. In addition, the volatility of SOFR has reflected the underlying volatility of the overnight U.S. Treasury repo market. The Federal Reserve Bank of New York has at times conducted operations in the overnight U.S. Treasury repo market in order to help maintain the federal funds rate within a target range. There can be no assurance that the Federal Reserve Bank of New York will continue to conduct such operations in the future, and the duration and extent of any such operations is inherently uncertain. The effect of any such operations, or of the cessation of such operations to the extent they are commenced, is uncertain and could be materially adverse to investors in the floating rate notes.

Interest payments due on a series of Compounded SOFR notes will be determined only at the end of the relevant interest period.

Interest payments due on a series of Compounded SOFR notes will be determined only at the end of the relevant interest period. Therefore, holders of any series of Compounded SOFR may not know the amount of interest payable with respect to each interest period until shortly prior to the related interest payment date, and it may be difficult for investors in such Compounded SOFR notes to estimate reliably the amounts of interest that will be payable on each such interest payment date at the beginning of or during the relevant interest period. In addition, some investors may be unwilling or unable to trade such Compounded SOFR notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of any series of Compounded SOFR notes.

The Benchmark Replacements are uncertain and may not be a suitable replacement for Compounded SOFR, SOFR or Term SOFR.

The terms of the Compounded SOFR notes, SOFR notes or Term SOFR notes provide for a “waterfall” of alternative rates to be used to determine the rate of interest on such notes if a Benchmark Transition Event and related Benchmark Replacement Date occur. If each alternative rate referenced in the definition of “Benchmark Replacement” is unavailable or indeterminable, we or our designee will determine the Benchmark Replacement that will apply to the Compounded SOFR notes, SOFR notes or Term SOFR notes. The substitution of a Benchmark Replacement may adversely affect the value of and return on these notes.

In addition, the benchmark transition provisions provide for a Benchmark Replacement Adjustment to be added to the Unadjusted Benchmark Replacement in order to make the Unadjusted Benchmark Replacement equivalent to Compounded SOFR, SOFR or Term SOFR. However, such adjustment will not necessarily make the Unadjusted Benchmark Replacement equivalent to Compounded SOFR, SOFR or Term SOFR. In particular, as the Benchmark Replacement Adjustment may be a one-time adjustment, such adjustment above the applicable Unadjusted Benchmark Replacement may not respond to changes in unsecured bank credit risk or other market conditions on a periodic basis.

The rate of interest on the Compounded SOFR notes, SOFR notes or Term SOFR notes may be determined by reference to a Benchmark Replacement even if the applicable benchmark continues to be published.

If a Benchmark Transition Event and related Benchmark Replacement Date occur with respect to Compounded SOFR, SOFR or Term SOFR, the rate of interest on the Compounded SOFR, SOFR or Term SOFR notes will thereafter be determined by reference to the applicable Benchmark Replacement. In each case, a Benchmark Transition Event includes, among other things, a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark announcing that the benchmark is no longer representative. The rate of interest on those notes may therefore cease to be determined by reference to the benchmark and instead be determined by reference to the Benchmark Replacement, even if the benchmark continues to be published. Such rate may be lower than the benchmark for so long as the benchmark continues to be published, and the value of and return on the Compounded SOFR, SOFR or Term SOFR notes may be adversely affected.

We or our designee will make determinations with respect to the Compounded SOFR notes, SOFR notes and Term SOFR notes that could affect the value of and return on those notes.

We or our designee will make certain determinations with respect to the Compounded SOFR notes, SOFR notes and Term SOFR as further described above under “Description of Notes” that may adversely affect the value of and return on those notes. In particular, if a Benchmark Transition Event and related Benchmark Replacement Date occur with respect to the Compounded SOFR notes, SOFR notes or Term SOFR, the applicable Benchmark Replacement and Benchmark Replacement Adjustment will be determined in accordance with the benchmark transition provisions described under “Description of Notes—Interest Rates—Floating Rate Notes—Compounded SOFR—Effect of Benchmark Transition Event”, “Description of Notes—Interest Rates—Floating Rate Notes—SOFR—Effect of Benchmark Transition Event,” or “Description of Notes—Interest Rates—Floating Rate Notes—Term SOFR—Effect of Benchmark Transition Event respectively, and we or our designee can make Benchmark Replacement Conforming Changes in connection with the implementation of the applicable Benchmark Replacement. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to the Benchmark Replacement or the occurrence or non-occurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by us or our designee pursuant to the benchmark transition provisions will, if made by us, be made in our sole discretion and, in each case, will become effective without consent from the holders of those notes or any other party. All determinations by us or our designee will be conclusive for all purposes and binding on us and holders of the Compounded SOFR notes, SOFR notes or Term SOFR absent manifest error. In making these potentially subjective determinations, we or our designee, may have economic interests that are adverse to your interests, and such determinations may adversely affect the value of and return on the notes. Because the continuation of Compounded SOFR, SOFR or Term SOFR on the current basis cannot and will not be guaranteed, and because the applicable Benchmark Replacement is uncertain, we or our designee are likely to exercise more discretion in respect of calculating interest payable on Compounded SOFR notes, SOFR notes or Term SOFR than would be the case in the absence of a Benchmark Transition Event and related Benchmark Replacement Date.

DESCRIPTION OF NOTES

The following description of the particular terms of the notes being offered supplements and, to the extent inconsistent with or otherwise specified in an applicable pricing supplement, replaces the description of the general terms and provisions of the debt securities set forth under the heading “Description of Our Debt Securities” in the accompanying prospectus. Unless otherwise specified in an applicable pricing supplement, the notes will have the terms described below. Capitalized terms used but not defined below have the meanings given to them in the accompanying prospectus and in the indenture relating to the notes.

The notes being offered by this prospectus supplement, the accompanying prospectus and the applicable pricing supplement will be issued under an indenture, dated as of February 16, 2012, as amended and as supplemented from time to time. U.S. Bank National Association was appointed as trustee, as successor to Equiniti Trust Company, LLC (previously, American Stock Transfer & Trust Company, LLC), pursuant to an Agreement of Resignation, Appointment and Acceptance dated as of March 9, 2012. The indenture is more fully described in the accompanying prospectus. The indenture does not limit the aggregate amount of debt securities that may be issued under it and provides that the debt securities may be issued under it from time to time in one or more series. The following statements are summaries of the material provisions of the indenture and the notes. These summaries do not purport to be complete and are qualified in their entirety by reference to the indenture, including for the definitions of certain terms. From time to time we may offer other debt securities either publicly or through private placement having maturities, interest rates, covenants and other terms that may differ materially from the terms of the notes described herein and in any pricing supplement.

The notes constitute a single series of debt securities for purposes of the indenture and are unlimited in aggregate principal amount under the terms of the indenture. Our board of directors has authorized the issuance and sale of the notes from time to time, up to an additional aggregate principal amount of $1 billion in this offering. As of December 31, 2025, approximately $2.4 billion aggregate principal amount of notes have been issued. Certain notes have been repaid and we have, from time to time, repurchased or redeemed certain notes and, therefore, as of December 31, 2025, $637.2 million aggregate principal amount of notes were outstanding.

Notes issued in accordance with this prospectus supplement, the accompanying prospectus and the applicable pricing supplement will have the following general characteristics:

•the notes will be our direct unsecured senior obligations and will rank equally with all of our other unsecured senior indebtedness from time to time outstanding;
•the notes may be offered from time to time by us through the Purchasing Agent or the agents and each note will mature on a day that is at least 12 months from its date of original issuance;
•each note may be issued with a fixed or floating interest rate; any floating interest rate will be based on Compounded SOFR, SOFR or Term SOFR (each an “Interest Rate Basis”);
•the notes will not be subject to any sinking fund; and
•the minimum denomination of the notes will be $1,000 (unless otherwise stated in the pricing supplement).

In addition, the pricing supplement relating to each offering of notes will describe specific terms of the notes, including but not limited to:

•the stated maturity date (“Maturity”);
•the denomination of your notes;
•the price at which we originally issue your notes, expressed as a percentage of the principal amount, and the original issue date;
•whether your notes are fixed rate notes or floating rate notes;
•if your notes are fixed rate notes, the annual rate at which your notes will bear interest, or the periodic rates in the case of notes that bear different rates at different times during the term of the notes, and the interest payment dates, if different from those stated below under “—Interest Rates—Fixed Rate Notes;”
•if your notes are floating rate notes, whether the note is a Regular Floating Rate Note or a Floating Rate/Fixed Rate Note, the interest rate, the Interest Rate Basis (either Compounded SOFR, SOFR or Term SOFR), the index maturity, the Spread or Spread Multiplier, initial base rate, maximum rate and/or minimum rate and the interest reset, determination, calculation and payment dates, all of which we describe under “-Interest Rates-Floating Rate Notes” below;

•if applicable, the circumstances under which your notes may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s), all of which we describe under “—Redemption and Repayment” below;
•whether the authorized representative of the holder of a beneficial interest in the notes will have the right to seek repayment upon the death of the holder as described under “—Survivor’s Option;”
•any special U.S. federal income tax consequences of the purchase, ownership and disposition of the notes; and
•any other significant terms of your notes, which could be different from those described in this prospectus supplement and the accompanying prospectus, but in no event inconsistent with the indenture.

We may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by us may, at our discretion, be held, resold or surrendered to the trustee for cancellation.

Types of Notes

We may issue either of the two types of notes described below. Notes may have elements of each of the two types of notes described below. For example, notes may bear interest at a fixed rate for some periods and at a floating rate in others.

Fixed Rate Notes. Notes of this type will bear interest at one or more fixed rates described in your pricing supplement.

Fixed rate notes will bear interest from their original issue date or from the most recent date to which interest on the notes has been paid or made available for payment. Interest will accrue on the principal of fixed rate notes at the fixed rate or rates per annum stated in your pricing supplement during the applicable time periods as stated in your pricing supplement, until the principal is paid or made available for payment. Each payment of interest due on an interest payment date or the Maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or Maturity. We will compute interest on fixed rate notes on the basis of a 360-day year of twelve 30-day months (the 30/360 (ISDA) day count convention) unless your pricing supplement provides that we will compute interest on a different basis. We will pay interest on each interest payment date and at Maturity as described below under “—Payments of Principal and Interest.” Notes may be offered that switch from a fixed rate to a floating rate or from a floating rate to a fixed rate during the term of the notes.

Floating Rate Notes. Notes of this type will bear interest at rates that are determined by reference to an interest rate formula based on the applicable Interest Rate Basis, which will be either Compounded SOFR, SOFR or Term SOFR. In some cases, the rates may also be adjusted by adding or subtracting a Spread in relation to the applicable Interest Rate Basis or multiplying by a Spread Multiplier and may be subject to a minimum rate and/or a maximum rate. The interest rate formulas, applicable Interest Rate Basis and other features are described below in “-Interest Rates-Floating Rate Notes.” If your notes are floating rate notes, the applicable Interest Rate Basis and any adjustments that apply to the interest rate will be specified in your pricing supplement.

Interest Rates

This subsection describes the different kinds of interest rates that may apply to your notes, as specified in your pricing supplement.

Fixed Rate Notes. Fixed rate notes will bear interest from their original issue date or from the most recent date to which interest on the notes has been paid or made available for payment. Interest will accrue on the principal of fixed rate notes at the fixed yearly rate or rates stated in your pricing supplement during the applicable time periods as stated in your pricing supplement, until the principal is paid or made available for payment. Your pricing supplement will describe the interest periods and relevant interest payment dates on which interest on fixed rate notes will be payable. Each payment of interest due on an interest payment date or the Maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the Maturity. We will compute interest on fixed rate notes on the basis of a 360-day year of twelve 30-day months (the 30/360 (ISDA) day count convention), unless your pricing supplement provides that we will compute interest on a different basis.

Interest Payments

We will pay interest on the fixed rate notes at Maturity and on each interest payment date as follows:

Interest Payment Frequency	Interest Payment Dates
Monthly	Fifteenth day of each calendar month, beginning in the first calendar month following the month the note was issued.
Quarterly	Fifteenth day of every third month, beginning in the third calendar month following the month the note was issued.
Semi-annually	Fifteenth day of every sixth month, beginning in the sixth calendar month following the month the note was issued.
Annually	Fifteenth day of every twelfth month, beginning in the twelfth calendar month following the month the note was issued.

If any interest payment date for any fixed rate note, other than an interest payment date at Maturity, would otherwise be a day that is not a Business Day, the applicable interest payment date will follow the Following Business Day Convention (as defined under –“Business Day Convention”).

Floating Rate Notes.
Interest on floating rate notes will be determined by reference to the applicable “Interest Rate Basis”, which may be either Compounded SOFR, SOFR or Term SOFR. The interest rate borne by the floating rate notes will be determined, in general, as described below.

Regular Floating Rate Notes. Unless a floating rate note is designated as a Floating Rate/Fixed Rate Note, it will be a “Regular Floating Rate Note” and will bear interest at the rate determined by reference to the applicable Interest Rate Basis:

•	plus or minus the applicable number of basis points to be added to or subtracted from the related Interest Rate Basis (the “Spread”), if any; and/or
•	multiplied by the applicable percentage of the related Interest Rate Basis by which the Interest Rate Basis will be multiplied to determine the applicable interest rate (the “Spread Multiplier”), if any.

Commencing on the first Interest Reset Date (as defined below), the rate at which interest on the Regular Floating Rate Note will be payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period from the date of issue to, but excluding, the first Interest Reset Date will be the initial interest rate.

Floating Rate/Fixed Rate Notes. If a floating rate note is designated as a “Floating Rate/Fixed Rate Note,” it will bear interest at the rate determined by reference to the applicable Interest Rate Basis:

•	plus or minus the applicable Spread, if any; and/or
•	multiplied by the applicable Spread Multiplier; if any.

Commencing on the first Interest Reset Date, the rate at which interest on the applicable Floating Rate/Fixed Rate Note will be payable will be reset as of each Interest Reset Date; provided, however, that:

•	the interest rate in effect for the period from the date of issue to, to but excluding, the first Interest Reset Date will be the initial interest rate; and
•	the interest rate in effect commencing on, and including, the date on which interest begins to accrue on a fixed rate basis to Maturity will be the “Fixed Interest Rate,” if the rate is specified in the applicable pricing supplement, or if no Fixed Interest Rate is specified, the interest rate in effect on the Floating Rate/Fixed Rate Note on the day immediately preceding the date on which interest begins to accrue on a fixed rate basis.

Interest Reset Dates. The applicable floating rate note and the applicable pricing supplement will specify the dates on which the interest rate on the related floating rate note will be reset (each, an “Interest Reset Date”). Unless otherwise specified in the applicable pricing supplement, the Interest Reset Dates will be, in the case of floating rate notes which reset:

•	daily—each Business Day;
•	weekly—the Wednesday of each week;
•	monthly—the Fifteenth day of each month;
•	quarterly—the Fifteenth day of each of four months of each year as specified in your pricing supplement;

•	semiannually—the Fifteenth day of each of the two months of each year specified in your pricing supplement; or
•	annually—the Fifteenth day of the month of each year specified in your pricing supplement;

provided, however, that with respect to Floating Rate/Fixed Rate Notes, the rate of interest will not reset after the applicable date on which interest on a fixed rate basis begins to accrue.

If any Interest Reset Date for any floating rate note would otherwise be a day that is not a Business Day, the applicable Interest Reset Date will follow the Following Business Day Convention. However, if the next succeeding Business Day falls in the next succeeding calendar month, then the Interest Reset Date will be the immediately preceding Business Day (the “Modified Following Business Day Convention”). A pricing supplement may also specify a date (an “Interest Rate Reset Cutoff Date”) prior to an Interest Reset Date on which the interest rate for a floating rate note will no longer be subject to adjustment. Beginning on the Interest Rate Reset Cutoff Date, the interest rate applicable to such floating rate note will be the rate in effect on the Interest Rate Reset Cutoff Date.
Maximum and Minimum Interest Rates. A floating rate note may also have either or both of the following:

•	a maximum numerical limitation, or ceiling, on the rate at which interest may accrue during any interest period (a “Maximum Interest Rate”); and
•	a minimum numerical limitation, or floor, on the rate at which interest may accrue during any period (a “Minimum Interest Rate”).

The indenture and any debt securities issued under the indenture, including the notes, will be governed by and construed in accordance with the laws of the State of New York. Under present New York law, the maximum rate of interest, with certain exceptions, is 16% per annum on a simple interest basis for securities in which less than $250,000 has been invested and 25% per annum on a simple interest basis for securities in which $250,000 or more has been invested. This limit may not apply to securities in which $2,500,000 or more has been invested. While we believe that New York law would be given effect by a state or federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower, including, in some cases, corporate borrowers.

Interest Payments. Each applicable pricing supplement will specify the dates on which interest will be payable. Each floating rate note will bear interest from the date of issue at the rates specified in the applicable note and your applicable pricing supplement until the principal of the note is paid or otherwise made available for payment. Except as provided below or in your applicable pricing supplement, the interest payment dates with respect to floating rate notes will be, in the case of floating rate notes which reset:

• daily, weekly or monthly—the Fifteenth day of each month;
• quarterly—the Fifteenth day of each of four months of each year as specified in your pricing supplement;
• semiannually—the Fifteenth day of each of the two months of each year specified in your pricing supplement;
• annually—the Fifteenth day of the month of each year specified in your pricing supplement; and
• at Maturity

If any interest payment date for any floating rate note, other than an interest payment date at Maturity, would otherwise be a day that is not a Business Day, the applicable interest payment date will follow the Following Business Day Convention. However, unless specified in your pricing supplement, if the next succeeding Business Day falls in the next succeeding calendar month, the applicable interest payment date will follow the Modified Following Business Day Convention. If the Maturity of a floating rate note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Maturity to the date of that payment on the next succeeding Business Day.

Unless specified otherwise in your pricing supplement, all percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545%, or 0.09876545, would be rounded to 9.87655%, or 0.0987655. All dollar amounts used in or resulting from any calculation on floating rate notes will be rounded to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upward).

With respect to each floating rate note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. Unless otherwise specified in your pricing supplement, the accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in your pricing supplement, the interest factor for each day will be computed by dividing the interest rate applicable to each day by 360.

Interest Determination Dates. Unless otherwise specified in your pricing supplement, the interest rate applicable to each interest reset period commencing on the Interest Reset Date with respect to that interest reset period will be the second U.S. Government Securities Business Day preceding the related Interest Reset Date (the “Interest Determination Date”).

Calculation Date. Unless otherwise provided in your pricing supplement, U.S. Bank National Association will be the calculation agent with respect to the floating rate notes. The calculation agent will notify us of each determination of the interest rate applicable to any floating rate note promptly after the determination is made. The calculation agent will, upon the request of the holder of any floating rate note, provide the interest rate then in effect and, if determined and notified to the calculation agent, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to that floating rate note. Unless otherwise specified in your pricing supplement, the calculation date, if applicable, pertaining to any Interest Determination Date will be the earlier of:

•	the tenth calendar day after the applicable Interest Determination Date, or, if the tenth calendar day is not a Business Day, the next succeeding Business Day; or
•	the Business Day preceding the applicable interest payment date or Maturity, as the case may be.

Interest Rate Basis. Each Interest Rate Basis shall be the rate determined in accordance with the applicable provisions below. Except as set forth above or in your pricing supplement, the interest rate in effect on each day will be:

•	if the day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the applicable Interest Reset Date; or
•	if the day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date, provided, however, that the interest rate in effect for the period from the date of issue to, but excluding, the first Interest Reset Date will be the initial interest rate.

Compounded SOFR. Compounded SOFR notes will bear interest at the rates, calculated with reference to Compounded SOFR and the Spread and/or Spread Multiplier, if any, specified in the Compounded SOFR notes and in your pricing supplement.
Unless specified otherwise in your pricing supplement, the amount of interest accrued and payable on the Compounded SOFR notes for each interest period will be equal to the product of (i) the outstanding principal amount of the Compounded SOFR notes multiplied by (ii) the product of (a) the interest rate (Compounded SOFR plus the Spread) for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such interest period divided by 360. In no event will the interest on Compounded SOFR notes be less than zero.

Unless specified otherwise in the applicable pricing supplement, “Compounded SOFR” means, with respect to any interest period, the rate computed in accordance with the following formula:

where:

“SOFR IndexStart” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the first date of the relevant interest period;

“SOFR IndexEnd” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the latter interest payment date relating to such interest period; and

“dc” is the actual number of calendar days in such Observation Period.

For purposes of determining Compounded SOFR, “SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1) the SOFR Index value as published for such U.S. Government Securities Business Day by the New York Federal Reserve as such index appears on the New York Federal Reserve’s Website at 3:00 P.M., New York City time, on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); provided that:

(2) if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then:
i. if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable” provisions described below; or

ii. if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

SOFR Index Unavailable

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the New York Federal Reserve’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily Secured Overnight Financing Rate (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the New York Federal Reserve’s Website.

Effect of a Benchmark Transition Event:

If we or our designee determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then current Benchmark for all purposes relating to the Compounded SOFR notes in respect of all determinations on such date and for all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by us or our designee pursuant to this section, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(1) will be conclusive and binding absent manifest error;

(2) will be made in our or our designee’s sole discretion; and

(3) notwithstanding anything to the contrary in the documentation relating to the Compounded SOFR notes, shall become effective without consent from the holders of the Compounded SOFR notes or any other party.

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if we or our designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date.

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3) the sum of: (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the interest period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other technical administrative or operational matters) that we or our designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decide that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. (“ISDA”) or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Observation Period” means the period from and including two U.S. Government Securities Business Days preceding an interest payment date to but excluding two U.S. Government Securities Business Days preceding the next interest payment date, provided that the first Observation Period shall be from and including two U.S. Government Securities Business Days preceding the date of issue to but excluding the two U.S. Government Securities Business Days preceding the first interest payment date.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by us or our designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” is any day other than a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. Government securities.

SOFR. SOFR notes will bear interest at the rates, calculated with reference to SOFR and the Spread and/or Spread Multiplier, if any, specified in the SOFR notes and your pricing supplement. In no event will the interest on SOFR notes be less than zero.

“SOFR” means:

(1)the rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) (the “Secured Overnight Financing Rate”) for the applicable Interest Determination Date published as of 5:00 P.M., New York City time, on the U.S. Government Securities Business Day immediately following such Interest Determination Date (the “SOFR Determination Time”); or

(2)if the rate referred to in clause (1) does not appear by the SOFR Determination Time, then:

i.if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate, then SOFR shall be the Secured Overnight Financing Rate published on the New York Federal Reserve’s website for the first preceding U.S. Government

Securities Business Day for which the Secured Overnight Financing Rate was published on the New York Federal Reserve’s website; or

ii.if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Secured Overnight Financing Rate, then SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

Effect of a Benchmark Transition Event:

If we or our designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then current Benchmark for all purposes relating to the SOFR notes in respect of such determination on such date and all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by us or our designee pursuant to this section, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(1)	will be conclusive and binding absent manifest error;
(2)	will be made in our or our designee’s sole discretion; and
(3)	notwithstanding anything to the contrary in the documentation relating to the SOFR notes, shall become effective without consent from the holders of the SOFR notes or any other party.

“Benchmark” means, initially, the Secured Overnight Financing Rate, as such term is defined above; provided that if we or our designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Secured Overnight Financing Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date.

(1)	sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;
(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or
(3)	the sum of: (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.
“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)	the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;
(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or
(3)	the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the interest payment calculation period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other technical, administrative or operational matters) that we or our designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decide that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)	a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;
(2)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or
(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is the Secured Overnight Financing Rate, the SOFR Determination Time, and (2) if the Benchmark is not the Secured Overnight Financing Rate, the time determined by us or our designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” is any day other than a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. Government securities.

Term SOFR. Term SOFR notes will bear interest at the rates, calculated with reference to Term SOFR and the Spread and/or Spread Multiplier, if any, specified in the Term SOFR notes and in your pricing supplement.
Unless specified otherwise in the applicable pricing supplement, “Term SOFR” means, with respect to any interest period:
a.the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; or

b.if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.

For purposes of the foregoing relating to the determination of Term SOFR:

“Term SOFR Reference Rate” means the forward-looking term rate based on the Secured Overnight Financing Rate published by the Term SOFR Administrator.

“Interest Period” means the period of time from an Interest Reset Date to, but not including, the next following Interest Reset Date.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate).

Other capitalized terms used in the foregoing provisions relating to the determination of Term SOFR have the meanings described under “Effect of a Benchmark Transition Event.”

Effect of a Benchmark Transition Event:

If we or our designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then current Benchmark for all purposes relating to the Term SOFR notes in respect of such determination on such date and all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by us or our designee pursuant to this section, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(1)	will be conclusive and binding absent manifest error;
(2)	will be made in our or our designee’s sole discretion; and
(3)	notwithstanding anything to the contrary in the documentation relating to the Term SOFR notes, shall become effective without consent from the holders of the Term SOFR notes or any other party.

“Benchmark” means, initially, Term SOFR, as such term is defined above; provided that if we or our designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date.

(1)	sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;
(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or
(3)	the sum of: (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)	the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;
(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or
(3)	the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the interest payment calculation period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other technical, administrative or operational matters) that we or our designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decide that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) (2)	we, the calculation agent or our designee, after consulting with us, determines that the use of a forward-looking rate for the tenor specified in your pricing supplement based on SOFR is not administratively feasible;
a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;
(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or
(4)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Term SOFR, the Periodic Term SOFR Determination Day, and (2) if the Benchmark is not Term SOFR, the time determined by us or our designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” is any day other than a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. Government securities

Business Day Convention

Except as otherwise specified as to floating rate notes above, the Business Day convention that will apply to your notes is the “Following Business Day Convention.” The “Following Business Day Convention” means, for any interest payment date or interest reset date, other than the Maturity, if such date would otherwise fall on a day that is not a business day, then such date will be postponed to the next day that is a Business Day.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

Payment of Principal and Interest

Principal of and interest on beneficial interests in the notes will be made in accordance with the arrangements then in place between the paying agent and The Depository Trust Company (referred to as “DTC”) and its participants as described under “Registration and Settlement—The Depository Trust Company.” Payments in respect of any notes in certificated form will be made as described under “Registration and Settlement—Registration, Transfer and Payment of Certificated Notes.”

Interest on each note will be payable either monthly, quarterly, semi-annually or annually on each interest payment date and at the note’s stated Maturity or on the date of redemption or repayment if a note is redeemed or repaid prior to Maturity. Interest is payable to the person in whose name a note is registered at the close of business on the regular record date before each interest payment date. Interest due at a note’s stated maturity or on a date of redemption or repayment will be payable to the person to whom principal is payable.

We will pay any administrative costs imposed by banks in connection with making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon any payments on a note, including, without limitation, any withholding tax, is the responsibility of the holders of beneficial interests in the note in respect of which such payments are made.

Record Dates for Interest Payments

The regular record date for any interest payment date will be the first day of the calendar month in which the interest payment date occurs, except that the regular record date for interest due on the note’s stated maturity date or date of earlier redemption or repayment will be that particular date. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Interest on a note will be payable beginning on the first interest payment date after its date of original issuance to holders of record on the corresponding regular record date.

Redemption and Repayment

Unless we otherwise provide in your pricing supplement, a note will not be redeemable or repayable prior to its stated maturity date.

If the pricing supplement states that the note will be redeemable at our option prior to its stated maturity date, then on such date or dates specified in the pricing supplement, we may redeem those notes at our option either in whole or from time to time in part, upon not less than five nor more than 60 days’ written notice to the holder of those notes.

If the pricing supplement states that your note will be repayable at your option prior to its stated maturity date, we will require receipt of notice of the request for repayment at least 30 but not more than 60 days prior to the date or dates specified in the pricing supplement. We also must receive the completed form entitled “Option to Elect Repayment.” Exercise of the repayment option by the holder of a note is irrevocable.

Since the notes will be represented by a global note, DTC or its nominee will be treated as the holder of the notes; therefore DTC or its nominee will be the only entity that receives notices of redemption of notes from us, in the case of our redemption of notes, and will be the only entity that can exercise the right to repayment of notes, in the case of optional repayment. See “Registration and Settlement.”

To ensure that DTC or its nominee will timely exercise a right to repayment with respect to a particular beneficial interest in a note, the beneficial owner of the interest in that note must instruct the broker or other direct or indirect participant through which it holds the beneficial interest to notify DTC or its nominee of its desire to exercise a right to repayment. Because different firms have different cut-off times for accepting instructions from their customers, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note to determine the cut-off time by which the instruction must be given for timely notice to be delivered to DTC or its nominee. Conveyance of notices and other communications by DTC or its nominee to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners of the notes will be governed by agreements among them and any applicable statutory or regulatory requirements.

The redemption of a note normally will occur on a specified interest payment date and any business day thereafter following receipt of a valid notice. The repayment of a note normally will occur on the interest payment date or dates following receipt of a valid notice. Unless otherwise specified in the pricing supplement, the redemption or repayment price will equal 100% of the principal amount of the note plus unpaid interest accrued to the date or dates of redemption or repayment.

We may at any time purchase notes at any price or prices in the open market or otherwise. We may also purchase notes otherwise tendered for repayment by a holder or tendered by a holder’s duly authorized representative through exercise of the Survivor’s Option described below. If we purchase the notes in this manner, we have the discretion to either hold, resell or surrender the notes to the trustee for cancellation.

Survivor’s Option

The “Survivor’s Option” is a provision in a note pursuant to which we agree to repay that note, if requested by the authorized representative of the beneficial owner of that note, following the death of the beneficial owner of the note, so long as the note was owned by that beneficial owner or the estate of that beneficial owner at least six months prior to the request. The pricing supplement relating to each offering of notes will state whether the Survivor’s Option applies to those notes.

If a note is entitled to a Survivor’s Option, upon the valid exercise of the Survivor’s Option and the proper tender of that note for repayment, we will, at our option, repay or repurchase that note, in whole or in part, at a price equal to 100% of the principal amount of the deceased beneficial owner’s interest in that note plus unpaid interest accrued to the date of repayment.

To be valid, the Survivor’s Option must be exercised by or on behalf of the person who has authority to act on behalf of the deceased beneficial owner of the note (including, without limitation, the personal representative or executor of the deceased beneficial owner or the surviving joint owner with the deceased beneficial owner) under the laws of the applicable jurisdiction.

The death of a person holding a beneficial ownership interest in a note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased holder’s spouse, will be deemed the death of a beneficial owner of that note, and the entire principal amount of the note so held will be subject to repayment by us upon request. However, the death of a person holding a beneficial ownership interest in a note as tenant in common with a person other than such deceased holder’s spouse will be deemed the death of a beneficial owner only with respect to such deceased person’s interest in the note.

The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in a note will be deemed the death of the beneficial owner of that note for purposes of the Survivor’s Option, regardless of whether that beneficial owner was the registered holder of that note, if entitlement to those interests can be established to the satisfaction of the trustee. A beneficial ownership interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife. In addition, a beneficial ownership interest will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interests in the applicable note during his or her lifetime.

We have the discretionary right to limit the aggregate principal amount of notes as to which exercises of the Survivor’s Option shall be accepted by us from authorized representatives of all deceased beneficial owners in any calendar year to an amount equal to the greater of $2,000,000 or 2% of the principal amount of all notes outstanding as of the end of the most recent calendar year. We also have the discretionary right to limit to $250,000 in any calendar year the aggregate principal amount of notes as to which exercises of the Survivor’s Option shall be accepted by us from the authorized representative of any individual deceased beneficial owner of notes in such calendar year. In addition, we will not permit the exercise of the Survivor’s Option except in principal amounts of $1,000 and multiples of $1,000.

An otherwise valid election to exercise the Survivor’s Option may not be withdrawn. Each election to exercise the Survivor’s Option will be accepted in the order that elections are received by the trustee, except for any note the acceptance of which would contravene any of the limitations described in the preceding paragraph. Notes accepted for repayment through the exercise of the Survivor’s Option normally will be repaid on the first interest payment date that occurs 20 or more calendar days after the date of the acceptance. For example, if the acceptance date of a note tendered through a valid exercise of the Survivor’s Option is September 1, 2017, and interest on that note is paid monthly, we would normally, at our option, repay that note on the interest payment date occurring on October 15, 2017, because the September 15, 2017 interest payment date would occur less than 20 days from the date of acceptance. Each tendered note that is not accepted in any calendar year due to the application of any of the limitations described in the preceding paragraph will be deemed to be tendered in the following calendar year in the order in which all such notes were originally tendered. If a note tendered through a valid exercise of the Survivor’s Option is not accepted, the trustee will deliver a notice by first-class mail to the registered holder, at that holder’s last known address as indicated in the note register, that states the reason that note has not been accepted for repayment.

With respect to notes represented by a global note, DTC or its nominee is treated as the holder of the notes and will be the only entity that can exercise the Survivor’s Option for such notes. To obtain repayment pursuant to exercise of the Survivor’s Option for a note, the deceased beneficial owner’s authorized representative must provide the following items to the broker or other entity through which the beneficial interest in the note is held by the deceased beneficial owner:

•a written instruction to such broker or other entity to notify DTC of the authorized representative’s desire to obtain repayment pursuant to exercise of the Survivor’s Option;
•appropriate evidence satisfactory to the trustee (a) that the deceased was the beneficial owner of the note at the time of death and his or her interest in the note was owned by the deceased beneficial owner or his or her estate at least six months prior to the request for repayment, (b) that the death of the beneficial owner has occurred, (c) of the date of death of the beneficial owner, and (d) that the representative has authority to act on behalf of the beneficial owner;
•if the interest in the note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the trustee from the nominee attesting to the deceased’s beneficial ownership of such note;
•written request for repayment signed by the authorized representative of the deceased beneficial owner with the signature guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or correspondent in the United States;
•if applicable, a properly executed assignment or endorsement;
•tax waivers and any other instruments or documents that the trustee reasonably requires in order to establish the validity of the beneficial ownership of the note and the claimant’s entitlement to payment; and
•any additional information the trustee reasonably requires to evidence satisfaction of any conditions to the exercise of the Survivor’s Option or to document beneficial ownership or authority to make the election and to cause the repayment of the note.

In turn, the broker or other entity will deliver each of these items to the trustee, together with evidence satisfactory to the trustee from the broker or other entity stating that it represents the deceased beneficial owner.

The death of a person owning a note in joint tenancy or tenancy by the entirety with another or others shall be deemed the death of the holder of the note, and the entire principal amount of the note so held shall be subject to repayment, together with interest accrued thereon to the repayment date. The death of a person owning a note by tenancy in common shall be deemed the death of a holder of a note only with respect to the deceased holder’s interest in the note so held by tenancy in common; except that in the event a note is held by husband and wife as tenants in common, the death of either shall be deemed the death of the holder of the note, and the entire principal amount of the note so held shall be subject to repayment. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a note, shall be deemed the death of the holder thereof for purposes of this provision, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the trustee and us. Such beneficial interest shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act, the Uniform Transfers to Minors Act, community property or other joint ownership arrangements between a husband and wife and trust arrangements where one person has substantially all of the beneficial ownership interest in the note during his or her lifetime.

We retain the right to limit the aggregate principal amount of notes as to which exercises of the Survivor’s Option applicable to the notes will be accepted in any one calendar year as described above. All other questions regarding the eligibility or validity of any exercise of the Survivor’s Option will be determined by us, in our sole discretion, which determination will be final and binding on all parties. For the avoidance of doubt, we also retain the right to reject in our sole discretion any exercise of the Survivor’s Option where the deceased held no or only a minimal beneficial ownership interest in the notes and entered into arrangements with third parties in relation to the notes prior to death for the purpose of permitting or attempting to permit those third parties to directly or indirectly benefit from the exercise of the Survivor’s Option.

The broker or other entity will be responsible for disbursing payments received from the trustee to the authorized representative. See “Registration and Settlement.”

Forms for the exercise of the Survivor’s Option may be obtained from the Trustee at 100 Wall Street, Suite 600, New York, NY 10005, Attention: General Counsel.

If applicable, we will comply with the requirements of Section 14(e) of the Exchange Act, and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repayment of notes at the option of the registered holders or beneficial owners thereof.

Additional Information About SOFR

As further described in this supplement, the interest rate on SOFR notes, Compounded SOFR notes and Term SOFR notes will be determined by reference to an applicable Interest Rate Basis based on SOFR.

In general, the discussion in this “Additional Information About SOFR” section relating to SOFR is based on information available on the SOFR Administrator’s Website. SOFR is published by the Federal Reserve Bank of New York (FRBNY) and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. FRBNY reports that SOFR “includes all trades in the Broad General Collateral Rate plus bilateral Treasury repurchase agreement (repo) transactions cleared through the Delivery-versus-Payment (DVP) service offered by the Fixed Income Clearing Corporation (FICC), which is filtered to remove a portion of transactions considered ‘specials’”. FRBNY further notes that “specials are repos for specific-issue collateral, which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.” FRBNY further reports “SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from the Bank of New York Mellon as well as GCF Repo transaction data and data on bilateral Treasury repo transactions cleared through FICC's DVP service, which are obtained from the U.S. Department of the Treasury’s Office of Financial Research (OFR). Each business day, the New York Fed publishes the SOFR on the New York Fed website at approximately 8:00 a.m. ET.” FRBNY notes that it obtains information from DTCC Solutions LLC, an affiliate of DTCC.

FRBNY currently publishes SOFR daily on its website at https://apps.newyorkfed.org/markets/autorates/sofr. FRBNY states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations and indemnification obligations, including that FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.

Each U.S. government securities business day, the FRBNY publishes SOFR on its website at approximately 8:00 a.m., New York City time. If errors are discovered in the transaction data provided by The Bank of New York Mellon or DTCC Solutions LLC, or in the calculation process, subsequent to the initial publication of SOFR but on that same day, SOFR and the accompanying summary statistics may be republished at approximately 2:30 p.m., New York City time. Additionally, FRBNY notes “if transaction data from The Bank of New York Mellon or DTCC Solutions LLC had previously not been available in time for publication, but became available later in the day, the affected rate or rates may be republished at around this time. Rate revisions will only be effected on the same day as initial publication and will only be republished if the change in the rate exceeds one basis point. Any time a rate is revised, a footnote to the FRBNY’s publication would indicate the revision. This revision threshold will be reviewed periodically by the FRBNY and may be changed based on market conditions.”

With respect to floating rate notes with an Interest Rate Basis of Term SOFR, Term SOFR is a forward-looking SOFR rate and is not administered by FRBNY. Term SOFR is published and administered by CME Group Benchmark Administrated Limited.

Neither the trustee, paying agent nor calculation agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR, Term SOFR or Compounded SOFR (or other applicable Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of , any Benchmark Transition Event or Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, or (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing.

Neither the trustee, paying agent nor the calculation agent shall be responsible or liable for the actions or omissions of the designee or any failure or delay in the performance of its duties or obligations, nor shall they be under any obligation to oversee or monitor its performance; and each of the trustee, paying agent and calculation agent shall be entitled to rely conclusively upon, any determination made, and any instruction, notice, officer certificate, or other instrument or information provided, by the designee, without independent verification, investigation or inquiry of any kind by the trustee, paying agent or calculation agent.

REGISTRATION AND SETTLEMENT
The Depository Trust Company
All of the notes we offer will be issued in book-entry only form. This means that we will not issue certificates for notes, except in the limited case described below. Instead, we will issue global notes in registered form. Each global note will be held through DTC and will be registered in the name of Cede & Co., as nominee of DTC.
Accordingly, Cede & Co. will be the holder of record of the notes. Each note represented by a global note evidences a beneficial interest in that global note.
Beneficial interests in a global note will be shown on, and transfers are effected through, records maintained by DTC or its participants. In order to own a beneficial interest in a note, you must be an institution that has an account with DTC or have a direct or indirect account with such an institution. Transfers of ownership interests in the notes will be accomplished by making entries in DTC participants’ books acting on behalf of beneficial owners.
So long as DTC or its nominee is the registered holder of a global note, DTC or its nominee, as the case may be, will be the sole holder and owner of the notes represented thereby for all purposes, including payment of principal and interest, under the indenture. Except as otherwise provided below, you will not be entitled to receive physical delivery of certificated notes and will not be considered the holder of the notes for any purpose under the indenture. Accordingly, you must rely on the procedures of DTC and the procedures of the DTC participant through which you own your note in order to exercise any rights of a holder of a note under the indenture. The laws of some jurisdictions require that certain purchasers of notes take physical delivery of such notes in certificated form. Those limits and laws may impair the ability to transfer beneficial interests in the notes.
Each global note representing notes will be exchangeable for certificated notes of like tenor and terms and of differing authorized denominations in a like aggregate principal amount, only if (1) DTC notifies us that it is unwilling or unable to continue as depositary for the global notes or we become aware that DTC has ceased to be a clearing agency registered under the Exchange Act and, in any such case we fail to appoint a successor to DTC within 60 calendar days, (2) we, in our sole discretion, determine that the global notes shall be exchangeable for certificated notes or (3) an event of default has occurred and is continuing with respect to the notes under the indenture. Upon any such exchange, the certificated notes shall be registered in the names of the beneficial owners of the global note representing the notes.
The following is based on information furnished by DTC:
DTC will act as securities depositary for the notes. The notes will be issued as fully-registered notes registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. Generally, one fully registered global note will be issued for all of the principal amount of the notes.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments from over 85 countries that DTC’s direct participants deposit with DTC.
DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the Financial Industry Regulatory Authority, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Purchases of the notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The beneficial interest of each actual purchaser of each note is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase.

Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in notes, except in the event that use of the book-entry system for the notes is discontinued.
To facilitate subsequent transfers, all notes deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts such notes will be credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of the notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemption, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of the notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar of the notes and request that copies of the notices be provided to them directly. Any such request may or may not be successful.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the regular record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).
We will pay principal and or interest payments on the notes in same-day funds directly to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records upon DTC’s receipt of funds and corresponding detail information. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of these participants and not of DTC or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and interest to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of the direct or indirect participant.
We will send any redemption notices to DTC. If less than all of the notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.
A beneficial owner, or its authorized representative, shall give notice to elect to have its notes repaid by us, through its direct or indirect participant, to the trustee, and shall effect delivery of such notes by causing the direct participant to transfer that participant’s interest in the global note representing such notes, on DTC’s records, to the trustee. The requirement for physical delivery of notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global note representing such notes are transferred by the direct participants on DTC’s records.
DTC may discontinue providing its services as securities depository for the notes at any time by giving us reasonable notice. Under such circumstances, if a successor securities depositary is not obtained, we will print and deliver certificated notes. We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, we will print and deliver certificated notes.
The information in this section concerning DTC and DTC’s system has been obtained from sources that we believe to be reliable, but neither we, the Purchasing Agent nor any agent takes any responsibility for its accuracy.
Registration, Transfer and Payment of Certificated Notes
If we ever issue notes in certificated form, those notes may be presented for registration, transfer and payment at the office of the registrar or at the office of any transfer agent designated and maintained by us. We have designated U.S. Bank National Association to act in those capacities for the notes. The registrar or transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of the notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange. At any time, we may change transfer agents or approve a change in the location through which any transfer agent acts. We also may designate additional transfer agents for any notes at any time.
We will not be required to: (1) issue, exchange or register the transfer of any note to be redeemed for a period of 15 days after the selection of the notes to be redeemed; (2) exchange or register the transfer of any note that was selected, called or is being called for redemption, except the unredeemed portion of any note being redeemed in part; or (3) exchange or register the transfer of any note as to which an election for repayment by the holder has been made, except the unrepaid portion of any note being repaid in part.
We will pay principal of and interest on any certificated notes at the offices of the paying agents we may designate from time to time. Generally, we will pay interest on a note by check on any interest payment date other than at stated maturity or upon earlier redemption or repayment to the person in whose name the note is registered at the close of business on the regular record date for that payment. We will pay principal and interest at stated maturity or upon earlier redemption or repayment in same-day funds against presentation and surrender of the applicable notes.

SUPPLEMENT TO MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following summary of U.S. federal income tax considerations supplements the discussion set forth under the heading “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus and is subject to the qualifications and assumptions set forth therein.
The following is a general summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the notes. This discussion is based upon the Code, Treasury Regulations and judicial decisions and administrative interpretations thereof, all as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. No ruling from the IRS has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.
This discussion applies only to a holder of notes that acquires the notes for cash pursuant to this offering at their “issue price” within the meaning of the applicable provisions of the Code and who holds the notes as a capital asset (generally, property held for investment) under the Code. This discussion does not address any U.S. federal estate or gift tax consequences or any state, local or non-U.S. tax consequences. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be applicable to investors in light of their particular circumstances, or to investors subject to special treatment under U.S. federal income tax law, including, but not limited to:
•banks, insurance companies or other financial institutions;
•pension plans or trusts;
•U.S. noteholders (as defined below) whose functional currency is not the U.S. dollar;
•real estate investment trusts;
•regulated investment companies;
•persons subject to the alternative minimum tax;
•cooperatives;
•tax-exempt organizations;
•dealers in securities;
•expatriates;
•foreign persons or entities (except to the extent set forth below);
•persons deemed to sell the notes under the constructive sale provisions of the Code; or
•persons that hold the notes as part of a straddle, hedge, conversion transaction or other integrated investment.
If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns notes, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partners in a partnership that owns the notes should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.
We encourage investors to consult their tax advisors regarding the specific consequences of an investment in our notes, including tax reporting requirements, the applicability of U.S. federal, state or local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.
Consequences to U.S. Noteholders
The following is a general summary of U.S. federal income tax consequences generally applicable to you if you are a U.S. noteholder. U.S. federal income tax consequences generally applicable to non-U.S. noteholders are described under “Consequences to Non-U.S. Noteholders” below. For purposes of this summary, the term “U.S. noteholder” means a beneficial owner of a note that is, for U.S. federal income tax purposes (i) an individual who is a citizen or resident of the U.S., (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, that is created or organized under the laws of the U.S., any of the States or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (A) if a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of such trust, or (B) that has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.
Stated interest and OID on the notes
Except as discussed below, a U.S. noteholder generally will be required to recognize stated interest as ordinary income at the time it is paid or accrued on the notes in accordance with its regular method of accounting for U.S. federal income tax purposes. In addition, if the notes’ “issue price” (the first price at which a substantial amount of the notes is sold to investors) is less than their “stated redemption price at maturity” (the sum of all payments to be made on the notes other than “qualified stated interest”) by more than a statutorily defined de minimis threshold, the notes will be issued with original issue discount

(“OID”) for U.S. federal income tax purposes. The term “qualified stated interest” generally means stated interest that is unconditionally payable at least annually at a single fixed rate or, if certain requirements are met (as described below), certain variable rates.
If the notes are issued with OID, a U.S. noteholder generally will be required to include the OID in gross income as ordinary interest income in advance of the receipt of cash attributable to that income and regardless of such holder’s regular method of tax accounting. Such OID will be included in gross income for each day during each taxable year in which the note is held using a constant yield-to-maturity method that reflects the compounding of interest. This means that the holder will have to include in income increasingly greater amounts of OID over time. Notice will be given in the applicable pricing supplement if we determine that a particular note will be issued with OID. We are required to provide information returns stating the amount of OID accrued on the notes held by persons of record other than certain exempt holders.
If the notes are “step-up notes” (i.e., notes with a fixed interest rate that increases at pre-determined intervals), the tax treatment described in the first sentence under “—Consequences to U.S. Noteholders—Stated interest and OID on the notes” assumes that we will have the right to call the notes at par (plus accrued but unpaid interest) on each date that the interest rate increases. If this is not the case, interest that exceeds the lowest rate payable under the step-up note may not be treated as qualified stated interest and, depending on the amount of such excess, may thus cause the step-up note to be treated as issued with OID, in which case the notes generally would be subject to the OID rules discussed above. Prospective investors are urged to consult their own tax advisors regarding the treatment of step-up notes or similar notes.
If you own a note issued with de minimis OID (i.e., discount that is not OID), you generally must include the de minimis OID in income at the time principal payments on the notes are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.
Short-term notes
Notes that have a fixed maturity of one year or less (“short-term notes”) will be subject to the following special rules.
All of the interest on a short-term note is treated as part of the short-term note’s stated redemption price at maturity, thereby giving rise to OID. Thus, all short-term notes will be OID debt securities. OID will be treated as accruing on a short-term debt instrument ratably or, at the election of a U.S. noteholder, under a constant yield method.
A U.S. noteholder that uses the cash method of tax accounting (with certain exceptions) will generally not be required to include OID in respect of the short-term note in income on a current basis, though they may be required to include stated interest in income as the income is received. Such a U.S. noteholder may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such a short-term note until the maturity of the note or its earlier disposition in a taxable transaction. In addition, such a U.S. noteholder will be required to treat any gain realized on a disposition of the note as ordinary income to the extent of the holder’s accrued OID on the note, and short-term capital gain to the extent the gain exceeds accrued OID. A U.S. noteholder that uses the cash method of tax accounting may, however, elect to include OID on a short-term note in income on a current basis. In such case, the limitation on the deductibility of interest described above will not apply. A U.S. noteholder that uses the accrual method of tax accounting and certain cash method holders generally will be required to include OID on a short-term note in income on a current basis.
Floating rate notes
In the case of a note that is a floating rate note (including a note based on SOFR), special rules apply. In general, if a note qualifies for treatment as a “variable rate debt instrument” under Treasury Regulations and provides for stated interest that is unconditionally payable at least annually at a variable rate that, subject to certain exceptions, is a single “qualified floating rate” or “objective rate,” each as defined below, all stated interest on the note is treated as qualified stated interest. In that case, both the note’s “yield to maturity” and “qualified stated interest” will be determined, for purposes of calculating the accrual of OID, if any, as though the note will bear interest in all periods throughout its term at a fixed rate generally equal to the rate that would be applicable to interest payments on the note on its issue date or, in the case of an objective rate (other than a “qualified inverse floating rate”), the rate that reflects the yield to maturity that is reasonably expected for the note. A U.S. noteholder of a variable rate debt instrument would then recognize OID, if any, that is calculated based on the note’s assumed yield to maturity. If the interest actually accrued or paid during an accrual period exceeds or is less than the assumed fixed interest, the qualified stated interest allocable to that period is increased or decreased under rules set forth in Treasury Regulations. Special rules apply for determining the amount of OID for other variable rate debt instruments, such as instruments with more than one qualified floating rate or instruments with a single fixed rate and one or more qualified floating rates. U.S. noteholders should consult their own tax advisors with respect to the specific U.S. federal income tax considerations regarding any investment in a note that qualifies a “variable rate debt instrument.”

A note will generally qualify as a variable rate debt instrument if (a) the note’s issue price does not exceed the total noncontingent principal payments by more than the lesser of: (i) .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or (ii) 15% of the total noncontingent principal payments; (b) the note provides for stated interest, compounded or paid at least annually, only at one or more qualified floating rates, a single fixed rate and one or more qualified floating rates, a single objective rate, or a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (c) the value of the rate on any date during the term of the note is set no earlier than three months prior to the first day on which that value is in effect or no later than one year following that first day.
Generally, a rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. A rate that equals SOFR or SOFR plus or minus a fixed spread is, in general, a qualified floating rate. However, a rate (including a rate based on SOFR) will generally not be a qualified floating rate if, among other circumstances:
•the rate is subject to one or more minimum or maximum rate floors or ceilings or one or more governors limiting the amount of increase or decrease in each case which are not fixed throughout the term of the note and which are reasonably expected as of the issue date to cause the rate in some accrual periods to be significantly higher or lower than the overall expected return on the note determined without the floor, ceiling, or governor; or
•the rate is a multiple of a qualified floating rate unless the multiple is a fixed multiple that is greater than 0.65 but not more than 1.35 (provided, however, that if a multiple of a qualified floating rate is not within such limits and thus is not itself a qualified floating rate, it may nevertheless qualify as an “objective rate”).
If a note provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the note, the qualified floating rates together constitute a single qualified floating rate.
Generally, an objective rate is a rate that is determined using a single fixed formula that is based on objective financial or economic information such as one or more qualified floating rates. An objective rate is a qualified inverse floating rate if that rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. A variable rate will generally not qualify as an objective rate if, among other circumstances, it is reasonably expected that the average value of the variable rate during the first half of the term of the note will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the note.
If a floating rate note does not qualify as a “variable rate debt instrument,” the note generally will be subject to taxation under special rules applicable to contingent payment debt instruments. U.S. noteholders should consult their own tax advisors with respect to the specific U.S. federal income tax considerations regarding such notes.
Sale, exchange, redemption or other taxable disposition of the notes
Subject to the special rules for short-term notes discussed above, upon the sale, exchange, redemption or other taxable disposition of a note, a U.S. noteholder generally will recognize capital gain or loss in an amount equal to the difference between (1) the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest, which, to the extent not previously included in income, generally will be taxable as ordinary income) and (2) its adjusted tax basis in the note. A U.S. noteholder’s adjusted tax basis in a note generally will equal the price the U.S. noteholder paid for the note increased by OID (including with respect to a short-term note), if any, previously included in income with respect to that note, and reduced by any cash payments on the note other than qualified stated interest. Such capital gain or loss will be long-term capital gain or loss if, at the time of such taxable disposition, the U.S. noteholder has held the note for more than one year. The deductibility of capital losses is subject to limitations.
Medicare tax
Certain U.S. noteholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on all or a portion of their “net investment income,” which includes interest on the notes and capital gains from the sale or other disposition of the notes.
Information reporting and backup withholding
In general, information reporting requirements will apply to certain payments of principal and interest (including OID) and to the proceeds of sale of a note paid to a U.S. noteholder (unless such noteholder is an exempt recipient). A backup withholding tax may apply to such payments if a U.S. noteholder fails to provide a taxpayer identification number or certification of exempt status, or if it is otherwise subject to backup withholding.
Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a U.S. noteholder’s United States federal income tax liability provided the required information is timely furnished to the IRS.
Consequences to Non-U.S. Noteholders
The following is a general summary of U.S. federal income tax consequences generally applicable to you if you are a non-U.S. noteholder. A beneficial owner of a note that is not a partnership for U.S. federal income tax purposes (including any entity or arrangement otherwise treated as a partnership for U.S. federal income tax purposes) or a U.S. noteholder is referred to herein as a “non-U.S. noteholder.”
Stated interest and OID on the notes
Subject to the discussion below under the heading “Other withholding rules,” stated interest and OID, if any, paid or accrued to a non-U.S. noteholder will generally not be subject to U.S. federal income or withholding tax if the interest or OID is not effectively connected with its conduct of a trade or business within the United States and is not considered contingent interest within the meaning of Section 871(h)(4)(A) of the Code (generally relating to interest payments that are determined by reference to the income, profits, receipts, cash flow, changes in the value of non-publicly-traded property or other attributes of, or distributions or similar payments paid by, the debtor or a related party), and the non-U.S. noteholder:
•does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;
•is not a “controlled foreign corporation” with respect to which we are, directly or indirectly, a “related person”;
•is not a bank whose receipt of interest on the notes is described in section 881(c)(3)(A) of the Code; and
•provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (on a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form)), or holds its notes through certain foreign intermediaries and satisfies the certification requirements of applicable Treasury Regulations.
If a non-U.S. noteholder does not qualify for an exemption under these rules, interest income and OID, if any, from the notes may be subject to withholding tax at the rate of 30% (or lower applicable treaty rate). Stated interest and OID, if any, effectively connected with a non-U.S. noteholder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, which is attributable to a United States permanent establishment), however, would not be subject to a 30% withholding tax so long as the non-U.S. noteholder provides us or our paying agent an adequate certification (currently on IRS Form W-8ECI); such payments of interest generally would be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally. In addition, if a non-U.S. noteholder is a foreign corporation and the stated interest and OID, if any, is effectively connected with its conduct of a U.S. trade or business, it may also be subject to a 30% (or lower applicable treaty rate) branch profits tax on its effectively connected earnings and profits for the taxable year, subject to adjustments. To claim the benefit of a tax treaty, a non-U.S. noteholder must provide a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) to us or our paying agent before the payment of stated interest or OID, and may be required to obtain a U.S. taxpayer identification number and provide documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.
Sale, exchange, redemption or other taxable disposition of the notes
Any gain recognized by a non-U.S. noteholder on the sale, exchange, redemption or other taxable disposition of the notes (except with respect to accrued and unpaid interest, which would be taxed as described under “Consequences to Non-U.S. Noteholders—Stated interest and OID on the notes” above) generally will not be subject to U.S. federal income tax unless:
•the gain is effectively connected with its conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or
•the non-U.S. noteholder is a nonresident alien individual present in the U.S. for 183 or more days in the taxable year within which the sale, exchange, redemption or other disposition takes place and certain other requirements are met.
If a non-U.S. noteholder is a holder described in the first bullet point above, the net gain derived from the sale, exchange, redemption or other taxable disposition of its notes generally will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally. In addition, if such non-U.S. noteholder is a foreign corporation, it may also be subject to a 30% (or lower applicable treaty rate) branch profits tax on its effectively connected earnings and profits for the taxable year, subject to adjustments. If a non-U.S. noteholder is a holder described in the second bullet point above, it will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, exchange, redemption or other taxable disposition of its notes, which may be offset by U.S. source capital losses, even though it is not considered a resident of the United States.
Information Reporting and Backup Withholding
Generally, we must report to the IRS and to a non-U.S. noteholder the amount of interest (including OID) on the notes paid to a non-U.S. noteholder and the amount of tax, if any, withheld with respect to those payments if the notes are in registered form. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which a non-U.S. noteholder resides under the provisions of an applicable income tax treaty.
In general, a non-U.S. noteholder will not be subject to backup withholding with respect to payments on the notes that we make to such noteholder provided that we do not have actual knowledge or reason to know that such noteholder is a U.S. person as defined under the Code, and we have received from you the statement described above under the fourth bullet point under “Consequences to Non-U.S. Noteholders—Stated interest and OID on the notes.”
In addition, no information reporting requirements or backup withholding will be required regarding the proceeds of the sale of a note made within the United States or conducted through certain United States-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that the non-U.S. noteholder is a U.S. person as defined under the Code, or the non-U.S. noteholder otherwise establishes an exemption.
Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a non-U.S. noteholder’s United States federal income tax liability provided the required information is timely furnished to the IRS.
Other withholding rules
Withholding at a rate of 30% will be required on interest in respect of notes held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain United States persons or by certain non-U.S. entities that are wholly or partially owned by United States persons and to withhold on certain payments. Accordingly, the entity through which notes are held will affect the determination of whether such withholding is required. Similarly, interest in respect of notes held by an investor that is a non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future guidance, may modify these requirements. Non-U.S. noteholders are encouraged to consult with their tax advisors regarding the possible implications of these requirements on their investment in notes.
Non-U.S. noteholders should consult any applicable income tax treaties that may provide for different rules. In addition, non-U.S. noteholders are urged to consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of the notes.
The discussion set forth herein does not constitute tax advice, and potential investors should consult their own tax advisors concerning the tax considerations relevant to their particular situation.

CERTAIN CONSIDERATIONS APPLICABLE TO
ERISA, GOVERNMENTAL AND OTHER PLAN INVESTORS
The following is a summary of certain considerations associated with the acquisition and holding of the notes by an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title I of ERISA, a plan described in, and subject to, Section 4975 of the Code, including an individual retirement account, or IRA, or a Keogh plan, a plan subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Laws”) and any entity whose underlying assets include “plan assets” by reason of any such employee benefit or retirement plan’s investment in such entity (each of the foregoing, a “Plan”). Any fiduciary of a Plan proposing to invest in the notes should consider this section carefully.
A fiduciary of a Plan subject to Title I of ERISA or Section 4975 of the Code (each, a “Covered Plan”), should consider fiduciary standards under ERISA in the context of the particular circumstances of such plan before authorizing an investment in the notes. Such fiduciary should determine, among other things, that the investment is in accordance with its obligations under ERISA and Section 4975 of the Code, including whether the investment is in accordance with the documents and instruments governing the Plan, whether the investment is consistent with the Plan’s needs for liquidity to satisfy minimum and other distribution requirements and whether the investment is in accordance with the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. Neither we, nor any of our agents or representatives, or any of our or their affiliates will provide any advice in a fiduciary capacity with respect to a Covered Plan's investment in the notes.
In addition, ERISA and the Code prohibit certain transactions (referred to as “prohibited transactions”) involving the assets of a Covered Plan, on the one hand, and persons who have certain specified relationships to the plan (“parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code), on the other. For example, if we (or an affiliate) are considered a party in interest or disqualified person with respect to a Covered Plan, then the investment in notes by the Covered Plan may give rise to a prohibited transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to other penalties and liabilities under ERISA and the Code. In addition, a fiduciary of a Covered Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. In the case of an IRA, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt status. For example, the acquisition, holding and, to the extent relevant, disposition of the notes by a Covered Plan with respect to which we are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired, held and disposed of in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the notes. These class exemptions (as may be amended from time to time) include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provides a limited exemption, commonly referred to as the “service provider exemption,” from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Covered Plan involved in the transaction and provided further that the Covered Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that any of the above-described exemptions or any other exemption will be applicable, or all of the conditions of any such exemptions will be satisfied, with respect to each otherwise prohibited transactions that might arise in connection with an investment in the notes by a Covered Plan.
Certain plans, such as governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar prohibitions under Similar Laws. Fiduciaries of such Plans should consult with their counsel before acquiring the notes or any interest therein. Accordingly, the notes (including any interest therein) may not be acquired or held by any person investing “plan assets” of any Plan if such acquisition or holding will constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or similar violation of any applicable Similar Laws.
By purchasing and holding the notes (including any interest in a note), the person making the decision to invest on behalf of a Plan is representing that the purchase and holding of the notes (or an interest in a note) will not result in a non-exempt prohibited transaction under ERISA or the Code, or a violation of any applicable Similar Law.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption, if necessary, would be applicable to the purchase and holding of the notes (including any interest therein). The sale of the notes to any Plan is in no respect a representation by us or any of our affiliates, agents or representatives that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or any particular Plan, or that such an investment is appropriate or advisable for Plans generally or any particular Plan. Purchasers of the notes (including any interest therein) have the exclusive responsibility for ensuring that their purchase and holding of the notes (including any interest therein) complies with the applicable fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws.

USE OF PROCEEDS
Unless otherwise indicated in a pricing supplement for the notes, we expect to use the net proceeds from the sale of the notes initially to maintain balance sheet liquidity, involving repayment of debt under our credit facility, if any, and redemption of outstanding Prospect Capital InterNotes® and other debt, investments in high quality short-term debt instruments or a combination thereof, and thereafter to make long-term investments in accordance with our investment objective. We anticipate that substantially all of the net proceeds from each offering will be used for the above purposes within six months, depending on the availability of appropriate investment opportunities consistent with our investment objective and market conditions.
As of February 6, 2026, we had approximately $743.1 million in outstanding borrowings under our credit facility and, based on the assets currently pledged as collateral on the facility, a total of approximately $525.9 million was available to us for borrowing under our credit facility net of outstanding borrowings. The credit facility matures on June 28, 2029. Interest on borrowings under the credit facility is one-month SOFR plus 205 basis points, with a minimum SOFR floor of zero. Additionally, the lenders charge a fee on the unused portion of the credit facility equal to either 40 basis points if more than 60% of the credit facility is drawn, or 70 basis points if more than 35% and an amount less than or equal to 60% of the credit facility is drawn, or 150 basis points if an amount less than or equal to 35% of the credit facility is drawn.

PLAN OF DISTRIBUTION
Under the terms of the Selling Agent Agreement dated February 13, 2020, as amended on November 13, 2023, which we refer to as the “Selling Agent Agreement,” the notes will be offered from time to time by us to the Purchasing Agent for subsequent resale to agents, including Citigroup Global Markets Inc. and RBC Capital Markets, LLC and other dealers who are broker-dealers and securities firms. The agents, including the Purchasing Agent, and the additional agents named from time to time pursuant to the Selling Agent Agreement, are, or will be, parties to the Selling Agent Agreement. The notes will be offered for sale in the United States only. Dealers who are members of the selling group have executed a Master Selected Dealer Agreement with the Purchasing Agent. We also may appoint additional agents to sell the notes. Any sale of the notes through those additional agents, however, will be on the same terms and conditions to which the original agents have agreed. The Purchasing Agent will purchase the notes at a discount ranging from 0.4% to 3.8% of the non-discounted price for each note sold. However, we also may sell the notes to the Purchasing Agent at a discount greater than or less than the range specified above. The discount at which we sell the notes to the Purchasing Agent will be set forth in the applicable pricing supplement. The Purchasing Agent also may sell notes to dealers at a concession not in excess of the discount it received from us. In certain cases, the Purchasing Agent and the other agents and dealers may agree that the Purchasing Agent will retain the entire discount. We will disclose any particular arrangements in the applicable pricing supplement.
Following the solicitation of orders, each of the agents, severally and not jointly, may purchase notes as principal for its own account from the Purchasing Agent. Unless otherwise set forth in the applicable pricing supplement, these notes will be purchased by the agents and resold by them to one or more investors at a fixed public offering price. After the initial public offering of notes, the public offering price (in the case of notes to be resold at a fixed public offering price), discount and concession may be changed.
Except for notes sold to level-fee accounts, notes offered to the public will be offered at the public offering price set forth in the applicable pricing supplement. Agents purchasing notes on an agency basis for client accounts shall purchase notes at the public offering price.  Notes sold by the agents for their own account may be sold at the public offering price less a discount specified in the applicable pricing supplement.  Notes purchased by the agents on behalf of level-fee accounts may be sold to such accounts at the discount to the public offering price specified in the applicable pricing supplement, in which case, such agents will not retain any portion of the sales price as compensation.
We have the sole right to accept offers to purchase notes and may reject any proposed offer to purchase notes in whole or in part. Each agent also has the right, in its discretion reasonably exercised, to reject any proposed offer to purchase notes in whole or in part. We reserve the right to withdraw, cancel or modify any offer without notice. We also may change the terms, including the interest rate we will pay on the notes, at any time prior to our acceptance of an offer to purchase.
Each agent, including the Purchasing Agent, may be deemed to be an “underwriter” within the meaning of the Securities Act. We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act, or to contribute to any payments they may be required to make in respect of such liabilities. We also have agreed to reimburse the agents for certain expenses.
No note will have an established trading market when issued. We do not intend to apply for the listing of the notes on any securities exchange. However, we have been advised by the agents that they may purchase and sell notes in the secondary market as permitted by applicable laws and regulations. The agents are not obligated to make a market in the notes, and they may discontinue making a market in the notes at any time without notice. Neither we nor the agents can provide any assurance regarding the development, liquidity or maintenance of any trading market for any notes. All secondary trading in the notes will settle in same-day funds. See “Registration and Settlement.”
In connection with certain offerings of notes, the rules of the SEC permit the Purchasing Agent to engage in transactions that may stabilize the price of the notes. The Purchasing Agent will conduct these activities for the agents. These transactions may consist of short sales, stabilizing transactions and purchases to cover positions created by short sales. A short sale is the sale by the Purchasing Agent of a greater amount of notes than the amount the Purchasing Agent has agreed to purchase in connection with a specific offering of notes. Stabilizing transactions consist of certain bids or purchases made by the Purchasing Agent to prevent or retard a decline in the price of the notes while an offering of notes is in process. In general, these purchases or bids for the notes for the purpose of stabilization or to reduce a syndicate short position could cause the price of the notes to be higher than it might otherwise be in the absence of those purchases or bids. Neither we nor the Purchasing Agent makes any representation or prediction as to the direction or magnitude of any effect that these transactions may have on the price of any notes. In addition, neither we nor the Purchasing Agent makes any representation that, once commenced, these transactions will not be discontinued without notice. The Purchasing Agent is not required to engage in these activities and may end any of these activities at any time.

Some of the agents and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, affiliates of certain agents are lenders under our credit facility and may receive a portion of the proceeds from the offering of the notes made pursuant to this prospectus supplement and the accompanying prospectus through the repayment of any borrowings.
In addition, in the ordinary course of their business activities, the agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS
The legality of the notes will be passed upon for the Company by Russell Wininger, Deputy General Counsel, Legal, Simpson Thacher & Bartlett LLP (“Simpson Thacher”), Boston, Massachusetts, and Venable LLP, as special Maryland counsel, Baltimore, Maryland. Troutman Pepper Locke LLP will pass on certain matters for the agents. Simpson Thacher and Venable LLP each have from time to time acted as counsel for us and our subsidiaries and may do so in the future.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte & Touche, LLP is the independent registered public accounting firm of the Company .
AVAILABLE INFORMATION
We have filed with the SEC a universal shelf registration statement on Form N-2, together with all amendments and related exhibits, under the Securities Act, with respect to the notes offered by this prospectus supplement and accompanying prospectus. The registration statement contains additional information about us and the notes being registered by this prospectus supplement and accompanying prospectus. We file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. This information and the information specifically regarding how we voted proxies relating to portfolio securities for the period ended June 30, 2025, are available free of charge by contacting us at 10 East 40th Street, New York, NY 10016 or by telephone at toll-free (888) 748-0702. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available on the SEC’s Internet site at http://www.sec.gov.
No dealer, salesperson or other individual has been authorized to give any information or to make any representation other than those contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us or the agents. This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date. Neither the delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs or that information contained herein is current as of any time subsequent to the date hereof.

PROSPECTUS

PROSPECT CAPITAL CORPORATION
Common Stock
Preferred Stock
Debt Securities
Subscription Rights
Warrants
Units
Prospect Capital Corporation (“we”, “our”, “us” or the “Company”), is a company that primarily lends to and invests in middle market privately-held companies. Prospect Capital Corporation, a Maryland corporation, has been organized as a closed-end investment company since April 13, 2004 and has filed an election to be treated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”) and is a non-diversified investment company within the meaning of the 1940 Act.
Prospect Capital Management L.P., our investment adviser, manages our investments and Prospect Administration LLC, our administrator, provides the administrative services necessary for us to operate.
We may offer, from time to time, in one or more offerings or series, together or separately, under this registration statement our common stock, preferred stock, debt securities, subscription rights to purchase our securities, warrants representing rights to purchase our securities or separately tradeable units combining two or more of our securities, collectively, the “Securities,” to provide us with additional capital. Securities may be offered at prices and on terms to be disclosed in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our Securities.
We may offer shares of common stock, subscription rights, units, warrants, options or rights to acquire shares of common stock, at a discount to net asset value per share in certain circumstances. Sales of common stock at prices below net asset value per share dilute the interests of existing stockholders, have the effect of reducing our net asset value per share and may reduce our market price per share. At our special meeting of stockholders, held on June 17, 2025, subject to the condition that the maximum number of shares salable below net asset value pursuant to this authority in any particular offering that could result in such dilution is limited to 25% of our then outstanding common stock immediately prior to each such offering, our stockholders approved our ability to sell or otherwise issue shares of our common stock at any level of discount from net asset value per share for a twelve month period expiring on the anniversary of the date of stockholder approval. See “Sales of Common Stock Below Net Asset Value” in this prospectus.
Our Securities may be offered directly to one or more purchasers, or through agents designated from time to time by us, or to or through underwriters or dealers. The prospectus supplement relating to the offering will identify any agents, underwriters or dealers involved in the sale of our Securities, and will disclose any applicable purchase price, fee, commission or discount arrangement between us and our agents, underwriters or dealers, or the basis upon which such amount may be calculated. We may not sell any of our Securities through agents, underwriters or dealers without delivery of the prospectus and a prospectus supplement describing the method and terms of the offering of such Securities. Our common stock is traded on The NASDAQ Global Select Market and the Tel Aviv Stock Exchange Ltd. (“TASE”) under the symbol “PSEC.” As of February 6, 2026, the last reported sales price for our common stock on The NASDAQ Global Select Market was $2.64.
Investing in our Securities involves a heightened risk of total loss of investment, including the risk of leverage. You should read carefully the discussion of the material risks and uncertainties discussed under the caption “Risk Factors” beginning on page 12 of this prospectus, in Part I, Item 1A of our most recent Annual Report on Form 10-K, in Part II, Item 1A of our most recent Quarterly Report on Form 10-Q, and in, or incorporated by reference into, any applicable prospectus supplement made in connection with a specific offering, and under similar headings in the other documents that we incorporate by reference into this prospectus or any prospectus supplement before investing in any of our Securities.
This prospectus contains important information about us that you should know before investing in our Securities. Please read it before making an investment decision and keep it for future reference. We file annual, quarterly and current reports, proxy statements and other information about us with the Securities and Exchange Commission, or the SEC. You may make inquiries or obtain this information free of charge by writing to Prospect Capital Corporation at 10 East 40th Street, New York, NY 10016, or by calling 212-448-0702. Our Internet address is http://www.prospectstreet.com. Information contained on our website is not incorporated by reference into this prospectus or any prospectus supplement and you should not consider information contained on our website to be a part of this prospectus or any prospectus supplement. You may also obtain information about us from our website and the SEC’s website (http://www.sec.gov).
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

The date of this Prospectus is February 10, 2026.

Statistical and market data used in this prospectus has been obtained from governmental and independent industry sources and publications. We have not independently verified the data obtained from these sources. Forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements contained in this prospectus, for which the safe harbor provided in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 is not available.
    You should rely only on the information contained, or incorporated by reference, in this prospectus and any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell these securities in any jurisdiction where such offer or sale is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the front of this prospectus and the information in any accompanying prospectus supplement is accurate only as of the date on the front of the accompanying prospectus supplement. Our business, financial condition and prospects may have changed since that date. To the extent required by applicable law, we will update this prospectus during the offering period to reflect material changes to the disclosure herein. See also “Incorporation by Reference” and “Available Information.”
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INCORPORATION BY REFERENCE
This prospectus is part of a registration statement that we have filed with the SEC. Pursuant to the Small Business Credit Availability Act, or the SBCAA, we are allowed to “incorporate by reference” the information that we file with the SEC, which means we can disclose important information to you by referring you to those documents. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including any filings on or after the date of this prospectus from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this prospectus relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. The documents incorporated by reference herein include:
•our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 filed with the SEC on August 26, 2025;
•our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2025 filed with the SEC on November 6, 2025, and December 31, 2025 filed with the SEC on February 9, 2026;
•our Current Reports on Form 8-K filed with the SEC on October 28, 2025, October 31, 2025, and January 15, 2026;
•our definitive Proxy Statement on Schedule 14A filed with the SEC on September 18, 2025;
•the description of the Company’s 5.50% Series A1 Preferred Stock, 5.50% Series M1 Preferred Stock and 5.50% Series M2 Preferred Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-35554) filed with the SEC on September 8, 2020, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby;
•the description of the Company’s 5.50% Series AA1 Preferred Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-35554) filed with the SEC on November 27, 2020, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby;
•the description of the Company’s 5.50% Series A2 Preferred Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-35554) filed with the SEC on June 14, 2021, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby;
•the description of the Company’s 5.35% Series A Fixed Rate Cumulative Preferred Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-35554) filed with the SEC on July 19, 2021, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby;
•the description of the Company’s 5.50% Series MM1 Preferred Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-35554) filed with the SEC on March 1, 2022, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby;
•the description of the Company’s 6.50% Series A3 Preferred Stock and 6.50% Series M3 Preferred Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-35554) filed with the SEC on October 12, 2022, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby;
•the description of the Company’s 6.50% Series AA2 Preferred Stock and 6.50% Series MM2 Preferred Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-35554) filed with the SEC on October 12, 2022, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby;
•the description of the Company’s Floating Rate Series A4 Preferred Stock and Floating Rate Series M4 Preferred Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-35554) filed with the SEC on January 2, 2024, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby;
•the description of the Company’s 7.50% Series A5 Preferred Stock and 7.50% Series M5 Preferred Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-35554) filed with the SEC on December 30, 2024, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby; and
•the description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A (File No. 000-50691) filed with the SEC on April 16, 2004, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby.

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To obtain copies of these filings, see “Available Information.” We will also provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus. You should direct requests for documents by writing to:
Investor Relations
10 East 40th Street
New York, NY 10016
Telephone: (212) 448-0702

This prospectus is also available on our website at http://www.prospectstreet.com. Information contained on our website is not incorporated by reference into this prospectus or any prospectus supplement and you should not consider that information to be part of this prospectus or any prospectus supplement.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the SEC, using the “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act. Under the shelf registration process, we may offer, from time to time on a delayed basis over a three-year period, shares of our common stock, shares of our preferred stock, debt securities, subscription rights to purchase shares of our securities, warrants representing rights to purchase our securities or units comprised of one or more of the other securities described in this prospectus in any combination. The Securities may be offered at prices and on terms described in one or more supplements to this prospectus. This prospectus provides you with a general description of the Securities that we may offer. Each time we use this prospectus to offer Securities, we will provide an accompanying prospectus supplement that will contain specific information about the terms of that offering. This prospectus and any accompanying prospectus supplement will together constitute the prospectus for an offering of our Securities. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. Please carefully read this prospectus and any accompanying prospectus supplement together with any exhibits and the additional information described under the headings “Incorporation by Reference” and “Available Information” and the section under the heading “Risk Factors” before you make an investment decision. You should rely only on the information contained, or incorporated by reference, collectively, in this prospectus and any accompanying prospectus supplement.

PROSPECTUS SUMMARY
The following summary contains basic information about this offering. It does not contain all the information that may be important to an investor. For a more complete understanding of this offering, we encourage you to read this entire document and the documents to which we have referred in this prospectus, together with any accompanying prospectus supplement.
Information contained or incorporated by reference in this prospectus may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements about the future that may be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “plans,” “anticipate,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements do not meet the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act of 1933, as amended, or the Securities Act. The matters described in “Risk Factors” and certain other factors noted and referenced throughout this prospectus and in any exhibits to the registration statement of which this prospectus is a part, constitute cautionary statements identifying important factors with respect to any such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements. The Company reminds all investors that no forward-looking statement can be relied upon as an accurate or even mostly accurate forecast because humans cannot forecast the future.
The terms “we,” “us,” “our,” “Prospect,” and “Company” refer to Prospect Capital Corporation; “Prospect Capital Management” or the “Investment Adviser” refers to Prospect Capital Management L.P., our investment adviser; and “Prospect Administration” or the “Administrator” refers to Prospect Administration LLC, our administrator.
The Company
Prospect Capital Corporation is a financial services company that primarily lends to and invests in middle market privately-held companies. Our investment objective is to generate both current income and long-term capital appreciation. We are a closed-end investment company incorporated in Maryland. We have elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940 (the “1940 Act”). As a BDC, we have elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). We are a non-diversified company within the meaning of the 1940 Act. Our headquarters are located at 10 East 40th Street, New York, NY 10016, and our telephone number is (212) 448-0702. We were organized on April 13, 2004 and were funded in an initial public offering completed on July 27, 2004. We are one of the longest-running and largest BDCs with approximately $6.5 billion of total assets as of December 31, 2025.
We are externally managed by our investment adviser, Prospect Capital Management. Prospect Administration provides administrative services and facilities necessary for us to operate.
On May 15, 2007, we formed a wholly-owned subsidiary Prospect Capital Funding LLC (“PCF”), a Delaware limited liability company and a bankruptcy remote special purpose entity, which holds certain of our portfolio loan investments that are used as collateral for the revolving credit facility at PCF. On September 30, 2014, we formed a wholly-owned subsidiary Prospect Yield Corporation, LLC (“PYC”) and effective October 23, 2014, PYC holds a portion of our collateralized loan obligations (“CLOs”), which we also refer to as subordinated structured notes (“SSNs”). Each of these subsidiaries has been consolidated since operations commenced.
Investment Portfolio
As of December 31, 2025, we had investments in 91 portfolio companies and CLOs. The aggregate fair value as of December 31, 2025 of investments in these portfolio companies and CLOs held on that date is approximately $6.4 billion. Our portfolio across all our performing interest-bearing investments had an annualized current yield of 11.9% as of December 31, 2025, excluding equity investments and non-accrual loans. Our annualized current yield was 8.3% as of December 31, 2025 across all investments.
The Offering
We may offer, from time to time, in one or more offerings or series, together or separately, our Securities, which we expect to use initially to maintain balance sheet liquidity, involving repayment of debt under our credit facility, investment in high quality short-term debt instruments or a combination thereof, and thereafter to make long-term investments in accordance with our investment objectives.

Our Securities may be offered directly to one or more purchasers, through agents designated from time to time by us, or to or through underwriters or dealers. The prospectus supplement relating to a particular offering will disclose the terms of that offering, including the name or names of any agents, underwriters or dealers involved in the sale of our Securities by us, the purchase price, and any fee, commission or discount arrangement between us and our agents, underwriters or dealers, or the basis upon which such amount may be calculated. We may not sell any of our Securities through agents, underwriters or dealers without delivery of a prospectus supplement describing the method and terms of the offering of our Securities.
We may sell our common stock, subscription rights, units, warrants, options or rights to acquire our common stock, at a price below the current net asset value of our common stock upon approval of our directors, including a majority of our independent directors, in certain circumstances. Our stockholders approved our ability to issue warrants, options or rights to acquire our common stock at our 2008 annual meeting of stockholders for an unlimited time period and in accordance with the 1940 Act which provides that the conversion or exercise price of such warrants, options or rights may be less than net asset value per share at the date such securities are issued or at the date such securities are converted into or exercised for shares of our common stock. At our special meeting of stockholders, held on June 17, 2025, subject to the condition that the maximum number of shares salable below net asset value pursuant to this authority in any particular offering that could result in such dilution is limited to 25% of our then outstanding common stock immediately prior to each such offering, our stockholders approved our ability to sell or otherwise issue shares of our common stock at any level of discount from net asset value per share for a twelve month period expiring on the anniversary of the date of stockholder approval. See “Sales of Common Stock Below Net Asset Value” in this prospectus and in the prospectus supplement, if applicable. Sales of common stock at prices below net asset value per share dilute the interests of existing stockholders, have the effect of reducing our net asset value per share and may reduce our market price per share. We have no current intention of engaging in a rights offering, although we reserve the right to do so in the future.
Set forth below is additional information regarding the offering of our Securities:

Use of Proceeds	Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from selling Securities pursuant to this prospectus initially to maintain balance sheet liquidity, involving repayment of debt under our revolving credit facility (the “Facility”), if any, investments in high quality short-term debt instruments or a combination thereof, and thereafter to make long-term investments in accordance with our investment objective. Interest on borrowings under the Facility is one-month SOFR plus 205 basis points. Additionally, the lenders charge a fee on the unused portion of the Facility equal to either 40 basis points if more than 60% of the Facility is drawn, 70 basis points if more than 35% and an amount less than or equal to 60% of the Facility is drawn, or 150 basis points if an amount less than or equal to 35% of the Facility is drawn. The Facility requires us to pledge assets as collateral in order to borrow under the Facility. See “Use of Proceeds.”

Investment Advisory Agreement	The Company has entered into an investment advisory and management agreement with the Investment Adviser, or the “Investment Advisory Agreement,” under which the Investment Adviser, subject to the overall supervision of our Board of Directors, manages the day-to-day operations of, and provides investment advisory services to, us. Under the terms of the Investment Advisory Agreement, the Investment Adviser: (i) determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes, (ii) identifies, evaluates and negotiates the structure of the investments we make (including performing due diligence on our prospective portfolio companies); and (iii) closes and monitors investments we make.

The Investment Adviser’s services under the Investment Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities so long as its services to us are not impaired. For providing these services the Investment Adviser receives a fee from us, consisting of two components: a base management fee and an incentive fee. The base management fee is calculated at an annual rate of 2.00% on our total assets. For services currently rendered under the Investment Advisory Agreement, the base management fee is payable quarterly in arrears. The base management fee is calculated based on the average value of our gross assets at the end of the two most recently completed calendar quarters and appropriately adjusted for any share issuances or repurchases during the current calendar quarter.

The incentive fee has two parts. The first part, the income incentive fee, is calculated and payable quarterly in arrears based on our pre-incentive fee net investment income for the immediately preceding calendar quarter. For this purpose, pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees and other fees that we receive from portfolio companies) accrued during the calendar quarter, minus our operating expenses for the quarter (including the base management fee, expenses payable under the Administration Agreement described below, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital gains or losses. Pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets at the end of the immediately preceding calendar quarter, is compared to a “hurdle rate” of 1.75% per quarter (7.00% annualized). The “catch-up” provision requires us to pay 100% of our pre-incentive fee net investment income with respect to that portion of such income, if any, that exceeds the hurdle rate but is less than 125% of the quarterly hurdle rate in any calendar quarter (8.75% annualized assuming an annualized hurdle rate of 7%). The “catch-up” provision is meant to provide Prospect Capital Management with 20% of our pre-incentive fee net investment income as if a hurdle rate did not apply when our pre-incentive fee net investment income exceeds 125% of the quarterly hurdle rate in any calendar quarter (8.75% annualized assuming an annualized hurdle rate of 7%). The second part of the incentive fee, the capital gains incentive fee, is determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Advisory Agreement, as of the termination date), and equals 20% of our realized capital gains for the calendar year, if any, computed net of all realized capital losses and unrealized capital depreciation at the end of such year.

Administration Agreement	The Company has entered into an administration agreement (the “Administration Agreement”) with Prospect Administration under which Prospect Administration, among other things, provides (or arranges for the provision of) administrative services and facilities for us. For providing these services, we reimburse Prospect Administration for our allocable portion of overhead incurred by Prospect Administration in performing its obligations under the Administration Agreement, including rent and our allocable portion of the costs of our Chief Financial Officer and Chief Compliance Officer and her staff, including the internal legal staff. Under this agreement, Prospect Administration furnishes us with office facilities, equipment and clerical, bookkeeping and record keeping services at such facilities. Prospect Administration also performs, or oversees the performance of, our required administrative services, which include, among other things, being responsible for the financial records that we are required to maintain and preparing reports to our stockholders and reports filed with the SEC. In addition, Prospect Administration assists us in determining and publishing our net asset value, overseeing the preparation and filing of our tax returns and the printing and dissemination of reports to our stockholders, and generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others. We reimburse Prospect Administration for our allocable portion of expenses incurred by it in performing its obligations under the Administration Agreement, including rent and our allocable portion of the costs of our chief executive officer, president, chief financial officer, chief operating officer, chief compliance officer, treasurer and secretary and their respective staffs.
Distributions	In June 2010, our Board of Directors approved a change in dividend policy from quarterly distributions to monthly distributions. Since that time, we have paid monthly distributions to the holders of our common stock and intend to continue to do so. The amount of the monthly distributions is determined by our Board of Directors and is based on our estimate of our investment company taxable income and net short-term capital gains. Certain amounts of the monthly distributions may from time to time be paid out of our capital rather than from earnings for the month as a result of our deliberate planning or accounting reclassifications. Distributions in excess of our current and accumulated earnings and profits constitute a return of capital and will reduce the stockholder’s adjusted tax basis in such stockholder’s common stock. A return of capital (1) is a return of the original amount invested, (2) does not constitute earnings or profits and (3) will have the effect of reducing the basis such that when a stockholder sells its shares the sale may be subject to taxes even if the shares are sold for less than the original purchase price. After the adjusted basis is reduced to zero, these distributions will constitute capital gains to such stockholders. Certain additional amounts may be deemed as distributed to stockholders for income tax purposes. Other types of Securities will likely pay distributions in accordance with their terms. See “Price Range of Common Stock,” “Distributions” and “Material U.S. Federal Income Tax Considerations.”
Taxation	We have qualified and elected to be treated for U.S. federal income tax purposes as a regulated investment company, or a RIC, under Subchapter M of the Internal Revenue Code of 1986, or the Code. As a RIC, we generally do not have to pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that we distribute to our stockholders as dividends. To maintain our qualification as a RIC and obtain RIC tax treatment, we must satisfy certain source-of-income and asset diversification requirements and distribute annually at least 90% of our ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. See “Distributions” and “Material U.S. Federal Income Tax Considerations.”

Dividend Reinvestment and Direct Stock Purchase Plan	We have adopted a revised dividend reinvestment and direct stock purchase plan that provides for reinvestment of all dividends or distributions declared by our Board of Directors on shares of common stock on behalf of our stockholders who do not elect to receive their distribution in cash. As a result, if our Board of Directors authorizes, and we declare, a cash dividend or other distribution, then our stockholders who have not “opted out” of our dividend reinvestment and direct stock purchase plan will have their cash distributions automatically reinvested in additional shares of our common stock, rather than receiving the cash dividend or other distribution. If you are not a current stockholder and want to enroll or have “opted out” and wish to rejoin, you may purchase shares directly through the plan or opt in by enrolling online or by contacting the plan administrator form and, if you are not a current stockholder, making an initial investment of at least $250. Stockholders who receive dividends and distributions in the form of stock are subject to the same U.S. federal, state and local tax consequences as stockholders who elect to receive their distribution in cash. See “Dividend Reinvestment and Direct Stock Purchase Plan.”
The NASDAQ Global Select Market and TASE Symbol	PSEC
Anti-takeover Provisions	Our charter and bylaws, as well as certain statutory and regulatory requirements, contain provisions that may have the effect of discouraging a third party from making an acquisition proposal for us. These anti-takeover provisions may inhibit a change in control in circumstances that could give the holders of our common stock the opportunity to realize a premium over the market price of our common stock. See “Description Of Our Capital Stock.”
Custodian, Transfer and Dividend Paying Agent and Registrar	Our securities are held under custody agreements by U.S. Bank National Association. Equiniti Trust Company, LLC acts as our transfer agent, dividend paying agent and registrar for our common stock. Computershare Trust Company, N.A. acts as our transfer agent, dividend paying agent and registrar for our preferred stock.
License Agreement	We entered into a license agreement with Prospect Capital Investment Management, LLC, an affiliate of Prospect Capital Management, pursuant to which Prospect Capital Investment Management agreed to grant us a non-exclusive, royalty free license to use the name “Prospect Capital.” Under this agreement, we have a right to use the Prospect Capital name, for so long as Prospect Capital Management or one of its affiliates remains our investment adviser. Other than with respect to this limited license, we have no legal right to the Prospect Capital name. This license agreement will remain in effect for so long as the Investment Advisory Agreement with our Investment Adviser is in effect.
Risk Factors	Investment in our Securities involves certain risks relating to our structure and investment objective that should be considered by prospective purchasers of our Securities. In addition, as a business development company, our portfolio primarily includes securities issued by privately-held companies. These investments generally involve a high degree of business and financial risk, and are less liquid than public securities. We are required to mark the carrying value of our investments to fair value on a quarterly basis, and economic events, market conditions and events affecting individual portfolio companies can result in quarter-to-quarter mark-downs and mark-ups of the value of individual investments that collectively can materially affect our net asset value, or NAV. Also, our determinations of fair value of privately-held securities may differ materially from the values that would exist if there was a ready market for these investments. A large number of entities compete for the same kind of investment opportunities as we do. Moreover, our business requires a substantial amount of capital to operate and to grow and we seek additional capital from external sources. In addition, the failure to qualify as a RIC eligible for pass-through tax treatment under the Code on income distributed to stockholders could have a materially adverse effect on the total return, if any, obtainable from an investment in our Securities. See “Risk Factors” and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Securities.

Available Information	We have filed with the SEC a registration statement on Form N-2 under the Securities Act of 1933, as amended, or the Securities Act, which contains additional information about us and our Securities being offered by this prospectus. We are obligated to file annual, quarterly and current reports, proxy statements and other information with the SEC. This information is available at the SEC’s public reference room in Washington, D.C. and on the SEC’s website at http://www.sec.gov.
We maintain a website at http://www.prospectstreet.com and we make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through this website. You may also obtain such information by contacting us at 10 East 40th Street, New York, NY 10016 or by telephone at (212) 448-0702. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be part of this prospectus or any prospectus supplement.
We incorporate by reference into this prospectus the documents listed in “Incorporation by Reference” in this prospectus and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings on or after the date of this prospectus from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this prospectus relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus. Please refer to “Incorporation by Reference” and “Available Information”
See “Incorporation by Reference” and “Available Information” in this prospectus for further information on where to access, or how to request, copies of documents or further information in connection with the Company, this prospectus or an offering of Securities to which this prospectus relates.

FEES AND EXPENSES
The following tables are intended to assist you in understanding the costs and expenses that an investor in shares of common stock will bear directly or indirectly. The sales load and offering expenses shown in the table below will be paid for by the Company and will be indirectly borne by holders of our common stock and not by the holders of Preferred Stock prior to any conversion of such Preferred Stock to common stock. We caution you that some of the percentages indicated in the table below are estimates and may vary. These tables are based on our assets and common stock outstanding as of December 31, 2025, except that we assume that we have issued all shares of preferred stock the Company is authorized to issue, and that we have borrowed $2.1 billion under our credit facility, which is the maximum amount available under the credit facility with the current levels of other debt, in addition to our other indebtedness of $1.36 billion.
Except where the context suggests otherwise, any reference to fees or expenses paid by “us” or that “we” will pay fees or expenses, the Company will pay such fees and expenses out of our net assets and, consequently, common stockholders will indirectly bear such fees or expenses. However, common stockholders will not be required to deliver any money or otherwise bear personal liability or responsibility for such fees or expenses.

Stockholder transaction expenses:
Sales load (as a percentage of offering price)(1)	-
Offering expenses borne by the Company (as a percentage of offering price)(2)	-
Dividend reinvestment plan expenses(3)	$15.00
Total stockholder transaction expenses (as a percentage of offering price)	-
Annual expenses (as a percentage of net assets attributable to common stock):
Management fees(4)	5.74%
Incentive fees payable under Investment Advisory Agreement (20% of realized capital gains and 20% of pre-incentive fee net investment income)(5)	1.18%
Total advisory fees	6.92%
Total interest expense(6)	6.39%
Other expenses(7)	0.89%
Total annual expenses(5)(7)(8)	14.20%
Dividends on Preferred Stock(9)	4.60%
Total annual expenses after dividends on Preferred Stock	18.80%
Example
The following table demonstrates the projected dollar amount of cumulative expenses we would pay out of net assets and that common stockholders would indirectly bear over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we assume that we have issued all shares of preferred stock the Company is authorized to issue, and that we have borrowed $2.1 billion under our credit facility, which is the maximum amount available under the credit facility with the current levels of other debt, in addition to our other indebtedness of $1.36 billion, and that our annual operating expenses would remain at the levels set forth in the table above and that we would pay the costs shown in the table above.

	1 Year	3 Years	5 Years	10 Years
Common stockholders would pay the following expenses on a $1,000 investment, assuming a 5% annual return*	$249	$512	$713	$1,031
Common stockholders would pay the following expenses on a $1,000 investment, assuming a 5% annual return**	$258	$532	$735	$1,046
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*     Assumes that we will not realize any capital gains computed net of all realized capital losses and unrealized capital depreciation on our portfolio.
**     Assumes no unrealized capital depreciation or realized capital losses and 5% annual return on our portfolio resulting entirely from net realized capital gains (and therefore subject to the capital gains incentive fee).

While the example assumes, as required by the SEC, a 5% annual return on our portfolio, our performance will vary and may result in a return greater or less than 5%. The income incentive fee under our Investment Advisory Agreement with Prospect Capital Management is unlikely to be material assuming a 5% annual return on our portfolio and is not included in the example. If we achieve sufficient returns on our portfolio, including through the realization of capital gains, to trigger an incentive fee of a material amount, our distributions to our common stockholders and our expenses would likely be higher. In addition, while the example assumes reinvestment of all dividends and other distributions at NAV, common stockholders that participate in our common stock dividend reinvestment plan will receive a number of shares of our common stock determined by dividing the total dollar amount of the distribution payable to a participant by 95% of the market price per share of our common stock at the close of trading on the valuation date for the distribution. See “Dividend Reinvestment and Direct Stock Purchase Plan” for additional information regarding our dividend reinvestment plan.
This example and the expenses in the table above should not be considered a representation of our future expenses. Actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.
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(1) In the event that securities are sold to or through underwriters, a corresponding prospectus supplement will disclose the estimated applicable sales load.

(2)    The related prospectus supplement will disclose the estimated amount of offering expenses, the offering price and the estimated offering expenses borne by us as a percentage of the offering price.

(3)     The expenses of the dividend reinvestment plan are included in “other expenses.” The plan administrator’s fees under the plan are paid by us. There are no brokerage charges or other charges to stockholders who participate in reinvestment of dividends or other distributions under the plan except that, if a participant elects by written notice to the plan administrator to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a $15 transaction fee plus a $0.10 per share brokerage commissions from the proceeds. See “Capitalization” in the applicable prospectus supplement pursuant to which an offer is made and “Dividend Reinvestment and Direct Stock Repurchase Plan” in this prospectus and the applicable prospectus supplement.

(4)    Our base management fee is 2% of our gross assets (which include any amount borrowed, i.e., total assets without deduction for any liabilities, including any borrowed amounts for non-investment purposes, for which purpose we have not and have no intention of borrowing). Although no plans are in place to borrow the full amount under our line of credit, assuming that we borrowed $2.1 billion, the 2% management fee of gross assets equals approximately 5.74% of net assets.

(5)    Based on our net investment income and realized capital gains, less realized and unrealized capital losses, earned on our portfolio for the six months ended December 31, 2025, all of which consisted of an income incentive fee. This historical amount has been adjusted to reflect the issuance of 96,187,000 shares of preferred stock. The capital gain incentive fee is paid without regard to pre-incentive fee income. For a more detailed discussion of the calculation of the two-part incentive fee, see “Management Services-Investment Advisory Agreement” in the prospectus.

(6)    As of December 31, 2025, we had $1.36 billion outstanding of Unsecured Notes (as defined below) in various maturities, ranging from January 15, 2026 to March 15, 2052, and interest rates, ranging from 2.25% to 8.00%, some of which are convertible into shares of the Company’s common stock at various conversion rates.

(7)    “Other expenses” are based on estimated amounts for the current fiscal year. The expenses of the Preferred Dividend Reinvestment Plan are included in “other expenses”. See “Capitalization” in the applicable prospectus supplement. The amount shown above represents annualized expenses during our six months ended December 31, 2025 representing all of our estimated recurring operating expenses (except fees and expenses reported in other items of this table) that are deducted from our operating income and reflected as expenses in our Consolidated Statement of Operations. The estimate of our overhead expenses, including payments under an administration agreement with Prospect Administration, or the Administration Agreement is based on our projected allocable portion of overhead and other expenses incurred by Prospect Administration in performing its obligations under the Administration Agreement. See “Business-Management Services-Administration Agreement” in the applicable prospectus.

(8)    If all 52,555,739 outstanding 5.50% Preferred Stock and 6.50% Preferred Stock were converted into common stock and assuming all the Series A1 and Series A3 pay a Holder Optional Conversion Fee of 8.00% and all the Series A2 Preferred Stock pay a Holder Optional Conversion Fee of 7.50% of the maximum public offering price disclosed within the applicable prospectus supplement, then management fees would be 4.22%, incentive fees payable under our Investment Advisory

Agreement would be 0.87%, total advisory fees would be 5.09%, total interest expenses would be 4.70%, other expenses would be 0.66%, and total annual expenses would be 10.44% of net assets attributable to our common stock.

(9)     Based on the 5.50% per annum dividend rate applicable to the Series A1 Shares, M1 Shares, M2 Shares, AA1 Shares, MM1 Shares, and A2 Shares. Also based on the 5.35% per annum dividend rate applicable to the A Shares. Also based on the 6.50% per annum dividend rate applicable to the Series A3 Shares, M3 Shares, AA2 Shares, and MM2 Shares, the 6.50% annualized dividend rate applicable to Floating Rate Preferred Stock based on the floating rate as of February 4, 2026 and the 7.50% per annum dividend rate applicable to the Series A5 Shares and M5 Shares. Other series of preferred stock, including other series of preferred stock being sold in different offerings, may bear different annual dividend rates. No dividend will be paid on shares of Preferred Stock after they have been converted to shares of common stock.

FINANCIAL HIGHLIGHTS
The Financial Highlights contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q are incorporated by reference herein. See “Incorporation by Reference.”

RISK FACTORS
Investing in our Securities involves a high degree of risk. Before you invest in our Securities, you should be aware of and carefully consider the various risks and uncertainties related to your investment, including those described in the applicable prospectus supplement in connection with a specific offering, and described in the section titled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 and any subsequent filings we have made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are incorporated by reference into this prospectus or any prospectus supplement, together with other information in this prospectus, the documents incorporated by reference in this prospectus or any prospectus supplement used in connection with an offering made pursuant to this prospectus. You should carefully consider such risk factors, together with all of the other information included or incorporated by reference in this prospectus, before you decide whether to make an investment in our Securities. The risks and uncertainties described in these documents are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our business, operations and performance. If any of the adverse events or conditions described in any of these documents occurs our business, financial condition and results of operations could be materially adversely affected. In such case, our NAV, and the trading price of our common stock could decline, or the value of our preferred stock, debt securities, and warrants, if any are outstanding, may decline, and you may lose all or part of your investment. You should also carefully review the cautionary statement in this prospectus referred to under “Forward-Looking Statements” below. See also “Incorporation by Reference” and “Available Information” in this prospectus.

Risks Relating to Our Investments
We have not yet identified the portfolio company investments we intend to acquire using the proceeds of the offerings.
We have not yet identified the potential investments for our portfolio that we will purchase following the future offerings pursuant to this prospectus and any related prospectus supplement. Our Investment Adviser will select our investments subsequent to the closing of any such offering, and our stockholders will have no input with respect to such investment decisions. These factors increase the uncertainty, and thus the risk, of investing in our Securities.
Risks Relating to the Offerings Pursuant to This Prospectus
We may use proceeds of future offerings in a way with which you may not agree.
We will have significant flexibility in applying the proceeds of the offerings and may use the net proceeds from the offerings in ways with which you may not agree, or for purposes other than those contemplated at the time of such offerings. We will also pay operating expenses, and may pay other expenses such as due diligence expenses of potential new investments, from the net proceeds of future offerings. Our ability to achieve our investment objective may be limited to the extent that net proceeds of such offerings, pending full investment, are used to pay expenses rather than to make investments.
We cannot assure you that we will be able to successfully deploy the proceeds of offerings within the timeframe we have contemplated.
We currently anticipate that a portion of the net proceeds of future offerings will be invested in accordance with our investment objective within six to twelve months following completion of any such offering. We cannot assure you, however, that we will be able to locate a sufficient number of suitable investment opportunities to allow us to successfully deploy in that timeframe that portion of net proceeds of such future offerings. To the extent we are unable to invest within our contemplated timeframe after the completion of an offering, our investment income, and in turn our results of operations, will likely be adversely affected.
Our most recent NAV was calculated as of December 31, 2025 and our NAV when calculated as of any date thereafter may be higher or lower.
Our most recent NAV per share is $6.21 determined by us as of December 31, 2025. NAV per share as of March 31, 2026 may be higher or lower than $6.21 based on potential changes in valuations, issuances of securities and earnings for the quarter then ended. Our board of directors has not yet approved the fair value of portfolio investments as of any date subsequent to December 31, 2025. The fair value of our portfolio investments is determined using a consistently applied valuation process in accordance with our documented valuation policy that has been reviewed and approved by our board of directors, who also approve in good faith the valuation of such securities on a quarterly basis in connection with the preparation of quarterly financial statements and based on input from independent valuation firms, our Adviser, the Administrator and the audit committee of our board of directors.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from selling Securities pursuant to this prospectus initially to maintain balance sheet liquidity, involving repayment of debt under our Facility, if any, investments in high quality short-term debt instruments or a combination thereof, and thereafter to make long-term investments in accordance with our investment objective. Interest on borrowings under the Facility is one-month SOFR plus 205 basis points. Additionally, the lenders charge a fee on the unused portion of the credit facility equal to either 40 basis points if more than 60% of the Facility is drawn, or 70 basis points if more than 35% and an amount less than or equal to 60% of the Facility is drawn, or 150 basis points if an amount less than or equal to 35% of the Facility is drawn. The Facility requires us to pledge assets as collateral in order to borrow under the Facility. A supplement to this prospectus relating to each offering will provide additional detail, to the extent known at the time, regarding the use of the proceeds from such offering including any intention to utilize proceeds to pay expenses in order to avoid sales of long-term assets.
We anticipate that substantially all of the net proceeds of an offering of Securities pursuant to this prospectus will be used for the above purposes within six months, depending on the availability of appropriate investment opportunities consistent with our investment objective and market conditions, and will be so used within two years. In addition, we expect that there will be several offerings pursuant to this prospectus; we expect that substantially all of the proceeds from all offerings will be used within three years.
Pending our new investments, we plan to invest a portion of net proceeds in cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less from the date of investment and other general corporate purposes. The management fee payable by us will not be reduced while our assets are invested in such securities, which may generate a loss to the Company.

FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference herein, our annual report on Form 10-K for the year ended June 30, 2025, any of our quarterly reports on Form 10-Q or current reports on Form 8-K, or any other oral or written statements made in press releases or otherwise by or on behalf of Prospect Capital Corporation may contain forward-looking statements within the meaning of the Section 21E of the Exchange Act, which involve substantial risks and uncertainties. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and portfolio management and the performance of our investments and our investment management business. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our industry, our beliefs, and our assumptions. Words such as “intends,” “intend,” “intended,” “goal,” “estimate,” “estimates,” “expects,” “expect,” “expected,” “project,” “projected,” “projections,” “plans,” “seeks,” “anticipates,” “anticipated,” “should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “believes,” “continue,” and “scheduled” and variations of these words and similar expressions are intended to identify forward-looking statements. Our actual results or outcomes may differ materially from those anticipated. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements do not meet the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

•our, or our portfolio companies’, future operating results;
•our business prospects and the prospects of our portfolio companies;
•the return or impact of current or future investments that we expect to make;
•our contractual arrangements and relationships with third parties;
•the dependence of our future success on the general economy and its impact on the industries in which we invest;
•the impact of global events outside of our control, including the consequences of the ongoing conflicts between Russia and Ukraine and in the Middle East, on our and our portfolio companies’ businesses and the global economy;
•uncertainty surrounding inflation and the financial stability of the United States, Europe, and China;
•potential trade war between the U.S. and China in connection with each country’s recent or proposed tariffs on the other country’s products;
•the financial condition of, and ability of our current and prospective portfolio companies to, achieve their objectives;
•difficulty in obtaining financing or raising capital, especially in the current credit and equity environment, and the impact of a protracted decline in the liquidity of credit markets on our and our portfolio companies’ businesses;
•the level, duration and volatility of prevailing interest rates and credit spreads, magnified by the current turmoil in the credit markets;
•the impact of alternative reference rates on our business and certain of our investments;
•adverse developments in the availability of desirable loan and investment opportunities whether they are due to competition, regulation or otherwise;
•a compression of the yield on our investments and the cost of our liabilities, as well as the level of leverage available to us;
•the impact of changes in laws or regulations governing our operations or the operations of our portfolio companies;
•our regulatory structure and tax treatment, including our ability to operate as a business development company and a regulated investment company;
•trade negotiations and related government actions may create regulatory uncertainty for the portfolio companies and our investment strategy and adversely affect the profitability of the portfolio companies;
•the adequacy of our cash resources and working capital;
•the timing of cash flows, if any, from the operations of our portfolio companies;
•the ability of our investment adviser to locate suitable investments for us and to monitor and administer our investments;
•the timing, form and amount of any dividend distributions;
•authoritative generally accepted accounting principles or policy changes from such standard-setting bodies as the Financial Accounting Standards Board, the Securities and Exchange Commission, Internal Revenue Service, the NASDAQ Global Select Market, the New York Stock Exchange LLC, and other authorities that we are subject to, as well as their counterparts in any foreign jurisdictions where we might do business; and

•any of the other risks, uncertainties and other factors identified herein or in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 and any subsequent filings we have made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are incorporated by reference into this prospectus or any prospectus supplement.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. Important assumptions include our ability to originate new loans and investments, certain margins and levels of profitability and the availability of additional capital. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in this prospectus and in the documents referenced under the caption “Risk Factors” and elsewhere in this prospectus, which together are incorporated by reference herein, and such risks and uncertainties could cause actual results to differ materially from those in any forward-looking statements. The Company reminds all investors that no forward-looking statement can be relied upon as an accurate or even mostly accurate forecast because humans cannot forecast the future. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.

DISTRIBUTIONS
The information concerning distributions in our most recent Annual Report on Form 10-K, and in our subsequently filed Quarterly Reports on Form 10-Q, is incorporated by reference herein.

SENIOR SECURITIES
Information about our senior securities is included in our most recent Annual Report on Form 10-K, in our most recent subsequent quarterly report on Form 10-Q, and is incorporated by reference herein.

PRICE RANGE OF COMMON STOCK
The information about the price range of our common stock and outstanding securities is contained in our most recent Annual Report on Form 10-K, in our most recent subsequent quarterly report on Form 10-Q, and is incorporated by reference herein.

MANAGEMENT OF THE COMPANY
Investment Adviser
Prospect Capital Management, a Delaware limited partnership that is registered as an investment adviser under the Investment Advisers Act of 1940, or the “Advisers Act,” manages our investments. Prospect Capital Management is led by John F. Barry III and M. Grier Eliasek, two senior executives with significant investment advisory and business experience. Both Messrs. Barry and Eliasek spend a significant amount of their time in their roles at Prospect Capital Management working on our behalf. The principal executive offices of Prospect Capital Management are 10 East 40th Street, New York, NY 10016. We depend on the due diligence, skill and network of business contacts of the senior management of the Investment Adviser. We also depend, to a significant extent, on the Investment Adviser’s investment professionals and the information and deal flow generated by those investment professionals in the course of their investment and portfolio management activities. The Investment Adviser’s senior management team evaluates, negotiates, structures, closes, monitors and services our investments. Our future success depends to a significant extent on the continued service of the senior management team, particularly John F. Barry III and M. Grier Eliasek. The departure of any of the senior managers of the Investment Adviser could have a materially adverse effect on our ability to achieve our investment objective. In addition, we can offer no assurance that Prospect Capital Management will remain the Investment Adviser or that we will continue to have access to its investment professionals or its information and deal flow.
We have entered into an investment advisory and management agreement with the Investment Adviser, under which the Investment Adviser, subject to the overall supervision of our Board of Directors, manages the day-to-day operations of, and provides investment advisory services to, us. Under the terms of the Investment Advisory Agreement, the Investment Adviser: (i) determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes, (ii) identifies, evaluates and negotiates the structure of the investments we make (including performing due diligence on our prospective portfolio companies); and (iii) closes and monitors investments we make. Under the Investment Advisory Agreement, we pay Prospect Capital Management investment advisory fees, which consist of an annual base management fee based on our gross assets, which we define as total assets without deduction for any liabilities (and, accordingly, includes the value of assets acquired with proceeds from borrowings), as well as a two-part incentive fee based on our performance. Mr. Barry currently controls Prospect Capital Management.
Staffing
Mr. John F. Barry III, our Chairman and Chief Executive Officer, Mr. Grier Eliasek, our Chief Operating Officer and President, and Ms. Kristin L. Van Dask, our Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary, comprise our senior management. Over time, we expect to add additional officers and employees.
Messrs. Barry and Eliasek each also serves as an officer of Prospect Administration and performs his respective functions under the Administration Agreement. Our day-to-day investment operations are managed by Prospect Capital Management. In addition, we reimburse Prospect Administration for our allocable portion of expenses incurred by it in performing its obligations under the Administration Agreement, including rent and our allocable portion of the costs of our chief executive officer, president, chief financial officer, chief operating officer, chief compliance officer, treasurer and secretary and their respective staffs.
Properties
We do not own any real estate or other physical properties materially important to our operation. Our corporate headquarters are located at 10 East 40th Street, New York, NY 10016, where we occupy an office space pursuant to the Administration Agreement.
Legal Proceedings
From time to time, we may become involved in various investigations, claims and legal proceedings that arise in the ordinary course of our business. These matters may relate to intellectual property, employment, tax, regulation, contract or other matters. The resolution of such matters that may arise will be subject to various uncertainties and, even if such matters are without merit, could result in the expenditure of significant financial and managerial resources.
We are not aware of any material pending legal proceeding, and no such material proceedings are contemplated to which we are a party or of which any of our property is subject.

Portfolio Managers
The following individuals function as portfolio managers primarily responsible for the day-to-day management of our portfolio. Our portfolio managers are not responsible for day-to-day management of any other accounts. For a description of their principal occupations for the past five years, see above.

Name	Position	Length of Service with Company (Years)
John F. Barry III	Chairman and Chief Executive Officer	21
M. Grier Eliasek	President and Chief Operating Officer	21
Other Accounts Managed
The portfolio managers primarily responsible for the day-to-day management of the Company also manage other registered investment companies, other pooled investment vehicles and other accounts, as indicated below. The following table identifies, as of June 30, 2025: (i) the number of other registered investment companies, other pooled investment vehicles and other accounts managed by each portfolio managers; (ii) the total assets of such companies, vehicles and accounts; and (iii) the number and total assets of such companies, vehicles and accounts that are subject to an advisory fee based on performance.
John F. Barry III

Type of Account	Number of Accounts	Assets of Accounts (in millions)	Number of Accounts Subject to a performance Fee	Assets Subject to a performance Fee (in millions)
Registered investment companies (1)	3	$7,505	2	$7,402
Other pooled investment vehicles	1	$28	0	$—
Other accounts	0	$—	0	$—

M. Grier Eliasek

Type of Account	Number of Accounts	Assets of Accounts (in millions)	Number of Accounts Subject to a performance Fee	Assets Subject to a performance Fee (in millions)
Registered investment companies(1)	3	$7,505	2	$7,402
Other pooled investment vehicles	1	$28	0	$—
Other accounts	0	$—	0	$—

(1) Includes, for purposes of this table, closed-end funds that have elected to be regulated as a business development companies.

CERTAIN RELATIONSHIPS AND TRANSACTIONS
The information in the section entitled “Certain Relationships and Related Transactions” contained in our 2025 Proxy Statement filed on September 18, 2025 pursuant to section 14(a) of the Exchange Act is incorporated herein by reference.

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS
As of February 6, 2026, there were no persons not identified in the following table that owned 25% or more of our outstanding voting securities, and no other person would be deemed to control us, as such term is defined in the 1940 Act. Persons identified in the following table as beneficially owning more than 25% of the outstanding voting securities may be deemed to control us, as that term is defined in the 1940 Act.
Our directors are divided into two groups, interested directors and independent directors. Interested directors are “interested persons” of the Company, as defined in the 1940 Act.
    The following table sets forth, as of February 6, 2026, certain ownership information with respect to our voting securities for those persons who may, insofar as is known to us, directly or indirectly own, control or hold with the power to vote, 5% or more of our outstanding voting securities and the beneficial ownership of each director, each executive officer, and the executive officers and directors as a group.
Ownership information for those persons, if any, who own, control or hold the power to vote, 5% or more of our voting securities is based upon Schedule 13D or Schedule 13G filings by such persons with the Securities and Exchange Commission (the “Commission”) and other information obtained from such persons, if available. Such information is as of the date of the applicable filing and may no longer be accurate.

Unless otherwise indicated, we believe that each person set forth in the table below has sole voting and investment power with respect to all shares of our voting securities he or she beneficially owns and has the same address as the Company. Our address is 10 East 40th Street, New York, New York 10016.

	Common Stock			Preferred Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Class(1)	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
5% or more holders

Interested Directors and Nominee
John F. Barry III(2)	130,282,989		27.0%
M. Grier Eliasek(3)	2,501,589	(4)	*	50	*
Independent Directors and Nominee
Andrew C. Cooper	—
William J. Gremp	88,789		*
Eugene S. Stark	60,000		*
Executive Officers
Kristin Van Dask	162,751	(5)	*	5,020	*
Executive officers and directors as a group	133,096,118			5,070
_______________________________________________________________________________
*    Represents less than one percent.
(1)    Beneficial ownership is calculated in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934 (“Exchange Act”). Percentage of beneficial ownership is based on 482,489,809 shares of common stock and 70,237,615 shares of preferred stock, as applicable, outstanding as of February 6, 2026.
In computing the number of shares of common stock beneficially owned by a person who also owns shares of preferred stock and the percentage ownership of that person, shares of common stock issuable upon the conversion of the outstanding shares of preferred stock pursuant to a holder conversion option are deemed outstanding. However, these shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2)    Mr. Barry also serves as the Chief Executive Officer of the Company. Mr. Barry has sole voting and dispositive power over 129,884,946 shares of common stock held by him directly and through the John and Daria Barry Foundation as of February 6, 2026. Mr. Barry has shared voting and dispositive power over the remaining 398,043 shares of common stock beneficially owned as of February 6, 2026.
(3)    Mr. Eliasek also serves as the Chief Operating Officer of the Company.
(4)     Includes 458 shares of common stock that, as of February 6, 2026, Mr. Eliasek has the right to acquire pursuant to the conversion privilege in the preferred stock Mr. Eliasek owns.

(5)    Includes 43,326 shares of common stock that, as of February 6, 2026, Ms. Van Dask has the right to acquire pursuant to the conversion privilege in the preferred stock Ms. Van Dask owns.
The following table sets forth the dollar range of our equity securities beneficially owned by each of our directors as of February 6, 2026. Other than Mr. Eliasek, as of February 6, 2026, no other director owns shares of our preferred stock. Information as to beneficial ownership is based on information furnished to us by the directors. We are part of a “family of investment companies”, as that term is defined in the 1940 Act, that includes Priority Income Fund, Inc. (“Priority”), Prospect Floating Rate & Alternative Income Fund, Inc. (“PFLOAT”) and Prospect Enhanced Yield Fund (“PENF”).

Name of Director	Dollar Range of Equity Securities Beneficially Owned in the Company(1)(2)(3)	Dollar Range of Equity Securities Beneficially Owned in Priority(1)(2)	Dollar Range of Equity Securities Beneficially Owned in PFLOAT (1)(2)	Dollar Range of Equity Securities Beneficially Owned in PENF (1)(2)
Interested Directors and Nominee
John F. Barry III	Over $100,000	None	Over $100,000	Over $100,000
M. Grier Eliasek	Over $100,000	None	None	Over $100,000
Independent Directors and Nominee
Andrew C. Cooper	None	None	None	None
William J. Gremp	Over $100,000	None	None	None
Eugene S. Stark	Over $100,000	None	None	None
_______________________________________________________________________________
(1)    Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, which requires pecuniary interest.
(2)    The dollar ranges are: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000, or over $100,000.
(3)    The dollar range of shares of our common stock beneficially owned is based on the closing price of $2.64 on February 6, 2026 on The Nasdaq Stock Market LLC (the “Nasdaq”).

PORTFOLIO COMPANIES
The following is a listing of our portfolio companies at December 31, 2025. Values are as of December 31, 2025. (All figures in this item are in thousands.)
The portfolio companies are presented in three categories: “companies more than 25% owned” are portfolio companies in which Prospect directly or indirectly owns more than 25% of the outstanding voting securities of such portfolio company and, therefore, such portfolio company is presumed to be controlled by us under the 1940 Act; “companies owned 5% to 24.99%” are portfolio companies where Prospect directly or indirectly owns 5% to 24.99% of the outstanding voting securities of such portfolio company and/or holds one or more seats on the portfolio company’s Board of Directors and, therefore, such portfolio company is deemed to be an affiliated person with us under the 1940 Act; “companies less than 5% owned” are portfolio companies where Prospect directly or indirectly owns less than 5% of the outstanding voting securities of such portfolio company and where it has no other affiliations with such portfolio company. As of December 31, 2025, Prospect owned controlling interests in Belnick, LLC (d/b/a The Ubique Group)(”Belnick”); CP Energy Services Inc. (“CP Energy”); Credit Central Loan Company, LLC; Echelon Transportation LLC; First Tower Finance Company LLC; Freedom Marine Solutions, LLC; InterDent, Inc.; Kickapoo Ranch Pet Resort; MITY, Inc.; National Property REIT Corp.; Nationwide Loan Company LLC; NMMB, Inc.; Pacific World Corporation; QC Holdings TopCO, LLC; R-V Industries, Inc.; Universal Turbine Parts, LLC; Strategic Chemical Solutions Corp. (f/k/a USES Corp.); and Valley Electric Company, Inc. CP Energy owns a controlling interest of the common equity of Spartan Energy Holdings, Inc., (“Spartan Holdings”) which owns 100% of Spartan Energy Services, LLC (“Spartan”), a portfolio company of Prospect with $56,251 first lien term loans (the “Spartan Term Loan A”) due to us as of December 31, 2025. As a result of CP Energy’s ownership of Spartan Holdings, and given Prospect’s controlling interest in CP Energy, we report our investments in Spartan as control investment. Spartan remains the direct borrower and guarantor to Prospect for the Spartan Term Loan A.We also own affiliated interests in Nixon, Inc. and RGIS Services, LLC. Prospect makes available significant managerial assistance to its portfolio companies. Prospect generally requests and may receive rights to observe the meetings of its portfolio companies’ Boards of Directors.

						December 31, 2025
Portfolio Company	Industry	Investments(1)(35)	Coupon/Yield	Floor	Legal Maturity	% of Class	Fair Value(2)	% of Net Assets

Control Investments (greater than 25.00% voting control)(37)

Belnick, LLC (d/b/a The Ubique Group) (41) 4350 Ball Ground Highway Canton, GA 30114	Household Durables	First Lien Term Loan	12.50% (3M SOFR + 8.50%)	4.00	5/14/2029		$76,264	2.6%	(8)(36)
		Preferred Class P Units (5,263 units)	8.50% PIK		N/A	100.00%	—	—%	(14)
							76,264	2.6%
CP Energy Services Inc. (18) 1508 Neptune Drive Clinton, Oklahoma 73601	Energy Equipment & Services	First Lien Term Loan	12.93% (3M SOFR + 9.00%)	1.00	4/4/2027	N/A	9,403	0.3%	(8)(36)
		First Lien Term Loan	12.93% (3M SOFR + 9.00%)	1.00	4/4/2027	N/A	55,083	1.9%	(8)(36)
		First Lien Term Loan	12.93% (3M SOFR + 9.00%)	1.00	4/4/2027	N/A	7,330	0.2%	(8)(36)
		First Lien Term Loan	12.93% (3M SOFR + 9.00%)	1.00	4/4/2027	N/A	14,990	0.5%	(8)(36)
		First Lien Term Loan A to Spartan Energy Services, LLC	11.93% PIK (3M SOFR + 8.00%)	1.00	1/26/2027	N/A	36,662	1.2%	(8)(36)
		First Lien Term Loan A to Spartan Energy Services, LLC	11.93% (3M SOFR + 8.00%)	1.00	1/26/2027	N/A	9,592	0.3%	(8)
		Incremental First Lien Term Loan A to Spartan Energy Services, LLC - $700 Commitment	12.26% (3M SOFR+ 8.00%)	1.00	1/26/2027	N/A	—	—%	(8)(13)(36)
		Series A Preferred Units to Spartan Energy Holdings, Inc. (10,000 shares)	15.00%		N/A	100.00%	—	—%	(14)
		Series B Redeemable Preferred Stock (790 shares)	16.00%		N/A	100.00%	—	—%	(14)
		Common Stock (102,924 shares)			N/A	99.83%	—	—%	(14)
							133,060	4.4%

						December 31, 2025
Portfolio Company	Industry	Investments(1)(35)	Coupon/Yield	Floor	Legal Maturity	% of Class	Fair Value(2)	% of Net Assets

Control Investments (greater than 25.00% voting control)(37)

Credit Central Loan Company, LLC (19) 700 East North Street, Suite 15 Greenville, SC 29601	Consumer Finance	First Lien Term Loan	5.75%	—	9/15/2027	N/A	$83,156	2.8%	(12)
		Class A Units (14,867,312 units)			N/A	100.00%	—	—%	(12)(14)
		Preferred Class P Shares (14,518,187 units)	12.75% PIK		N/A	99.84%	—	—%	(12)(14)
		Net Revenues Interest (25% of Net Revenues)			N/A	N/A	—	—%	(12)(14)
							83,156	2.8%
Echelon Transportation, LLC 1465 Post Road East Westport, CT 06880	Trading Companies & Distributors	First Lien Term Loan	6.00%	—	12/7/2026	N/A	21,746	0.7%
		Membership Interest (100%)			N/A	100.00%	—	—%	(14)
		Preferred Units (47,074,638 units)	12.75%		N/A	100.00%	7,780	0.3%	(14)
							29,526	1.0%
First Tower Finance Company LLC (21) P.O. Box 320001 406 Liberty Park Court Flowood, Mississippi 39232	Consumer Finance	First Lien Term Loan to First Tower, LLC	11.00% plus 5.00% PIK	—	12/18/2027	N/A	449,336	15.2%	(12)(36)
		Class A Units (95,709,910 units)			N/A	80.10%	451,684	15.3%	(12)(14)
							901,020	30.5%
Freedom Marine Solutions, LLC (22) 111 Evergreen Drive Houma, Louisiana 70364	Marine Transport	Membership Interest (100%)			N/A	100.00%	11,882	0.4%	(14)
							11,882	0.4%
InterDent, Inc. 9800 South La Cienega Boulevard, Suite 800 Inglewood, California 90301	Health Care Providers & Services	First Lien Delayed Draw Term Loan B -$42,000 Commitment	5.00% plus 7.00% PIK	—	9/5/2027	N/A	25,586	0.9%	(13)(36)
		First Lien Term Loan A/B	18.48% (1M SOFR + 14.65%)	2.00	9/5/2027	N/A	14,249	0.5%	(3)(8)
		First Lien Term Loan A	9.33% (1M SOFR + 5.50%)	1.00	9/5/2027	N/A	95,823	3.2%	(3)(8)
		First Lien Term Loan B	5.00% plus 7.00% PIK	—	9/5/2027	N/A	202,214	6.8%	(36)
		Common Stock (99,900 shares)			N/A	100.00%	—	—%	(14)
							337,872	11.4%
Kickapoo Ranch Pet Resort 23230 Kickapoo Road Waller, Texas 77484	Diversified Consumer Services	First Lien Term Loan	11.17% (3M SOFR + 7.50%)	3.00	1/10/2029	N/A	$700	—%	(8)
		Membership Interest (100%)			N/A	100.00%	3,012	0.1%	(14)
							3,712	0.1%
MITY, Inc. (23) 1301 West 400 North Orem, UT 84057	Commercial Services & Supplies	First Lien Term Loan A	12.95% (3M SOFR + 9.02%)	3.00	11/30/2027	N/A	54,305	1.8%	(3)(8)
		First Lien Term Loan B	10.93% (3M SOFR + 7.00%) plus 10.00% PIK	3.00	11/30/2027	N/A	8,274	0.3%	(8)(36)
		Unsecured Note to Broda Enterprises ULC	10.00%	—	1/1/2028	N/A	5,392	0.2%	(12)
		Common Stock (42,053 shares)			N/A	100.00%	24,311	0.8%	(14)
		Series A Redeemable Preferred Stock (704 shares)	8.00% PIK		N/A	100.00%	1,100	—%	(14)
							93,382	3.1%
National Property REIT Corp. (24) 3424 Peachtree Road NE Suite 2200 Atlanta, GA 30326	Residential Real Estate Investment Trusts (REITs) / Consumer Finance / Structured Finance	First Lien Term Loan A	4.00% (3M SOFR + 0.25%) plus 2.00% PIK	3.75	3/31/2027	N/A	652,563	22.1%	(8)(36)(33)
		First Lien Term Loan D	4.00% (3M SOFR + 0.25%) plus 2.00% PIK	3.75	3/31/2027	N/A	178,425	6.0%	(8)(36)(33)
		First Lien Term Loan E	7.00% (3M SOFR + 1.50%) plus 7.00% PIK	5.50	3/31/2027	N/A	52,652	1.8%	(8)(36)(33)
		Residual Profit Interest			N/A	N/A	23,403	0.8%	(14)(33)
		Common Stock (3,374,914 shares)			N/A	100.00%	266,219	9.0%	(14)(40)
							1,173,262	39.7%

						December 31, 2025
Portfolio Company	Industry	Investments(1)(35)	Coupon/Yield	Floor	Legal Maturity	% of Class	Fair Value(2)	% of Net Assets

Control Investments (greater than 25.00% voting control)(37)

Nationwide Loan Company LLC (25) 3435 North Cierco Avenue Chicago, IL 60641	Consumer Finance	First Lien Delayed Draw Term Loan A - $7,350 Commitment	10.00%	—	5/15/2029	N/A	$6,165	0.2%	(12)(13)(36)
		First Lien Delayed Draw Term Loan B - $8,000 Commitment	10.00%	—	5/15/2029	N/A	4,313	0.1%	(12)(13)(36)
		Class A Units (925,796,475 units)			N/A	100.00%	20,918	0.7%	(12)(14)
							31,396	1.0%
NMMB, Inc. (26) 10 Abeel Road Cranbury, NJ 08512	Media	First Lien Term Loan	12.43% (3M SOFR + 8.50%)	2.00	3/31/2027	N/A	29,723	1.0%	(3)(8)
		Common Stock (21,418 shares)			N/A	92.77%	54,366	1.8%	(14)
							84,089	2.8%
Pacific World Corporation (34) 75 Enterprise, Suite 300 Aliso Viejo, CA 92656	Personal Care Products	First Lien Term Loan A	7.97% PIK (1M SOFR + 4.25%)	1.00	3/26/2029	N/A	107,626	3.6%	(8)(36)
		Convertible Preferred Equity (809,548 shares)	12.00% PIK		N/A	100.00%	—	—%	(14)
		Common Stock (6,778,414 shares)			N/A	7.79%	—	—%	(14)
							107,626	3.6%
QC Holdings TopCo, LLC (17) QC Holdings, LLC 8208 Melrose Drive Lenexa, KS 66214	Consumer Finance	Second Lien Term Loan	23.50% (3M SOFR + 18.50%)	5.00	7/1/2030	N/A	54,997	1.9%	(3)(8)(12)(36)
		Second Lien Delayed Draw Term Loan	23.50% (3M SOFR + 18.50%)	5.00	7/1/2030	N/A	1,706	0.1%	(8)(12)(13)(36)
		Class A Units (222,886 units)			N/A	99.50%	38,969	1.3%	(12)(14)
							95,672	3.3%
R-V Industries, Inc. 584 Poplar Road Honey Brook, PA 19344	Machinery	First Lien Term Loan	13.00% (3M SOFR + 9.00%)	1.00	12/15/2028	N/A	46,322	1.6%	(3)(8)
		First Lien Term Loan	7.50% (3M SOFR + 3.50%)	4.00	12/15/2028	N/A	10,000	0.3%	(3)(8)
		Common Stock (745,107 shares)			N/A	87.75%	46,342	1.6%
							102,664	3.5%
Universal Turbine Parts, LLC (32) 120 Grouby Airport Road Prattsville, AL 36067	Aerospace & Defense	First Lien Delayed Draw Term Loan - $6,965 Commitment	11.68% (3M SOFR + 7.75%)	1.00	2/29/2028	N/A	$6,469	0.3%	(8)(13)
		First Lien Term Loan A	9.68% (3M SOFR + 5.75%)	1.00	2/29/2028	N/A	29,575	1.0%	(3)(8)
		First Lien Term Loan A	11.68% (3M SOFR + 7.75%)	2.50	2/29/2028	N/A	3,990	0.1%	(3)(8)
		First Lien Term Loan A	11.68% (3M SOFR + 7.75%)	2.50	2/29/2028	N/A	14,875	0.5%	(3)(8)
		Preferred A Units (42,877,884 units)	12.75% PIK		10/31/2030	100.00%	41,884	1.4%
		Preferred B Units (43,423,272 units)	18.00% PIK		N/A	100.00%	5,436	0.2%	(14)
		Common Stock (10,000 units)			N/A	100.00%	—	—%	(14)
							102,229	3.5%
Strategic Chemical Solutions Corp. (f/k/a USES Corp.) (28) 2250 Pasadena Freeway Pasadena, TX 77506	Commercial Services & Supplies	First Lien Term Loan	12.98% (1M SOFR + 9.00%)	1.00	8/15/2026	N/A	1,015	0.1%	(8)
		First Lien Equipment Term Loan	12.98% (1M SOFR + 9.00%)	1.00	8/15/2026	N/A	9,693	0.3%	(8)(36)
		First Lien Term Loan A	9.00% PIK	—	8/15/2026	N/A	—	—%	(7)
		First Lien Term Loan B	15.50% PIK	—	8/15/2026	N/A	—	—%	(7)
		Common Stock (268,962 shares)			N/A	99.96%	—	—%	(14)
							10,708	0.4%
Valley Electric Company, Inc. (29) 1100 Merrill Creek Parkway Everett, WA 98023	Construction & Engineering	First Lien Term Loan to Valley Electric Co. of Mt. Vernon, Inc.	8.93% (3M SOFR + 5.00%) plus 2.50% PIK	3.00	6/30/2026	N/A	10,452	0.4%	(3)(8)(36)
		First Lien Term Loan	8.00% plus 10.00% PIK	—	4/30/2028	N/A	38,630	1.3%	(3)(36)
		First Lien Term Loan B	7.00% plus 5.50% PIK	—	4/30/2028	N/A	34,777	1.2%	(3)(36)
		Consolidated Revenue Interest (2.00%)			N/A	2.00%	1,194	—%	(10)
		Common Stock (50,000 shares)			N/A	94.99%	233,330	7.9%
							318,383	10.8%
Total Control Investments							$3,695,903	124.9%

						December 31, 2025
Portfolio Company	Industry	Investments(1)(35)	Coupon/Yield	Floor	Legal Maturity	% of Class	Fair Value(2)	% of Net Assets

Affiliate Investments (5.00% to 25.00% voting control)(38)

Nixon, Inc. (30) 701 South Coast Highway Encinitas, CA 92024	Textiles, Apparel & Luxury Goods	Common Stock (857 units)			N/A	8.57%	$—	—%	(14)
							—	—	—%
RGIS Services, LLC 33 E 33rd St Ste 902 New York, NY 10016	Commercial Services & Supplies	Membership Interest (505,308 units)			N/A	8.33%	12,835	33,902
							12,835	33,902	1.1%
Total Affiliate Investments							$12,835	$33,902	1.1%
Non-Control/Non-Affiliate Investments (less than 5.00% voting control)

Apidos CLO XV P.O. Box 1093 Boundary Hall Cricket Square Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note	Residual Interest, current yield 0.00%	—	4/21/2031	N/A	$4,426	0.1%	(5)(12)(15)
							4,426	0.1%
Apidos CLO XXII P.O. Box 1093 Boundary Hall Cricket Square Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note	Residual Interest, current yield 0.00%	—	4/21/2031	N/A	8,581	0.3%	(5)(12)(15)
							8,581	0.3%
Atlantis Health Care Group (Puerto Rico), Inc. Carr. 876 Int Calle Aniceto Diaz Trujillo Alto, PR 00978	Health Care Providers & Services	First Lien Term Loan	12.67% (3M SOFR + 8.75%)	2.00	5/15/2026	N/A	56,166	1.9%	(3)(8)
							56,166	1.9%
Aventiv Technologies, LLC 5360 Legacy Dr Ste 300 Plano, TX 75024	Diversified Telecommunication Services	Second Out Super Priority First Lien Term Loan	14.16% (3M SOFR+ 10.00%)	1.00	3/25/2026	N/A	43,663	1.5%	(8)(44)
		Second Out Super Priority First Lien Term Loan	13.96% (3M SOFR+ 10.00%)	1.00	3/25/2026	N/A	3,053	0.1%	(8)(44)
		Second Out Super Priority First Lien Term Loan	11.43% (3M SOFR + 7.50%)	1.00	3/25/2026	N/A	763	—%	(8)(36)(44)
		Third Out Super Priority First Lien Term Loan	9.02% (3M SOFR + 5.09%)	1.00	3/25/2026	N/A	22,601	0.8%	(8)(36)(44)
		Super Priority Second Lien Term Loan	12.98% (3M SOFR + 9.05%)	1.00	3/25/2026	N/A	7,904	0.3%	(7)(8)
							77,984	2.7%
Barings CLO 2018-III P.O. Box 1093 Boundary Hall Cricket Square Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note	Residual Interest, current yield 0.00%	—	7/20/2029	N/A	—	—%	(5)(12)(15)
							—	—%
Barracuda Parent, LLC 3175 Winchester Blvd. Campbell, CA 95008	IT Services	Second Lien Term Loan	10.84% (3M SOFR + 7.00%)	0.50	8/15/2030	N/A	14,497	0.5%	(8)
							14,497	0.5%

						December 31, 2025
Portfolio Company	Industry	Investments(1)(35)	Coupon/Yield	Floor	Legal Maturity	% of Class	Fair Value(2)	% of Net Assets

Non-Control/Non-Affiliate Investments (less than 5.00% voting control)

BCPE North Star US Holdco 2, Inc. 30 East 7th St., Suite 2600 St. Paul US-MN US 55101	Food Products	Second Lien Term Loan	11.08% (1M SOFR + 7.25%)	0.75	6/8/2029	N/A	$69,093	2.3%	(3)(8)
							69,093	2.3%
BCPE Osprey Buyer, Inc. 30 East 7th St., Suite 2600 St. Paul US-MN US 55101	Health Care Technology	First Lien Revolving Line of Credit - $4,239 Commitment	9.58% (1M SOFR + 5.75%)	0.75	8/21/2026	N/A	3,533	0.1%	(8)(13)
		First Lien Term Loan	9.58% (1M SOFR + 5.75%)	0.75	8/23/2028	N/A	4,597	0.2%	(3)(8)
		First Lien Term Loan	9.83% (3M SOFR + 5.75%)	0.75	8/23/2028	N/A	62,400	2.1%	(3)(8)
							70,530	2.4%
Burgess Point Purchaser Corporation 233 Wilshire Blvd. Suite 800 Santa Monica, CA 90401	Automobile Components	Second Lien Term Loan	12.94% (3M SOFR + 9.00%)	0.75	7/25/2030	N/A	26,328	0.9%	(3)(8)
							26,328	0.9%
Capstone Logistics Acquisition, Inc. 6525 The Corners Parkway, Suite 520 Peachtree Corners, GA 30092	Commercial Services & Supplies	Second Lien Term Loan	12.32% (1M SOFR + 8.50%)	1.00	11/12/2030	N/A	8,500	0.3%	(3)(8)
							8,500	0.3%
Cent CLO 21 Limited P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note	Residual Interest, current yield 0.00%	—	7/29/2030	N/A	—	—%	(5)(12)(15)
							—	—%
Collections Acquisition Company, Inc. Two Easton Oval, Suite 310 Columbus, OH 43219	Financial Services	First Lien Term Loan	10.43% (3M SOFR + 6.50%)	2.50	6/3/2028	N/A	54,331	1.8%	(3)(8)
							54,331	1.8%
Credit.com Holdings, LLC 257 East 200 South Suite 1200 Salt Lake City UT 84111	Diversified Consumer Services	First Lien Term Loan A	14.93% (3M SOFR + 11.00%)	1.50	9/28/2028	N/A	13,350	0.5%	(7)(8)(36)
		First Lien Term Loan B	15.93% (3M SOFR + 12.00%)	1.50	9/28/2028	N/A	—	—%	(7)(8)
		Class B of PGX TopCo II LLC (999 Non-Voting Units)			N/A	100.00%	—	—%	(14)(43)
							13,350	0.5%
Discovery Point Retreat, LLC (6) 306 Log Cabin Road, Ennis, TX 75119	Health Care Providers & Services	First Lien Term Loan	11.68% (3M SOFR + 7.75%)	3.25	6/14/2029	N/A	20,290	0.7%	(3)(8)
		Series A Preferred Stock of Discovery MSO HoldCo LLC (8,701 Units)	8.00% PIK		N/A	99.38%	12,320	0.4%	(14)(43)
							32,610	1.1%
DRI Holding Inc. 8000 Haskell Avenue Van Nuys, CA 91406	Commercial Services & Supplies	First Lien Term Loan	9.07% (1M SOFR + 5.25%)	0.50	12/21/2028	N/A	33,046	1.1%	(3)(8)
		Second Lien Term Loan	11.82% (1M SOFR + 8.00%)	0.50	12/21/2029	N/A	144,479	4.9%	(3)(8)
							177,525	6.0%
Druid City Infusion, LLC 611 McFarland Blvd. Suite C Northport, AL 35476	Pharmaceuticals	First Lien Term Loan	11.17% (3M SOFR + 7.50%)	3.00	10/4/2029	N/A	39,424	1.3%	(3)(8)
		First Lien Convertible Note to Druid City Intermediate, Inc.	6.00% plus 2.00% PIK	—	10/4/2033	N/A	37,438	1.3%	(3)(36)(43)
							76,862	2.6%

						December 31, 2025
Portfolio Company	Industry	Investments(1)(35)	Coupon/Yield	Floor	Legal Maturity	% of Class	Fair Value(2)	% of Net Assets

Non-Control/Non-Affiliate Investments (less than 5.00% voting control)

Emerge Intermediate, Inc. (45) 110 Fieldcrest Ave, Third Floor, PMB #6295 Edison, NJ 08837	Pharmaceuticals	First Lien Term Loan	10.07% (3M SOFR + 6.25%)	—	8/31/2027	N/A	$52,984	1.8%	(3)(8)(36)
							52,984	1.8%
Enseo Acquisition, Inc. 2201 10th Street Plano, Texas 75074	Media	First Lien Term Loan	12.43% (3M SOFR + 8.50%)	2.00	12/31/2027	N/A	49,367	1.7%	(3)(8)
							49,367	1.7%
Eze Castle Integration, Inc. 100 High Street, 16th Floor Boston, MA 02110	Software	First Lien Delayed Draw Term Loan - $8,036 Commitment	10.76% (3M SOFR + 6.75%)	3.00	1/15/2027	N/A	2,552	0.1%	(8)(13)(46)
		First Lien Term Loan	10.77% (3M SOFR + 6.75%)	3.00	1/15/2027	N/A	45,684	1.5%	(3)(8)
							48,236	1.6%
Faraday Buyer, LLC 1630 Faraday Ave. Carlsbad, CA, 92008-7313	Electrical Equipment	First Lien Term Loan	9.67% (3M SOFR + 6.00%)	1.00	10/11/2028	N/A	61,054	2.1%	(3)(8)
							61,054	2.1%
First Brands Group 3255 W Hamlin Rd Rochester, Michigan 48309	Automobile Components	First Lien DIP Term Loan A	5.39% (1M SOFR + 1.55%) plus 8.45% PIK	1.00	6/29/2026	N/A	1,261	—%	(8)(42)
		First Lien DIP Term Loan B	10.84% PIK (1M SOFR + 7.00%)	1.00	6/29/2026	N/A	308	—%	(7)(8)(42)
		First Lien Term Loan	10.99% PIK (1M SOFR + 7.00%)	1.00	3/30/2027	N/A	26	—%	(7)(8)(42)
		First Lien Term Loan	10.99% PIK (1M SOFR + 7.00%)	1.00	3/30/2027	N/A	54	—%	(7)(8)(42)
		Second Lien Term Loan	14.63% PIK (1M SOFR + 10.50%)	1.00	3/30/2028	N/A	176	—%	(7)(8)(42)
							1,825	—%
Galaxy XV CLO, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note	Residual Interest, current yield 0.00%	—	10/15/2030	N/A	—	—%	(5)(12)(15)
							—	—%
Galaxy XXVII CLO, Ltd. One Nexus Way Camana Bay, Grand Cayman, KY1-9005, Cayman Islands	Structured Finance	Subordinated Structured Note	Residual Interest, current yield 0.00%	—	5/16/2031	N/A	—	—%	(5)(12)(15)
							—	—%
Galaxy XXVIII CLO, Ltd. One Nexus Way Camana Bay, Grand Cayman, KY1-9005, Cayman Islands	Structured Finance	Subordinated Structured Note	Residual Interest, current yield 0.00%	—	7/15/2031	N/A	—	—%	(5)(12)(15)
							—	—%
Global Tel*Link Corporation (d./b/a ViaPath Technologies) 3120 Fairview Park Drive Suite 300 Falls Church, VA 22042	Diversified Telecommunication Services	First Lien Term Loan	11.22% (1M SOFR + 7.50%)	3.00	8/6/2029	N/A	124,291	4.2%	(3)(8)
							124,291	4.2%

						December 31, 2025
Portfolio Company	Industry	Investments(1)(35)	Coupon/Yield	Floor	Legal Maturity	% of Class	Fair Value(2)	% of Net Assets

Non-Control/Non-Affiliate Investments (less than 5.00% voting control)

Halcyon Loan Advisors Funding 2014-2 Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note	Residual Interest, current yield 0.00%	—	4/28/2030	N/A	$4	—%	(5)(12)(15)
							4	—%
Halcyon Loan Advisors Funding 2015-3 Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note	Residual Interest, current yield 0.00%	—	10/18/2027	N/A	10	—%	(5)(12)(15)
							10	—%
HarbourView CLO VII-R, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note	Residual Interest, current yield 0.00%	—	7/18/2031	N/A	—	—%	(5)(12)(15)
							—	—%
Healthcare Venture Partners, LLC 701 E. Bay Street, Suite 516 Charleston, SC 29403	Health Care Providers & Services	First Lien Term Loan	11.67% (3M SOFR+ 8.00%)	3.50	8/29/2030	N/A	$11,940	0.4%	(3)(8)
		First Lien Revolving Line of Credit - $1,000 Commitment	11.67% (3M SOFR + 8.00%)	3.50	8/29/2030	N/A	—	—%	(8)(13)
		Series A Preferred Units of TCSPV Holdings IV, LLC (2,150,000 Units)			N/A	24.18%	3,080	0.1%	(14)(43)
							15,020	0.5%
Help/Systems Holdings, Inc. (d/b/a Forta, LLC) 11095 Viking Drive Suite 100 Eden Prairie, MN 55344	Software	Second Lien Term Loan	3.96% (3M SOFR + 0.00%) plus 9.00% PIK	2.00	5/19/2029	N/A	49,208	1.7%	(8)
							49,208	1.7%
Imperative Worldwide, LLC 111 SW 5th Ave, Suite 1825, Portland, OR 97204	Air Freight & Logistics	First Lien Term Loan	9.32% (3M SOFR + 5.50%)	0.75	12/30/2028	N/A	31,394	1.1%	(3)(8)
		First Lien Term Loan	9.17% (3M SOFR + 5.50%)	0.75	12/30/2028	N/A	5,925	0.2%	(3)(8)
		Second Lien Term Loan	12.32% (3M SOFR + 8.50%)	0.75	12/30/2029	N/A	95,000	3.2%	(3)(8)
							132,319	4.5%
Interventional Management Services, LLC 3390 Peachtree Road NE Suite 1500 Atlanta, Georgia 30326	Health Care Providers & Services	First Lien Revolving Line of Credit - $5,000 Commitment	12.92% (3M SOFR + 9.00%)	1.00	2/20/2026	N/A	5,000	0.2%	(3)(8)(13)
		First Lien Term Loan	12.92% (3M SOFR + 9.00%)	1.00	2/20/2026	N/A	63,450	2.1%	(3)(8)
							68,450	2.3%
iQor Holdings, Inc. 6700 North Andrews Avenue, Fort Lauderdale 33309	Professional Services	First Lien Term Loan	11.18% (3M SOFR + 7.25%)	2.50	6/11/2029	N/A	45,079	1.5%	(3)(8)
		Common Stock of Bloom Parent, Inc. (10,450 units)			N/A	6.03%	15,614	0.5%	(14)
							60,693	2.0%
Japs-Olson Company, LLC (31) 7500 Excelsior Blvd St. Louis Park, MN 55426	Commercial Services & Supplies	First Lien Term Loan	10.42% (3M SOFR + 6.75%)	2.00	5/25/2028	N/A	55,118	1.9%	(3)(8)
							55,118	1.9%

						December 31, 2025
Portfolio Company	Industry	Investments(1)(35)	Coupon/Yield	Floor	Legal Maturity	% of Class	Fair Value(2)	% of Net Assets

Non-Control/Non-Affiliate Investments (less than 5.00% voting control)

Julie Lindsey, Inc. 10 East 38th Street, 8th Floor New York, NY 10016	Textiles, Apparel & Luxury Goods	First Lien Revolving Line of Credit - $2,000 Commitment	10.00% (3M SOFR + 6.00%)	4.00	7/27/2027	N/A	$—	—%	(8)(13)
		First Lien Term Loan	10.00% (3M SOFR + 6.00%)	4.00	7/27/2028	N/A	19,000	0.6%	(3)(8)
							19,000	0.6%
K&N HoldCo, LLC 1455 Citrus Street Riverside CA, 92507	Automobile Components	Class A Common Units (137,215 units)			N/A	0.92%	374	—%	(14)
							374	—%
KM2 Solutions LLC 100 Park Avenue, Suite 1600 New York, New York 10017	Professional Services	First Lien Term Loan	13.42% (3M SOFR + 9.60%)	3.00	6/16/2026	N/A	17,607	0.6%	(3)(8)
							17,607	0.6%
LCM XIV Ltd. P.O. Box 1093, Queensgate House Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note	Residual Interest, current yield 0.00%	—	7/21/2031	N/A	—	—%	(5)(12)(15)
							—	—%
Lucky US BuyerCo LLC 399 Boylston Street, 13th Floor Boston, MA 02116	Financial Services	First Lien Revolving Line of Credit - $2,775 Commitment	11.22% (3M SOFR + 7.50%)	1.00	4/1/2029	N/A	2,520	0.1%	(8)(13)(46)
		First Lien Term Loan	11.22% (3M SOFR + 7.50%)	1.00	4/1/2029	N/A	21,131	0.7%	(3)(8)
							23,651	0.8%
MAC Discount, LLC 109 Hindman Lane Butler, PA 16001	Distributors	First Lien Term Loan	12.42% (3M SOFR + 8.50%)	1.50	5/11/2028	N/A	30,760	1.0%	(3)(8)
		Class A Senior Preferred Stock of MAC Discount Investments, LLC (1,500,000 shares)	12.00%		N/A	1.38%	1,533	0.1%	(14)
							32,293	1.1%
Medical Solutions Holdings, Inc. (4) 1010 N. 102nd Street, Suite 300 Omaha, Nebraska 68114	Health Care Providers & Services	Second Lien Term Loan	10.94% (3M SOFR + 7.00%)	0.50	11/1/2029	N/A	21,785	0.7%	(8)
							21,785	0.7%
New WPCC Parent, LLC (47) 2277 Plaza Drive, Suite 270, Sugar Land, TX, 77479	Health Care Providers & Services	First Lien Term Loan	13.22% (1M SOFR+ 9.50%)	2.00	5/9/2030	N/A	22,748	0.8%	(3)(8)(36)
		Series A Preferred Interests (881,687 units)	13.00% PIK		N/A	18.18%	12,470	0.4%	(14)(43)
		Class A Common Interests (904,886 units)			N/A	18.10%	11,118	0.4%	(14)(43)
		Liquidating Trust of Wellpath Holdings, Inc.			N/A	N/A	8,839	0.3%	(14)
							55,175	1.9%
Octagon Investment Partners XV, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note	Residual Interest, current yield 0.00%	—	7/19/2030	N/A	—	—%	(5)(12)(15)
							—	—%
OneTouchPoint Corp 1225 Walnut Ridge Drive Hartland, WI 53029	Commercial Services & Supplies	First Lien Term Loan	11.92% (3M SOFR + 8.00%)	1.00	6/30/2026	N/A	32,251	1.1%	(3)(8)
							32,251	1.1%

						December 31, 2025
Portfolio Company	Industry	Investments(1)(35)	Coupon/Yield	Floor	Legal Maturity	% of Class	Fair Value(2)	% of Net Assets

Non-Control/Non-Affiliate Investments (less than 5.00% voting control)

PeopleConnect Holdings, Inc (9) 600 B Street, 9th Floor San Diego, CA 92101 Attention: Jeff Johnson, Chief Executive Officer and Rick Sutton, Chief Financial Officer	Interactive Media & Services	First Lien Term Loan	12.07% (3M SOFR + 8.25%)	2.75	7/22/2026	N/A	$60,776	2.1%	(3)(8)
							60,776	2.1%
Precisely Software Incorporated 1700 District Avenue Burlington, MA 01803	Software	Second Lien Term Loan	11.35% (3M SOFR + 7.25%)	0.75	4/23/2029	N/A	71,350	2.4%	(3)(8)
							71,350	2.4%
Preventics, Inc. (d/b/a Legere Pharmaceuticals) 15344 N. 83rd Way, Scottsdale, AZ 85260	Personal Care Products	First Lien Term Loan	14.43% (3M SOFR + 10.50%)	1.00	11/12/2026	N/A	8,743	0.3%	(3)(8)
		First Lien Term Loan	11.43% (3M SOFR + 7.50%)	3.00	11/12/2026	N/A	1,891	0.1%	(3)(8)
		Series A Convertible Preferred Stock (472 units)	8.00%		N/A	5.47%	374	—%	(14)(43)
		Series C Convertible Preferred Stock (5,677 units)	8.00%		N/A	100.00%	4,492	0.2%	(14)(43)
							15,500	0.6%
Recovery Solutions Parent, LLC 6550 Carothers Parkway, Suite 500. Franklin, TN 37067	Health Care Providers & Services	First Lien Term Loan	11.17% (3M SOFR + 7.50%)	2.00	1/27/2030	N/A	33,271	1.1%	(3)(8)(36)
		Membership Interest (1,567,397 units)			N/A	15.67%	53,086	1.8%	(14)(43)
							86,357	2.9%
Redstone Holdco 2 LP (20) 174 Middlesex Tpke Bedford, MA 01730	IT Services	Second Lien Term Loan	11.85% (3M SOFR + 7.75%)	0.75	4/27/2029	N/A	20,500	0.7%	(8)
							20,500	0.7%
Research Now Group, LLC and Dynata, LLC 6 Research Drive Shelton, CT 06484	IT Services	First Lien Second Out Term Loan	9.64% (3M SOFR + 5.50%)	1.00	10/15/2028	N/A	7,423	0.3%	(8)(44)
		Common Stock of New Insight Holdings, Inc. (210,781 shares)			N/A	2.11%	795	—%	(14)
		Warrants (to purchase 285,714 shares of Common Stock of New Insight Holdings, Inc.)			7/15/2029	20.00%	—	—%	(14)
							8,218	0.3%
Rising Tide Holdings, Inc. 1 E. Broward Blvd. Fort Lauderdale, FL 33301	Specialty Retail	First In Last Out Term Loan	30.00% PIK	—	5/1/2027	N/A	$561	—%	(36)(44)
		First In Last Out Term Loan	12.74% (1M SOFR+ 8.75%) plus 20.00% PIK	2.00	5/1/2027	N/A	733	—%	(8)(36)(44)
		First Lien First Out Term Loan	15.00% PIK	—	6/13/2028	N/A	2,189	0.1%	(36)
		First Lien Second Out Term Loan	12.00% PIK	—	6/13/2028	N/A	3,551	0.1%	(36)(44)
		Class A Common Units of Marine One Holdco, LLC (345,600 units)			N/A	3.46%	—	—%	(14)
		Warrants (to purchase 3,456,000 Class A Common Units of Marine One Holdco, LLC)			9/25/2044	9.59%	—	—%	(14)
		Warrants (to purchase 50,456 Class A Common Units of Marine One Holdco, LLC)			9/12/2028	3.84%	—	—%	(14)
							7,034	0.2%

						December 31, 2025
Portfolio Company	Industry	Investments(1)(35)	Coupon/Yield	Floor	Legal Maturity	% of Class	Fair Value(2)	% of Net Assets

Non-Control/Non-Affiliate Investments (less than 5.00% voting control)

The RK Logistics Group, Inc. 41707 Christy Street Fremont, CA 94538	Commercial Services & Supplies	First Lien Term Loan	14.50% (3M SOFR + 10.50%)	1.00	12/18/2028	N/A	$5,599	0.2%	(3)(8)
		First Lien Term Loan	11.50% (3M SOFR + 7.50%)	4.00	12/18/2028	N/A	33,088	1.1%	(3)(8)
		Class A Common Units of RK Logistics Holdings Inc. (263,000 units)			N/A	4.90%	2,138	0.1%
		Class B Common Units of RK Logistics Holdings Inc. (1,435,000 units)			N/A	100.00%	11,665	0.4%	(43)
		Class C Common Units of RK Logistics Holdings Inc. (450,000 units)			N/A	28.88%	3,658	0.1%
							56,148	1.9%
RME Group Holding Company 810 7th Avenue, 35th Floor New York, NY 10019	Media	First Lien Term Loan A	9.42% (3M SOFR + 5.50%)	1.00	5/6/2027	N/A	17,578	0.6%	(8)
		First Lien Term Loan B	14.92% (3M SOFR + 11.00%)	1.00	5/6/2027	N/A	21,588	0.7%	(8)
							39,166	1.3%
Rosa Mexicano 264 West 40th Street New York, NY 10018	Hotels, Restaurants & Leisure	First Lien Revolving Line of Credit - $6,765 Commitment	16.00%	—	9/30/2026	N/A	6,574	0.2%	(13)
		First Lien Term Loan	11.43% (3M SOFR + 7.50%)	1.25	9/30/2026	N/A	21,863	0.7%	(8)
							28,437	0.9%
ShiftKey, LLC 5221 N O'Connor Blvd, Suite 1400 Irving, TX 75039	Health Care Technology	First Lien Term Loan	9.68% (3M SOFR + 5.75%) plus 0.50% PIK	1.00	6/21/2027	N/A	58,790	2.0%	(3)(8)(36)
							58,790	2.0%
Shoes West, LLC (d/b/a Taos Footwear) (27) 18701 S. Figueroa Street, Gardena, California, 90248	Textiles, Apparel & Luxury Goods	First Lien Term Loan A	10.93% (3M SOFR + 7.00%)	3.00	1/23/2030	N/A	38,062	1.3%	(3)(8)(43)
		First Lien Convertible Term Loan B	9.00% plus 2.00% PIK	—	1/23/2030	N/A	16,352	0.6%	(3)(36)(43)
		Class A Preferred Units of Taos Footwear Holdings, LLC (16,753 units)	8.00% PIK		2/28/2030	99.70%	44,241	1.5%
							98,655	3.4%
Shutterfly Finance, LLC 10 Almaden Blvd San Jose, CA 95113	Household Durables	First Lien Term Loan	9.84% (3M SOFR + 6.00%)	1.00	10/1/2027	N/A	2,406	0.1%	(3)(8)
		Second Lien Term Loan	8.82% (3M SOFR + 5.00%)	1.00	10/1/2027	N/A	18,211	0.6%	(3)(8)(42)
							20,617	0.7%
Silver Hill Mineral Lease 1508 Neptune Drive Clinton, Oklahoma 73601	Energy Equipment & Services	Revenue Interest			N/A	N/A	—	—%	(11)
							—	—%
Spectrum Vision Holdings, LLC 11605 Haynes Bridge Road Suite 550 Alpharetta, GA 30009	Health Care Providers & Services	First Lien Term Loan	10.61% (3M SOFR + 6.50%)	1.00	11/17/2026	N/A	29,172	1.0%	(3)(8)
							29,172	1.0%
STG Distribution, LLC 2001 Butterfield Rd, Suite 1010, Downers Grove, Illinois 60515	Air Freight & Logistics	First Out First Lien Term Loan	5.04% (3M SOFR + 1.00% ) plus 7.25% PIK	1.50	10/3/2029	N/A	15,529	0.5%	(8)(36)
		Second Out First Lien Term Loan	5.04% (3M SOFR + 1.00% ) plus 6.50% PIK	1.50	10/3/2029	N/A	12,314	0.4%	(7)(8)(44)
		Third Out First Lien Term Loan	5.04% (3M SOFR + 1.00% ) plus 6.00% PIK	1.50	10/3/2029	N/A	—	—%	(7)(8)(44)
							27,843	0.9%

						December 31, 2025
Portfolio Company	Industry	Investments(1)(35)	Coupon/Yield	Floor	Legal Maturity	% of Class	Fair Value(2)	% of Net Assets

Non-Control/Non-Affiliate Investments (less than 5.00% voting control)

Stryker Energy, LLC 6690 Beta Drive, Suite 214 Mayfield Village, OH 44143	Energy Equipment & Services	Overriding Royalty Interest			N/A	N/A	$—	—%	(11)
							—	—%
Town & Country Holdings, Inc. 295 Fifth Avenue, Suite 412 New York, NY 10016	Distributors	First Lien Term Loan	8.00%	—	8/29/2028	N/A	24,984	0.8%
		First Lien Term Loan	3.00% plus 5.00% PIK	—	8/29/2028	N/A	43,075	1.5%	(36)
		First Lien Term Loan	8.00%	—	8/29/2028	N/A	168,609	5.7%
		Class B of Town & Country TopCo LLC (999 Non-Voting Units)			N/A	100.00%	—	—%	(14)(43)
							236,668	8.0%
TPS, LLC 2821 Old Route 15 New Columbia, PA 17856	Machinery	First Lien Term Loan	14.26% (3M SOFR + 9.00%)	5.00	5/31/2027	N/A	18,373	0.6%	(3)(8)
							18,373	0.6%
United Sporting Companies, Inc. (16) 267 Columbia Ave. Chapin, SC 29036	Distributors	Second Lien Term Loan	11.00% (1M LIBOR + 11.00%) plus 2.00% PIK	—	11/16/2019	N/A	8,590	0.3%	(7)
							8,590	0.3%
Upstream Holdco, Inc. 1200 Corporate Dr, Suite 400, Birmingham, AL 35242	Health Care Providers & Services	Second Lien Term Loan	13.30% PIK (3M SOFR + 9.50%)	—	5/20/2030	N/A	17,265	0.6%	(8)
		Second Lien Term Loan	12.70% PIK (3M SOFR + 9.00%)	—	5/20/2030	N/A	6,774	0.2%	(8)
							24,039	0.8%
USG Intermediate, LLC 6500 River Place Blvd., Building III, Suite 400 Austin, TX 78730	Leisure Products	First Lien Term Loan B	15.57% (1M SOFR + 11.75%)	1.00	2/9/2029	N/A	70,688	2.4%	(3)(8)
		Equity			N/A	N/A	—	—%	(14)
							70,688	2.4%
Verify Diagnostics LLC 122 Commerce Park Dr Unit D, Barrie, Ontario, L4N 8W8	Health Care Providers & Services	First Lien Term Loan	13.95% (3M SOFR + 10.28%)	3.50	5/15/2030	N/A	37,042	1.3%	(3)(8)(44)
		Class A Preferred Units of Verify Diagnostic Holdings LLC (9,250,000 units)	12.00% PIK		N/A	35.11%	20,240	0.7%	(14)
							57,282	2.0%
Victor Technology, LLC 100 E. Crossroads Parkway, Suite C Bolingbrook, IL 60440	Commercial Services & Supplies	First Lien Term Loan	11.43% (3M SOFR + 7.50%)	1.00	12/3/2028	N/A	5,972	0.2%	(3)(8)
							5,972	0.2%
Voya CLO 2012-4, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note	Residual Interest, current yield 0.00%	—	10/15/2030	N/A	989	—%	(5)(12)(15)
							989	—%
WatchGuard Technologies, Inc. 505 Fifth Avenue South, Suite 500 Seattle, WA 98104	IT Services	First Lien Term Loan	8.97% (1M SOFR + 5.25%)	0.75	6/30/2029	N/A	33,863	1.1%	(3)(8)
							33,863	1.1%
Wellful Inc. 2100 McKinney Avenue, Suite 1600 Dallas, Texas 75201	Food Products	Second Out First Lien Term Loan	10.08% (1M SOFR+ 6.25%)	1.00	4/19/2030	N/A	15,206	0.5%	(8)(36)(44)
							15,206	0.5%

						December 31, 2025
Portfolio Company	Industry	Investments(1)(35)	Coupon/Yield	Floor	Legal Maturity	% of Class	Fair Value(2)	% of Net Assets

Total Non-Control/Non-Affiliate Investments							$2,711,731	91.7%

Total Portfolio Investments							$6,441,536	217.7%

(1)The terms “Prospect,” “the Company,” “we,” “us” and “our” mean Prospect Capital Corporation and its subsidiaries unless the context specifically requires otherwise. The securities in which Prospect has invested were acquired in transactions that were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). These securities may be resold only in transactions that are exempt from registration under the Securities Act.
(2)Fair value is determined by or under the direction of our Board of Directors. Unless otherwise indicated by endnote 42 below, all of our investments are valued using significant unobservable inputs. In accordance with ASC 820, such investments are classified as Level 3 within the fair value hierarchy. See Notes 2 and 3 within the Company’s most recently filed Consolidated Financial Statements for further discussion.
(3)Security, or a portion thereof, is held by Prospect Capital Funding LLC (“PCF”), our wholly owned subsidiary and a bankruptcy remote special purpose entity, and is pledged as collateral for the Revolving Credit Facility and such security is not available as collateral to our general creditors (see Note 4 of the Company’s most recently filed Consolidated Financial Statements). The fair value of the investments held by PCF as of December 31, 2025 was $2,294,041, representing 35.6% of our total investments.
(4)Medical Solutions Holdings, Inc. and Medical Solutions, LLC are joint borrowers on the Second Lien Term Loan.
(5)This investment is in the equity class of the collateralized loan obligation (“CLO”) security, which is referred to as “Subordinated Structured Note,” or “SSN”. The SSN investments are entitled to recurring distributions which are generally equal to the excess cash flow generated from the underlying investments after payment of the contractual payments to debt holders and fund expenses. The current estimated yield, calculated using amortized cost, is based on the current projections of this excess cash flow taking into account assumptions which have been made regarding expected prepayments, losses and future reinvestment rates. These assumptions are periodically reviewed and adjusted. Ultimately, the actual yield may be higher or lower than the estimated yield if actual results differ from those used for the assumptions.
(6)Discovery Point Retreat, LLC, Discovery MSO LLC, Eating Disorder Solutions of Texas LLC, Discovery Point Retreat Waxahachie, LLC are joint borrowers on the First Lien Term Loan.

(7)Investment on non-accrual status as of the reporting date (see Note 2 of the Company’s most recently filed Consolidated Financial Statements).
(8)Certain variable rate securities in our portfolio bear interest at a rate determined by a publicly disclosed base rate plus a basis point spread. The 1-Month Secured Overnight Financing Rate or “1M SOFR”, was 3.69% as of December 31, 2025. The 3-Month Secured Overnight Financing Rate or “3M SOFR”, was 3.65% as of December 31, 2025. The impact of a Secured Overnight Financing Rate (“SOFR”) credit spread adjustment, if applicable, is included within the stated all-in interest rate.
(9)PeopleConnect Holdings, Inc. and Pubrec Holdings, Inc. are joint borrowers.
(10)The consolidated revenue interest is equal to the lesser of (i) 2.0% of consolidated revenue for the twelve-month period ending on the last day of the prior fiscal quarter (or portion thereof) and (ii) 25% of the amount of interest accrued on the Notes at the cash interest rate for such fiscal quarter (or portion thereof).
(11)Represents overriding royalty interests or revenue interests held which receive payments at the stated rates based upon the underlying operations.
(12)Investment has been designated as an investment not “qualifying” under Section 55(a) of the Investment Company Act of 1940 (the “1940 Act”). Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets as calculated in accordance with regulatory requirements. As of December 31, 2025, our qualifying assets, as a percentage of total assets, stood at 82.56%. We monitor the status of these assets on an ongoing basis.

(13)Undrawn committed revolvers and delayed draw term loans to our portfolio companies incur commitment and unused fees ranging from 0.00% to 3.00%. As of December 31, 2025, $34,246 of undrawn revolver and delayed draw term loan commitments to our portfolio companies, of which $22,557 are considered at the Company’s sole discretion.
(14)Represents non-income producing security that has not paid a dividend or other income in the year preceding the reporting date.
(15)The effective yield has been estimated to be 0% as expected future cash flows are anticipated to not be sufficient to repay the investment at cost. If the expected investment proceeds increase, there is a potential for future investment income from the investment. Distributions, once received, will be recognized as return of capital, and when called, any remaining unamortized investment costs will be written off if the actual distributions are less than the amortized investment cost. To the extent that the cost basis of the SSN is fully recovered, any future distributions will be recorded as realized gains.
(16)Ellett Brothers, LLC, Evans Sports, Inc., Jerry’s Sports, Inc., Simmons Gun Specialties, Inc., Bonitz Brothers, Inc., and Outdoor Sports Headquarters, Inc. are joint borrowers on the second lien term loan. United Sporting Companies, Inc. (“USC”) is a parent guarantor of this debt investment, and is 100% owned by SportCo Holdings, Inc. (“SportCo”). In June 2019, USC filed for Chapter 11 bankruptcy and began liquidating its remaining assets.
(17)As of December 31, 2025, Prospect owns a 95.4% equity interest in QC Holdings TopCo, LLC (“QC Holdings”), representing a controlling beneficial interest in QC Holdings per the 1940 Act. QC Holdings specializes in consumer-focused alternative financial services and credit solutions.
(18)CP Holdings of Delaware LLC (“CP Holdings”), a consolidated entity in which we own 100% of the membership interests, owns 99.8% of CP Energy Services Inc. (“CP Energy”) as of December 31, 2025. CP Energy owns directly or indirectly 100% of each of CP Well Testing, LLC; Wright Foster Disposals, LLC; Foster Testing Co., Inc.; ProHaul Transports, LLC; and Wright Trucking, Inc. We report CP Energy as a separate controlled company. In June 2019, CP Energy purchased a controlling interest in the common equity of Spartan Energy Holdings, Inc. (“Spartan Holdings”), which owns 100% of Spartan Energy Services, LLC (“Spartan”), a portfolio company of Prospect with $56,251 in first lien term loans (the “Spartan Term Loans”) due to us as of December 31, 2025. As a result of CP Energy’s purchase, and given Prospect’s controlling interest in CP Energy, our Spartan Term Loans are presented as control investments under CP Energy. Spartan remains the direct borrower and guarantor to Prospect for the Spartan Term Loans. In September 2020, we made a new $26,193 Series A preferred stock investment in Spartan Energy Holdings, Inc., which equates to 100% of the Series A non-voting redeemable preferred stock outstanding.
(19)Credit Central Holdings of Delaware, LLC (“Credit Central Delaware”), a consolidated entity in which we own 100% of the membership interests, owns 99.8% of Credit Central Loan Company, LLC (f/k/a Credit Central Holdings, LLC (“Credit Central”)) as of December 31, 2025. Credit Central owns 100% of each of Credit Central, LLC; Credit Central South, LLC; Credit Central of Texas, LLC; and Credit Central of Tennessee, LLC, the operating companies. We report Credit Central as a separate controlled company.
(20)Redstone Holdco 2 LP is the parent borrower on the second lien term loan. Redstone Buyer, LLC, Redstone Intermediate (Archer) HoldCo LLC, Redstone Intermediate (FRI) HoldCo LLC, Redstone Intermediate (NetWitness) HoldCo, LLC, and Redstone Intermediate (SecurID) HoldCo, LLC are joint borrowers on the Second Lien Term Loan.
(21)First Tower Holdings of Delaware LLC (“First Tower Delaware”), a consolidated entity in which we own 100% of the membership interests, owns 80.10% of the voting interest and 78.06% of the fully-diluted economic interest of First Tower Finance Company LLC (“First Tower Finance”). First Tower Finance owns 100% of First Tower, LLC, the operating company. We report First Tower Finance as a separate controlled company. Effective March 17, 2021, the First Tower, LLC lenders were granted a first priority security interest in First Tower Finance’s assets and our investment became classified as a First Lien Term Loan.
(22)Energy Solutions Holdings Inc., a consolidated entity in which we own 100% of the equity, owns 100% of Freedom Marine Solutions, LLC (“Freedom Marine”), which owns Vessel Company, LLC, Vessel Company II, LLC and Vessel Company III, LLC. We report Freedom Marine as a separate controlled company.
(23)MITY Holdings of Delaware Inc. (“MITY Delaware”), a consolidated entity in which we own 100% of the common stock, owns 100% of the equity of MITY, Inc. (f/k/a MITY Enterprises, Inc.) (“MITY”). MITY owns 100% of each of MITY-Lite, Inc. (“MITY-Lite”); Broda Enterprises USA, Inc.; and Broda Enterprises ULC (“Broda Canada”). We report MITY as a separate controlled company. Our subordinated unsecured note issued and outstanding to Broda Canada is denominated in Canadian Dollars (“CAD”). As of December 31, 2025, the principal balance of this note was CAD 7,371. In accordance with ASC 830, Foreign Currency Matters (“ASC 830”), this note was remeasured into our functional currency, U.S. Dollars (USD), and is presented on our Consolidated Schedule of Investments in USD. We formed a separate legal entity domiciled in the United States, MITY FSC, Inc., (“MITY FSC”) in which Prospect owns 100% of the equity. MITY FSC does not have material operations. This entity earns commission payments from MITY-Lite based on its sales to foreign customers, and distributes it to its shareholder.
(24)NPH Property Holdings, LLC (“NPH”), a consolidated entity in which we own 100% of the membership interests, owns 100% of the common equity of National Property REIT Corp. (“NPRC”) (f/k/a National Property Holdings Corp.), a property REIT which holds investments in several real estate properties. We report NPRC as a separate controlled company. See Note 3 of the Company’s most recently filed Consolidated Financial Statements for further discussion of the investments held by NPRC.
(25)Nationwide Acceptance Holdings LLC (“Nationwide Holdings”), a consolidated entity in which we own 100% of the membership interests, owns 94.22% of Nationwide Loan Company LLC, the operating company, as of December 31, 2025. We report Nationwide Loan Company LLC as a separate controlled company. Prospect has a first priority security interest in the assets of Nationwide.
(26)NMMB Holdings, Inc. (“NMMB Holdings”), a consolidated entity in which we own 100% of the equity, owns 92.77% of the fully diluted equity of NMMB, Inc. (“NMMB”) as of December 31, 2025. NMMB owns 100% of Refuel Agency, Inc., which owns 100% of Armed Forces Communications, Inc. We report NMMB as a separate controlled company.
(27)Shoes West, LLC and Shoes West Distribution, LLC are joint borrowers on the First Lien Term Loan A and First Lien Convertible Term Loan B.
(28)Prospect owns 99.96% of the equity of Strategic Chemical Solutions Corp. (effective October 21, 2025 f/k/a USES Corp.) as of December 31, 2025.
(29)Valley Electric Holdings I, Inc., a consolidated entity in which we own 100% of the common stock, owns 100% of Valley Electric Holdings II, Inc. (“Valley Holdings II”), another consolidated entity. Valley Holdings II owns 94.99% of Valley Electric Company, Inc. (“Valley Electric”). Valley Electric owns 100% of the equity of VE Company, Inc., which owns 100% of the equity of Valley Electric Co. of Mt. Vernon, Inc. We report Valley Electric as a separate controlled company.
(30)As of December 31, 2025, Prospect owns 8.57% of the equity in Encinitas Watches Holdco, LLC, the parent company of Nixon, Inc.
(31)Japs-Olson Company, LLC, Alpha Mail Debt Merger Sub, LLC and J-O Building Company LLC are joint borrowers on the First Lien Term Loan.
(32)UTP Holdings Group, Inc. (“UTP Holdings”) owns all of the voting stock of Universal Turbine Parts, LLC (“UTP”) and has appointed a Board of Directors to UTP Holdings, consisting of three employees of the Investment Adviser. UTP Holdings owns UTP. UTP Holdings is a wholly-owned holding company controlled by Prospect and therefore Prospect’s investment in UTP is classified as a control investment.
(33)As of December 31, 2025, the residual profit interest includes 8.33% of TLA, TLD and TLE residual profit calculated quarterly in arrears. The investments in TLA and TLD are subject to a maximum SOFR of 4.00%.
(34)Prospect owns 100% of the preferred equity of Pacific World Corporation (“Pacific World”), which represents a 99.99% ownership interest of Pacific World as of December 31, 2025. As a result, Prospect’s investment in Pacific World is classified as a control investment.

(35)The following shows the composition of our investment portfolio at amortized cost by control designation, investment type and by industry as of December 31, 2025:

Industry	1st Lien Term Loan	2nd Lien Term Loan	Subordinated Structured Notes	Unsecured Debt	Equity (B)	Amortized Cost Total
Control Investments
Aerospace & Defense	$54,909	$—	$—	$—	$34,516	$89,425
Commercial Services & Supplies	83,681	—	—	7,200	28,053	118,934
Construction & Engineering	83,859	—	—	—	12,053	95,912
Consumer Finance	552,707	56,703	—	—	134,222	743,632
Diversified Consumer Services	700	—	—	—	2,378	3,078
Energy Equipment & Services	156,542	—	—	—	175,658	332,200
Residential Real Estate Investment Trusts (REITs)	883,640	—	—	—	20,030	903,670
Health Care Providers & Services	368,582	—	—	—	45,118	413,700
Household Durables	90,575	—	—	—	3,400	93,975
Machinery	56,322	—	—	—	6,866	63,188
Marine Transport	—	—	—	—	47,467	47,467
Media	29,723	—	—	—	—	29,723
Personal Care Products	118,457	—	—	—	233,794	352,251
Trading Companies & Distributors	21,746	—	—	—	55,581	77,327
Total Control Investments	$2,501,443	$56,703	$—	$7,200	$799,136	$3,364,482
Affiliate Investments
Commercial Services & Supplies	$—	$—	$—	$—	$12,835	$12,835
Total Affiliate Investments	$—	$—	$—	$—	$12,835	$12,835
Non-Control/Non-Affiliate Investments
Air Freight & Logistics	$110,203	$95,000	$—	$—	$—	$205,203
Automobile Components	33,619	67,000	—	—	25,802	126,421
Commercial Services & Supplies	158,494	153,386	—	—	5,000	316,880
Distributors	276,723	8,590	—	—	42,782	328,095
Diversified Consumer Services	102,627	—	—	—	—	102,627
Diversified Telecommunication Services	196,805	59,071	—	—	—	255,876
Electrical Equipment	61,054	—	—	—	—	61,054
Financial Services	77,982	—	—	—	—	77,982
Food Products	18,521	69,013	—	—	—	87,534
Health Care Providers & Services	265,334	83,176	—	—	51,578	400,088
Health Care Technology	130,170	—	—	—	—	130,170
Hotels, Restaurants & Leisure	29,931	—	—	—	—	29,931
Household Durables	2,406	19,026	—	—	—	21,432
Interactive Media & Services	60,776	—	—	—	—	60,776
IT Services	33,863	69,279	—	—	—	103,142
Leisure Products	70,688	—	—	—	1	70,689
Machinery	18,373	—	—	—	—	18,373
Media	89,269	—	—	—	—	89,269
Personal Care Products	10,634	—	—	—	2,111	12,745
Pharmaceuticals	116,762	—	—	—	—	116,762
Professional Services	70,641	—	—	—	13,779	84,420
Software	48,228	133,420	—	—	—	181,648
Specialty Retail	10,034	—	—	—	23,898	33,932
Textiles, Apparel & Luxury Goods	66,620	—	—	—	18,395	85,015
Structured Finance(A)	—	—	12,234	—	—	12,234
Total Non-Control/Non-Affiliate	$2,059,757	$756,961	$12,234	$—	$183,346	$3,012,298
Total Portfolio Investment Cost	$4,561,200	$813,664	$12,234	$7,200	$995,317	$6,389,615

The following table shows the composition of our investment portfolio at fair value by control designation, investment type and by industry as of December 31, 2025:

Industry	1st Lien Term Loan	2nd Lien Term Loan	Subordinated Structured Notes	Unsecured Debt	Equity (B)	Fair Value Total	Fair Value % of Net Assets Applicable to Common Stock
Control Investments
Aerospace & Defense	$54,909	$—	$—	$—	$47,320	$102,229	3.5%
Commercial Services & Supplies	73,287	—	—	5,392	25,411	104,090	3.6%
Construction & Engineering	83,859	—	—	—	234,524	318,383	10.8%
Consumer Finance	542,970	56,703	—	—	511,571	1,111,244	37.5%
Diversified Consumer Services	700	—	—	—	3,012	3,712	0.1%
Energy Equipment & Services	133,060	—	—	—	—	133,060	4.4%
Residential Real Estate Investment Trusts(REITs)	883,640	—	—	—	289,622	1,173,262	39.8%
Health Care Providers & Services	337,872	—	—	—	—	337,872	11.5%
Household Durables	76,264	—	—	—	—	76,264	2.6%
Machinery	56,322	—	—	—	46,342	102,664	3.5%
Marine Transport	—	—	—	—	11,882	11,882	0.4%
Media	29,723	—	—	—	54,366	84,089	2.8%
Personal Care Products	107,626	—	—	—	—	107,626	3.6%
Trading Companies & Distributors	21,746	—	—	—	7,780	29,526	1.0%
Total Control Investments	$2,401,978	$56,703	$—	$5,392	$1,231,830	$3,695,903	124.9%
Fair Value % of Net Assets	81.2%	1.9%	—%	0.2%	41.6%	124.9%
Affiliate Investments
Commercial Services & Supplies	$—	$—	$—	$—	$33,902	$33,902	1.1%
Total Affiliate Investments	$—	$—	$—	$—	$33,902	$33,902	1.1%
Fair Value % of Net Assets	—%	—%	—%	—%	1.1%	1.1%
Non-Control/Non-Affiliate Investments
Air Freight & Logistics	$65,162	$95,000	$—	$—	$—	$160,162	5.4%
Automobile Components	1,649	26,504	—	—	374	28,527	0.9%
Commercial Services & Supplies	159,102	152,979	—	—	17,461	329,542	11.2%
Distributors	273,400	8,590	—	—	1,533	283,523	9.6%
Diversified Consumer Services	13,350	—	—	—	—	13,350	0.5%
Diversified Telecommunication Services	194,371	7,904	—	—	—	202,275	6.9%
Electrical Equipment	61,054	—	—	—	—	61,054	2.1%
Financial Services	77,982	—	—	—	—	77,982	2.6%
Food Products	15,206	69,093	—	—	—	84,299	2.8%
Health Care Providers & Services	279,079	45,824	—	—	121,153	446,056	15.1%
Health Care Technology	129,320	—	—	—	—	129,320	4.4%
Hotels, Restaurants & Leisure	28,437	—	—	—	—	28,437	0.9%
Household Durables	2,406	18,211	—	—	—	20,617	0.7%
Interactive Media & Services	60,776	—	—	—	—	60,776	2.1%
IT Services	33,863	34,997	—	—	—	68,860	2.3%
Leisure Products	70,688	—	—	—	—	70,688	2.4%
Machinery	18,373	—	—	—	—	18,373	0.6%
Media	88,533	—	—	—	—	88,533	3.0%
Personal Care Products	10,634	—	—	—	4,866	15,500	0.6%
Pharmaceuticals	129,846	—	—	—	—	129,846	4.4%
Professional Services	70,109	—	—	—	16,409	86,518	2.9%
Software	48,236	120,558	—	—	—	168,794	5.7%
Specialty Retail	7,034	—	—	—	—	7,034	0.2%
Textiles, Apparel & Luxury Goods	73,414	—	—	—	44,241	117,655	4.0%
Structured Finance (A)	—	—	14,010	—	—	14,010	0.4%
Total Non-Control/Non-Affiliate	$1,912,024	$579,660	$14,010	$—	$206,037	$2,711,731	91.7%
Fair Value % of Net Assets	64.6%	19.6%	0.5%	—%	7.0%	91.7%
Total Portfolio	$4,314,002	$636,363	$14,010	$5,392	$1,471,769	$6,441,536	217.7%
Fair Value % of Net Assets	145.8%	21.5%	0.5%	0.2%	49.7%	217.7%
(A) Our SSN investments do not have industry concentrations and as such have been separated in the tables above.

(B)     Equity, unless specifically stated otherwise, includes our investments in preferred stock, common stock, membership interests, net profits interests, net operating income interests, net revenue interests, overriding royalty interests, escrows receivable, and warrants.

(36)The interest rate on the below list of investments, which excludes those on non-accrual, contains a paid in kind (“PIK”) provision, whereby the issuer has either the option or the obligation to make interest payments with the issuance of additional securities. The interest rate in the schedule represents the current interest rate in effect for these investments.
The following table provides additional details on these PIK investments, including the maximum annual PIK interest rate allowed under the existing credit agreements, for the quarter ended December 31, 2025:

Security Name	PIK Rate - Capitalized	PIK Rate - Paid as cash	Maximum Current PIK Rate
Aventiv Technologies, LLC - Third Out Super Priority First Lien Term Loan	9.02%	—%	9.02%	(A)
Aventiv Technologies, LLC - Second Out Super Priority First Lien Term Loan	11.43%	—%	11.43%	(A)
Belnick, LLC - First Lien Term Loan	12.50%	—%	12.50%	(B)
CP Energy Services Inc. - First Lien Term Loan	3.85%	9.08%	12.93%
CP Energy Services Inc. - First Lien Term Loan	12.93%	—%	12.93%
CP Energy Services Inc. - First Lien Term Loan	12.93%	—%	12.93%
CP Energy Services Inc. - Delayed Draw Term Loan	12.93%	—%	12.93%
CP Energy Services Inc. - First Lien Term Loan A to Spartan Energy Services, LLC	5.70%	6.23%	11.93%	(C)
CP Energy Services Inc. - Incremental First Lien Term Loan A to Spartan Energy Services, LLC	11.93%	—%	11.93%	(C)
Druid City Infusion, LLC - First Lien Convertible Note	2.00%	—%	2.00%
Emerge Intermediate, Inc. - First Lien Term Loan	4.00%	—%	4.00%	(D)
First Brands Group - First Lien DIP Term Loan A	8.45%	—%	8.45%
First Tower Finance Company LLC - First Lien Term Loan	—%	16.00%	16.00%	(E)
InterDent, Inc. - First Lien Term Loan B	7.00%	—%	7.00%
InterDent, Inc. - First Lien Delayed Draw Term Loan B	7.00%	—%	7.00%
MITY, Inc. - First Lien Term Loan B	—%	10.00%	10.00%
National Property REIT Corp. - First Lien Term Loan A	—%	2.00%	2.00%
National Property REIT Corp. - First Lien Term Loan D	—%	2.00%	2.00%
National Property REIT Corp. - First Lien Term Loan E	—%	7.00%	7.00%
Nationwide Loan Company LLC - Delayed Draw Term Loan	10.00%	—%	10.00%	(F)
Nationwide Loan Company LLC - Delayed Draw Term Loan	10.00%	—%	10.00%	(F)
New WPCC Parent, LLC. - Series A Preferred Interests	13.00%	—%	13.00%
Pacific World Corporation - First Lien Term Loan A	6.62%	1.35%	7.97%
QC Holdings TopCo, LLC - Second Lien Term Loan	—%	14.00%	14.00%	(G)
QC Holdings TopCo, LLC - Second Lien Delayed Draw Term Loan	—%	14.00%	14.00%	(G)
Rising Tide Holdings, Inc. - First In Last Out Term Loan	30.00%	—%	30.00%	(H)
Rising Tide Holdings, Inc. - First In Last Out Term Loan	20.00%	—%	20.00%	(H)
Rising Tide Holdings, Inc. - First Lien First Out Term Loan	15.00%	—%	15.00%
Rising Tide Holdings, Inc. - First Lien Second Out Term Loan	12.00%	—%	12.00%
ShiftKey, LLC - First Lien Term Loan	0.50%	—%	0.50%
Shoes West, LLC (d/b/a Taos Footwear) - First Lien Convertible Term Loan B	2.00%	—%	2.00%
Shoes West, LLC (d/b/a Taos Footwear) - Class A Preferred Units of Taos Footwear Holdings, LLC	8.00%	—%	8.00%
STG Distribution, LLC - First Out First Lien Term Loan	7.25%	—%	7.25%
Town & Country Holdings, Inc. - First Lien Term Loan	—%	5.00%	5.00%
Universal Turbine Parts, LLC - Preferred A Units	12.75%	—%	12.75%
USES Corp. - First Lien Equipment Term Loan	1.88%	11.10%	12.98%	(I)
Valley Electric Co. of Mt. Vernon, Inc. - First Lien Term Loan	—%	2.50%	2.50%
Valley Electric Company, Inc. - First Lien Term Loan	—%	10.00%	10.00%
Valley Electric Company, Inc. - First Lien Term Loan B	—%	5.50%	5.50%
(A) On December 29, 2023, the Aventiv Technologies, LLC Second Out Super Priority First Lien Term Loan was amended to allow a portion of interest accruing in cash to be payable in kind. On March 28, 2025, the Aventiv Technologies, LLC Third Out Super Priority First Lien Term Loan was amended to allow a portion of interest accruing in cash to be payable in kind.
(B) On May 13, 2025, the Belnick, LLC First Lien Term Loan was amended to allow interest accruing in cash to be payable in kind resulting in a maximum current PIK rate of 12.50%.
(C) On August 22, 2022, the Spartan Energy Services, LLC Twenty-Fifth Amendment to Amended and Restated Senior Secured Loan Agreement was amended to allow interest accruing in cash to be payable in kind resulting in a maximum current PIK rate of 11.93%.
(D) On November 28, 2025, the Emerge Intermediate, Inc. First Lien term loan investment paid and capitalized interest as PIK. As of December 31, interest is accruing in cash.
(E) On December 30, 2025, the First Tower Finance Company LLC Amendment No. 16 was amended to reduce the PIK rate to 5.00% and allow the interest accruing in cash to be payable in kind resulting in a maximum current PIK rate of 16.00%.
(F) The Nationwide Loan Company LLC Delayed Draw Term Loan agreement allows for a portion of interest accruing in cash to be payable in kind.

(G) The Amended QC Holdings TopCo, LLC Senior Secured Term Loan Agreement dated September 30, 2025, allows for a portion of interest accruing in cash to be payable in kind.
(H) The Rising Ride Holdings, Inc. Amended and Restated ABL Credit Agreement allows for all or a portion of interest to be payable in kind.
(I) On March 28, 2023, the USES Corp. First Lien Equipment Term loan was amended to allow interest accruing in cash to be payable in kind resulting in a maximum current PIK rate of 12.98%.

(37)As defined in the 1940 Act, we are deemed to “Control” these portfolio companies because we own more than 25% of the portfolio company’s outstanding voting securities. Transactions during the six months ended December 31, 2025 with these controlled investments were as follows:

Controlled Companies	Fair Value at June 30, 2025	Gross Additions (Cost)(A)	Gross Reductions (Cost) (B)	Net unrealized gains (losses)	Fair Value at December 31, 2025	Interest income	Dividend income	Other income	Net realized gains (losses)
Belnick, LLC (d/b/a The Ubique Group)	$51,166	$5,723	$—	$19,375	$76,264	$5,724	$—	$25	$—
CP Energy Services Inc.	85,359	3,104	—	(1,657)	86,806	6,704	—	—	—
CP Energy - Spartan Energy Services, Inc.	36,830	4,774	—	4,650	46,254	3,349	—	—	—
Credit Central Loan Company, LLC	78,736	2,315	—	2,105	83,156	3,669	—	—	—
Echelon Transportation, LLC	65,653	—	(32,993)	(3,134)	29,526	1,123	—	—	—
First Tower Finance Company LLC	760,518	31	(2,867)	143,338	901,020	35,816	—	—	—
Freedom Marine Solutions, LLC	11,660	350	—	(128)	11,882	—	—	—	—
InterDent, Inc.	338,781	19,675	—	(20,584)	337,872	21,047	—	—	—
Kickapoo Ranch Pet Resort	3,917	—	—	(205)	3,712	42	—	—	—
MITY, Inc.	94,418	3,520	—	(4,556)	93,382	4,777	—	88	8
National Property REIT Corp.	1,300,972	25,568	(44,545)	(108,733)	1,173,262	31,533	—	—	—
Nationwide Loan Company LLC	36,780	515	—	(5,899)	31,396	516	—	—	—
NMMB, Inc.	72,207	—	—	11,882	84,089	1,960	—	—	842
Pacific World Corporation	107,970	16,138	—	(16,482)	107,626	4,994	—	300	—
QC Holdings TopCo, LLC	77,286	1,706	—	16,680	95,672	6,779	—	—	—
R-V Industries, Inc.	105,577	9,000	—	(11,913)	102,664	2,963	8,774	—	—
Strategic Chemical Solutions Corp. (f/k/a USES Corp.)	14,518	544	(66,219)	61,865	10,708	1,433	—	—	(66,219)
Universal Turbine Parts, LLC	102,728	2,017	(118)	(2,398)	102,229	3,114	2,017	—	—
Valley Electric Company, Inc.	351,291	—	—	(32,908)	318,383	6,286	7,124	333	—
Total	$3,696,367	$94,980	$(146,742)	$51,298	$3,695,903	$141,829	$17,915	$746	$(65,369)
(A) Gross additions include increases in the cost basis of the investments resulting from new portfolio investments, OID accretion and PIK interest, and any transfer of investments.
(B) Gross reductions include decreases in the cost basis of investments resulting from principal collections related to investments repayments or sales, impairments, and any transfer of investments.

(38)As defined in the 1940 Act, we are deemed to be an “Affiliated company” of these portfolio companies because we own more than 5% of the portfolio company’s outstanding voting securities. Transactions during the six months ended December 31, 2025 with these affiliated investments were as follows:

Affiliated Companies	Fair Value at June 30, 2025	Gross Additions (Cost)(A)	Gross Reductions (Cost)(B)	Net unrealized gains (losses)	Fair Value at December 31, 2025	Interest income	Dividend income	Other income	Net realized gains (losses)
Nixon, Inc.	$—	$—	$—	$—	$—	$—	$—	$—	$—
RGIS Services, LLC	27,057	1,099	—	5,746	33,902	—	985	—	—
Total	$27,057	$1,099	$—	$5,746	$33,902	$—	$985	$—	$—
(A) Gross additions include increases in the cost basis of the investments resulting from new portfolio investments, PIK interest, and any transfer of investments.
(B) Gross reductions include decreases in the cost basis of investments resulting from principal collections related to investments repayments or sales, impairments, and any transfer of investments.

(39)Not applicable. See Consolidated Schedules of Investments of the Company’s most recently filed Consolidated Financial Statements.

(40)Since Prospect’s initial common equity investment in NPRC on December 31, 2013, we have made numerous additional follow-on investments that have been used to invest in new and existing properties as well as online consumer loans and rated secured structured notes. These follow-on acquisitions are summarized by fiscal year below (excluding effects of return of capital distributions). Details of specific transactions are included in the respective fiscal year Form 10-K filing (refer to endnote 42 for NPRC term loan follow-on investments):

Fiscal Year	Follow-On Investments (NPRC Common Stock, excluding cost of initial investment)
2014	$4,555
2015	68,693
2016	93,857
2017	116,830
2018	137,024
2019	11,582
2020	19,800
2022	15,620
2023	3,600
2024	4,600
2025	—
2026	—
(41)On March 31, 2025, Prospect exercised certain rights and remedies under its loan documents to exercise voting rights in respect of the equity of Belnick, LLC and certain of its subsidiaries (“Belnick”) to, among other things, appoint new officers, all of whom are our Investment Adviser’s professionals. As a result, Prospect’s investment in Belnick is classified as a control investment. Effective May 22, 2025, Prospect established 100% ownership of Belnick Holdings of Delaware, LLC (“Belnick Delaware”), a wholly owned consolidated holdings company. On May 23, 2025, Belnick Delaware acquired a 100% voting interest in Belnick’s Class P Preferred units, which equates to a 99.05% fully diluted beneficial interest in Belnick as of December 31, 2025. Belnick is a provider of high-volume, value-oriented furniture and furnishings to a broad range of residential and commercial end markets.
(42)This investment represents a Level 2 security in the ASC 820 table as of December 31, 2025. See Notes 2 and 3 of the Company’s most recently filed Consolidated Financial Statements for further discussion.
(43)Investment provides future right to acquire voting securities not beneficially owned, subject to certain terms and conditions, including prior notice, which if exercised, could result in such investment becoming an affiliate or control investment.
(44)The investment represents a unitranche loan with characteristics of a traditional first lien senior secured loan, but which pursuant to an agreement among lenders is divided among unaffiliated lenders into “first out” and “last out” tranches yielding different interest rates, where our investment is the “last out” tranche(s) of such unitranche loan, subject to payment priority in favor of a first out tranche held by an unaffiliated lender; or, the Company has entered into an intercreditor agreement that entitles the Company to the “last out” tranche of the first lien secured loans, whereby the “first out” tranche will receive priority as to the “last out” tranche(s) with respect to payments of principal, interest, and any other amounts due thereunder. Therefore, the Company may receive a higher interest rate than the “first out” lenders and the Consolidated Schedule of Investments above reflects such higher rate, as applicable.

(45)Emerge Intermediate, Inc., HD Research, LLC, ERG Buyer, LLC, and ERG Blocker, Inc. are joint borrowers on the First Lien Term Loan.

(46)The stated interest rate on the drawn revolver and delayed drawn term loan commitments represents a weighted average interest rate for the funded amounts of the investment.

(47)Wellpath Holdings, Inc. (“Wellpath”) filed for Chapter 11 bankruptcy on November 11, 2024. On May 9, 2025 Wellpath Holdings, Inc. consummated a court-approved restructuring pursuant to its Chapter 11 Plan of Reorganization. As part of this transaction, our existing First Lien Term Loan was restructured into new debt and equity positions in New WPCC Parent, LLC and our residual Second Lien Senior Secured Term Loan deficiency claims were exchanged for beneficial interests in the Wellpath Holdings, Inc. Liquidation Trust. Our recovery in the Trust is subject to a claim’s reconciliation process and the value of our interest is based on management’s current estimate of expected recovery, using Level 3 unobservable inputs.

SALES OF COMMON STOCK BELOW NET ASSET VALUE
We may submit to our stockholders, for their approval, a proposal seeking authorization to make sales of our common stock at prices below our most recently determined NAV per share. Pursuant to the approval of our Board of Directors, we have made such sales in the past, and we may continue to do so under this prospectus if we seek and receive stockholder approval.
In making a determination that an offering below NAV per share is in our and our stockholders’ best interests, our Board of Directors considers a variety of factors including matters such as:
•The effect that an offering below NAV per share would have on our stockholders, including the potential dilution they would experience as a result of the offering;
•The amount per share by which the offering price per share and the net proceeds per share are less than the most recently determined NAV per share;
•The relationship of recent market prices of par common stock to NAV per share and the potential impact of the offering on the market price per share of our common stock;
•Whether the estimated offering price would closely approximate the market value of our shares;
•The potential market impact of being able to raise capital;
•The nature of any new investors anticipated to acquire shares of common stock in the offering;
•The anticipated rate of return on and quality, type and availability of investments; and
•The leverage available to us.
Our Board of Directors also considers the fact that sales of common stock at a discount will benefit our Investment Adviser as the Investment Adviser will earn additional investment management fees on the proceeds of such offerings, as it would from the offering of any other securities of the Company or from the offering of common stock at premium to NAV per share.
If we seek and receive stockholder approval, we will not sell shares of common stock under a prospectus supplement to a registration statement (the “current registration statement”) if the cumulative dilution to our NAV per share from offerings under the current registration statement exceeds 15%. This limit would be measured separately for each offering pursuant to the current registration statement by calculating the percentage dilution or accretion to aggregate NAV from that offering and then summing the percentage from each offering. For example, if our most recently determined NAV per share at the time of the first offering is $6.21 and we have 476.5 million shares of common stock outstanding, sale of 50.0 million shares of common stock at net proceeds to us of $3.11 per share (an approximately 50% discount) would produce dilution of 4.75%. If we subsequently determined that our NAV per share decreased to $5.92 on the then 526.5 million shares of common stock outstanding and then made an additional offering, we could, for example, sell approximately an additional 134.9 million shares of common stock at net proceeds to us of $2.96 per share, which would produce dilution of 10.20%, before we would reach the aggregate 15% limit. If we file a new post-effective amendment, the threshold would reset.
Sales by us of our common stock at a discount from NAV per share pose potential risks for our existing stockholders whether or not they participate in the offering, as well as for new investors who participate in the offering.
The following three headings and accompanying tables will explain and provide hypothetical examples on the impact of an offering at a price less than NAV per share on three different set of investors:
•existing stockholders who do not purchase any shares of common stock in the offering;
•existing stockholders who purchase a relatively small amount of shares of common stock in the offering or a relatively large amount of shares of common stock in the offering; and
•new investors who become stockholders by purchasing shares of common stock in the offering.
NAV per share used in the tables below is based on Prospect’s most recently determined NAV per share as of December 31, 2025. The NAV per share used for purposes of providing information in the table below is thus an estimate and does not necessarily reflect actual NAV per share at the time sales are made. Actual NAV per share may be higher or lower based on potential changes in valuations of Prospect’s portfolio securities, accruals of income, expenses and distributions declared and thus may be higher or lower at the assumed sales prices than shown below.
The tables below provide hypothetical examples of the impact that an offering at a price less than NAV per share may have on the NAV per share of shareholders and investors who do and do not participate in such an offering. However, the tables below do not show and are not intended to show any potential changes in market price that may occur from an offering at a price less than NAV per share and it is not possible to predict any potential market price change that may occur from such an offering.

As previously noted, our stockholders approved our ability to issue warrants, options or rights to acquire our common stock at our 2008 annual meeting of stockholders for an unlimited time period and in accordance with the 1940 Act which provides that the conversion or exercise price of such warrants, options or rights may be less than net asset value per share at the date such securities are issued or at the date such securities are converted into or exercised for shares of our common stock. While our Board of Directors would likely consider factors similar to those described above in connection with the issuance of any such warrants, options or rights, the 15% dilution limit described above will not apply to any such warrants, options or rights. To the extent shares of common stock are issued at a discount to NAV per share upon the conversion or exercise of any such warrants, options or rights, the below hypothetical examples would also apply.
Impact On Existing Common Stockholders Who Do Not Participate in the Offering
Our existing common stockholders who do not participate in an offering below NAV per common share or who do not buy additional shares of common stock in the secondary market at the same or lower price we obtain in the offering (after expenses and commissions) face the greatest potential risks. These common stockholders will experience an immediate decrease (often called dilution) in the NAV of the shares of common stock they hold and their NAV per share. These common stockholders will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than the increase we will experience in our assets, potential earning power and voting interests due to the offering. These common stockholders may also experience a decline in the market price of their shares of common stock, which often reflects to some degree announced or potential increases and decreases in NAV per common share. This decrease could be more pronounced as the size of the offering and level of discounts increase. There is no maximum level of discount from NAV at which we may sell common shares pursuant to this authority.
The following chart illustrates the level of NAV dilution that would be experienced by a nonparticipating common stockholder in three different hypothetical offerings of different sizes and levels of discount from NAV per common share. It is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below.
The examples assume that we have 476.5 million common shares outstanding, $6,530,000,000 in total assets, $1,950,000,000 in total liabilities, and $1,620,000,000 in preferred stock carrying value. The current NAV applicable to common holders and NAV per share of common stock are thus $2,960,000,000 and $6.21. The table illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 23,825,000 shares (5% of the outstanding shares) at $5.90 per common share after offering expenses and commission (a 5% discount from NAV); (2) an offering of 47,650,000 shares (10% of the outstanding shares) at $5.59 per common share after offering expenses and commissions (a 10% discount from NAV); (3) an offering of 119,125,000 shares (25% of the outstanding shares) at $4.66 per common share after offering expenses and commissions (a 25% discount from NAV); and (4) an offering of 119,125,000 shares (25% of the outstanding shares) at $0.00 per share after offering expenses and commissions (a 100% discount from NAV).

	Prior to Sale	Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 25% Offering at 25% Discount		Example 4 25% Offering at 100% Discount
	Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public		$6.16		$5.83		$4.86		—
Net Proceeds per Share to Issuer		$5.90		$5.59		$4.66		—
Decrease to NAV
Total Shares Outstanding	476,500,000	500,325,000	5.00%	524,150,000	10.00%	595,625,000	25.00%	595,625,000	25.00%
NAV per Share	$6.21	$6.20	(0.24)%	$6.16	(0.91)%	$5.90	(5.00)%	4.97	(20.00)%
Dilution to Stockholder
Shares Held by Stockholder A	476,500	476,500	—	476,500	—	476,500	—	476,500	—
Percentage Held by Stockholder A	0.10%	0.10%	(4.76)%	0.09%	(9.09)%	0.08%	(20.00)%	0.08%	(20.00)%
Total Asset Values
Total NAV Held by Stockholder A	$2,960,000	$2,952,952	(0.24)%	$2,933,091	(0.91)%	$2,812,000	(5.00)%	$2,368,000	(20.00)%
Total Investment by Stockholder A (Assumed to be $6.21 per Share on Shares Held Prior to Sale)		$2,960,000		$2,960,000		$2,960,000		$2,960,000
Total Dilution to Stockholder A (Total NAV Less Total Investment)		$(7,048)		$(26,909)		$(148,000)		$(592,000)
Per Share Amounts
NAV per Share Held by Stockholder A		$6.20		$6.16		$5.90		$4.97
Investment per Share Held by Stockholder A (Assumed to be $6.21 per Share on Shares Held Prior to Sale)	$6.21	$6.21		$6.21		$6.21		$6.21
Dilution per Share Held by Stockholder A (NAV per Share Less Investment per Share)		$(0.01)		$(0.06)		$(0.31)		$(1.24)
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)			(0.24)%		(0.91)%		(5.00)%		(20.00)%
Impact On Existing Common Stockholders Who Do Participate in the Offering
Our existing stockholders who participate in an offering below NAV per share or who buy additional shares of common stock in the secondary market at the same or lower price as we obtain in the offering (after expenses and commissions) will experience the same types of NAV dilution as the nonparticipating stockholders, albeit at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in our shares of common stock immediately prior to the offering. The level of NAV dilution will decrease as the number of shares of common stock such stockholders purchase increases. Existing stockholders who buy more than such percentage will experience NAV dilution on their existing shares but will, in contrast to existing stockholders who purchase less than their proportionate share of the offering, experience an increase (often called accretion) in average NAV per share over their investment per share and will also experience a disproportionately greater increase in their participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to the offering. The level of accretion will increase as the excess number of shares of common stock such stockholder purchases increases. Even a stockholder who over-participates will, however, be subject to the risk that we may make additional discounted offerings in which such stockholder does not participate, in which case such a stockholder will experience NAV dilution as described above in such subsequent offerings. These shareholders may also experience a decline in the market price of their shares of common stock, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discounts increases. There is no maximum level of discount from NAV at which we may sell shares pursuant to this authority.
The following chart illustrates an assumed sale of 119,125,000 common shares (25% of the outstanding common shares) and the level of dilution and accretion in the offering for a common stockholder that acquires shares equal to (1) 50% of its proportionate share of the offering (i.e., 59,563 common shares, which is 0.05% of the offering rather than its 0.10% proportionate share) and (2) 150% of such percentage (i.e., 178,688 common shares, which is 0.15% of the offering rather than its 0.10% proportionate share). NAV applicable to common holders has not been finally determined for any day after December 31, 2025. The table below is shown based upon the adjusted NAV per common share of $6.21 as described above. The following example assumes a sale of 119,125,000 common shares at a sales price to the public of $4.86 with a 4% underwriting discount and commissions and $350,000 of expenses ($4.66 per common share net). The levels of dilution and accretion shown herein would also apply to a common stockholder that acquires shares of common stock issued under the above conditions upon conversion of the preferred stock.

		50 % Participation		150% Participation
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public		$4.86		$4.86
Net Proceeds per Share to Issuer		$4.66		$4.66
Decrease to NAV
Total Shares Outstanding	476,500,000	595,625,000	25.00%	595,625,000	25.00%
NAV per Share	$6.21	$5.90	(5.00)%	$5.90	(5.00)%
Dilution to Nonparticipating Stockholder
Shares Held by Stockholder A	476,500	536,063	12.50%	655,188	37.50%
Percentage Held by Stockholder A	0.10%	0.09%	(10.00)%	0.11%	10.00%
Total NAV Held by Stockholder A	$6.21	$3,163,500	6.88%	$3,866,500	30.63%
Total Investment by Stockholder A (Assumed to be $6.21 per Share) on Shares Held Prior to Sale		$3,249,245		$3,827,734
Total Dilution to Stockholder A (Total NAV Less Total Investment)		$(85,745)		$38,766
NAV per Share Held by Stockholder A after offering		$5.90		$5.9
Investment per Share Held by Stockholder A (Assumed to be $6.21 per Share on Shares Held Prior to Sale)		$6.06		$5.84
Dilution per Share Held by Stockholder A (NAV per Share Less Investment per Share)		$(0.16)		$0.06
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)			(2.64)%		1.03%
Impact On New Investors
Investors who are not currently stockholders and who participate in an offering below NAV but whose investment per share is greater than the resulting NAV per share due to selling compensation and expenses paid by the issuer will experience an immediate decrease, albeit small, in the NAV of their shares of common stock and their NAV per share compared to the price they pay for their shares of common stock. Investors who are not currently stockholders and who participate in an offering below NAV per share and whose investment per share is also less than the resulting NAV per share due to selling compensation and expenses paid by the issuer being significantly less than the discount per share will experience an immediate increase in the NAV of their shares of common stock and their NAV per share compared to the price they pay for their shares of common stock. These investors will experience a disproportionately greater participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests. These investors will, however, be subject to the risk that we may make additional discounted offerings in which such new stockholder does not participate, in which case such new stockholder will experience dilution as described above in such subsequent offerings. These investors may also experience a decline in the market price of their shares of common stock, which often reflects to some degree announced or potential increases and decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discounts increases. There is no maximum level of discount from NAV at which we may sell shares pursuant to this authority.
The following chart illustrates the level of dilution or accretion for new investors that would be experienced by a new investor in the same hypothetical 5%, 10% and 25% discounted offerings as described in the first chart above. The illustration is for a new investor who purchases the same percentage (0.10%) of the shares of common stock in the offering as Stockholder A in the prior examples held immediately prior to the offering. It is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below. There is no maximum level of discount from NAV at which we may sell shares pursuant to the stockholder authority.

		Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 25% Offering at 25% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public		$6.16		$5.83		$4.86
Net Proceeds per Share to Issuer		$5.90		$5.59		$4.66
Decrease to NAV
Total Shares Outstanding	476,500,000	500,325,000	5.00%	524,150,000	10.00%	595,625,000	25.00%
NAV per Share	$6.21	$6.20	(0.24)%	$6.16	(0.91)%	$5.90	(5.00)%
Dilution to Participating Stockholder
Shares Held by Stockholder A	—	23,825		47,650		119,125
Percentage Held by Stockholder A	—%	—%		—%		—%
Total NAV Held by Stockholder A	$—	$147,648		$293,309		$703,000
Total investment by Stockholder A		$146,823		$277,865		$578,490
Total Accretion to Stockholder A (Total NAV Less Total Investment)		$825		$15,444		$124,510
NAV per Share Held by Stockholder A		$6.20		$6.16		$5.90
Investment per Share Held by Stockholder A		$6.16		$5.83		$4.86
Accretion per Share Held by Stockholder A (NAV per Share Less Investment per Share)		$0.04		$0.33		$1.04
Percentage Accretion to Stockholder A (Dilution per Share Divided by Investment per Share)			0.65%		5.66%		21.40%

DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN
We have adopted a common stock dividend reinvestment and direct stock purchase plan (the “Plan” or the “DRIP”) that provides for reinvestment of our common stock dividends or distributions on behalf of our common stockholders, unless a common stockholder elects to receive cash as provided below, and the ability to purchase additional shares of common stock by making optional cash investments. On April 17, 2020, our Board of Directors approved amendments to our DRIP, effective on May 21, 2020. These amendments principally provide for the number of newly-issued shares of common stock to be credited to a stockholder’s account to be determined by dividing (i) the total dollar amount of the dividend payable to such stockholder by (ii) 95% of the closing market price per share of our common stock on the date fixed by our Board of Directors for such distribution (thereby providing a 5% discount to the market price of our common stock on such date). As a result, when our Board of Directors authorizes, and we declare, a cash dividend or distribution, then our common stockholders who have not (or whose broker through which they hold shares of our common stock have not) “opted out” of our DRIP will have their cash dividends or distributions automatically reinvested in additional shares of our common stock, rather than receiving the cash dividends or distributions.

Common stockholders who purchased shares of our common stock through or hold shares in the name of a broker or financial institution should consult with a representative of their broker or financial institution with respect to their participation in our DRIP. Even if such stockholders have elected to automatically reinvest their shares with their broker, the broker may have “opted out” of our DRIP (which utilizes DTC’s dividend reinvestment service), and such stockholders may therefore not be receiving the 5% pricing discount. Many common stockholders have been “opted out” of our DRIP by their brokers who instead implement a “synthetic” dividend reinvestment plan in which such broker purchases shares in the open market with no discount, using the funds from cash dividends. Common stockholders interested in participating in our DRIP should contact their brokers to make sure each such DRIP participation election has been made for the benefit of such stockholder. In making such DRIP election, each such common stockholder should specify to his or her broker the desire to participate in the “Prospect Capital Corporation DRIP through DTC” that issues shares of our common stock based on 95% of the market price (a 5% discount to the market price) and not the broker's own “synthetic” dividend reinvestment plan (if any) that offers no such discount. Common stockholders may need to make such election proactively with their broker.

If you are not a current common stockholder and want to enroll or have “opted out” and wish to rejoin, you may also purchase shares directly through the Plan or opt in by enrolling online or submitting to the Plan administrator a completed enrollment form and, if you are not a current stockholder, making an initial investment of at least $250.

No action is required on the part of a directly registered common stockholder to have their cash dividend or distribution reinvested in shares of our common stock. A directly registered common stockholder may elect to receive an entire dividend or distribution in cash by notifying the Plan administrator and our transfer agent and registrar, in writing so that such notice is received by the Plan administrator no later than the record date for dividends to stockholders. The Plan administrator will set up a dividend reinvestment account for shares acquired pursuant to the Plan for each stockholder who has not so elected to receive dividends and distributions in cash or who has enrolled in the Plan as described herein (each, a “Participant”). The Plan administrator will hold each Participant’s shares, together with the shares of other Participants, in non-certificated form in the Plan administrator’s name or that of its nominee. Upon request by a Participant to terminate their participation in the Plan and liquidate their Plan account, received in writing, via the Internet or the Plan administrator’s toll free number no later than 3 business days prior to a dividend or distribution payment date, such dividend or distribution will be paid out in cash and not be reinvested. If such request is received fewer than 3 business days prior to a dividend or distribution payment date, such dividend or distribution will be reinvested but all subsequent dividends and distributions will be paid to the stockholder in cash on all balances. Upon such termination of the Participant’s participation in the Plan and liquidation of their plain account, all whole shares owned by the Participant will be issued to the Participant in a Direct Registration System (“DRS”) statement and a check will be issued to the Participant for the proceeds of fractional shares less a transaction fee of $15. Those common stockholders whose shares are held by a broker or other financial intermediary may receive dividends or distributions in cash by notifying their broker or other financial intermediary of their election.

We primarily use newly-issued shares of our common stock to implement reinvestment of dividends and distributions under the DRIP, whether our shares are trading at a premium or at a discount to net asset value. However, we reserve the right to purchase shares of our common stock in the open market in connection with the implementation of reinvestment of dividends or distributions under the DRIP. The number of newly-issued shares of common stock to be credited to a stockholder’s account will be determined by dividing the total dollar amount of the dividend or distribution payable to such stockholder by 95% of the market price per share of our common stock at the close of regular trading on the NASDAQ Global Select Market on the date fixed by the Board of Directors for such distribution. Market price per share on that date will be the closing price for such shares on the NASDAQ Global Select Market or, if no sale is reported for such day, at the average of their reported bid and asked prices. The number of shares of our common stock to be outstanding after giving effect to payment of the dividend or distribution cannot be established until the value per share at which additional shares will be issued has been determined and elections of our stockholders have been tabulated. Common stockholders who do not elect to receive dividends and distributions in shares of common stock may experience accretion to the net asset value of their shares if our shares are trading at a premium at the time we issue new shares under the Plan and dilution if our shares are trading at a discount. The level of accretion or discount would depend on various factors, including the proportion of our common stockholders who participate in the Plan, the level of premium or discount at which our shares are trading and the amount of the dividend or distribution payable to a common stockholder.

There are no brokerage charges or other charges to common stockholders who participate in reinvestment of dividends or distributions under the Plan. The Plan administrator’s fees under the Plan are paid by us. If a participant elects by written notice to the Plan administrator to have the Plan administrator sell part or all of the shares held by the Plan administrator in the participant’s account and remit the proceeds to the participant, the Plan administrator is authorized to deduct a $15 transaction fee plus a $0.10 per share brokerage commissions from the proceeds.

Common stockholders who receive dividends or distributions in the form of stock are subject to the same U.S. federal, state and local tax consequences as are common stockholders who elect to receive their dividends or distributions in cash. A common stockholder’s basis for determining gain or loss upon the sale of stock received in a dividend or distribution from us will be equal to the total dollar amount of the dividend or distribution payable to the stockholder. Any stock received in a dividend or distribution will have a new holding period for tax purposes commencing on the day following the day on which the shares of common stock are credited to the U.S. Stockholder’s account (as defined below).

Participants in the Plan have the option of making additional cash payments to the Plan administrator for investment in the shares at the then current market price. Such payments may be made in any amount from $25 to $10,000 per transaction. Participants in the Plan may also elect to have funds electronically withdrawn from their checking or savings account each month. Direct debit of cash will be performed on the 10th of each month. Participants may elect this option by submitting a written authorization form or by enrolling online at the Plan administrator’s website. The Plan administrator will use all funds received from participants since the prior investment of funds to purchase shares of our common stock in the open market. We will not use newly-issued shares of our common stock to implement such purchases. Purchase orders will be submitted daily. The Plan administrator may, at its discretion, submit purchase orders less frequently but no later than 30 days after receipt. The Plan administrator will charge each stockholder who makes such additional cash payments $2.50, plus a $0.10 per share brokerage commission. Cash dividends and distributions payable on all shares credited to your Plan account will be automatically reinvested in additional shares pursuant to the terms of the Plan. Brokerage charges for some purchases are expected to be less than the usual brokerage charge for such transactions. Instructions sent by a participant to the Plan administrator in connection with such participant’s cash payment may not be rescinded.

Participants may terminate their participation in and liquidate their accounts under the Plan by notifying the Plan administrator in writing prior to a dividend or distribution payment date via its website at www.equiniti.com or by filling out the transaction request form located at the bottom of their statement and sending it to the Plan administrator at Equiniti Trust Company, LLC, P.O. Box 10027, Newark, NJ 07101 or by calling the Plan administrator’s Interactive Voice Response System at (888) 888-0313. Upon termination and liquidation, the stockholder will receive a DRS statement for the full shares credited to your Plan account. If you elect to receive cash, the Plan administrator sells such shares and delivers a check for the proceeds, less the $0.10 per share brokerage commission and the Plan administrator’s transaction fee of $15. In every case of termination, fractional shares credited to a terminating Plan account are paid in cash at the then-current market price, less any commission and transaction fee.

The Plan may be terminated by us upon notice in writing mailed to each participant at least 30 days prior to any payable date for the payment of any dividend by us or distribution pursuant to any additional cash payment made. All correspondence concerning the Plan should be directed to the Plan administrator by mail at Equiniti Trust Company, LLC, P.O. Box 10027, Newark, NJ 07101, or by telephone at 888-888-0313.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a general summary of the material U.S. federal income tax considerations applicable to us and to an investment in our common shares. This summary does not purport to be a complete description of the income tax considerations applicable to us or our investors on such an investment. For example, we have not described tax consequences that we assume to be generally known by investors or certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, pension plans and trusts, financial institutions, U.S. Stockholders (as defined below) whose functional currency is not the U.S. dollar, persons who mark-to-market our shares, persons who hold our shares as part of a “straddle,” “hedge” or “conversion” transaction, and persons that own or have owned, actually or constructively, 5% or more of any class or series of our stock. This summary assumes that investors hold our common stock as capital assets (within the meaning of the Code). The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date of this prospectus and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to the any of the tax aspects set forth below.

This summary does not discuss the consequences of an investment in shares of our preferred stock, debt securities, subscription rights to purchase our securities, warrants representing rights to purchase our securities or separately tradeable units combining two or more of our securities. The tax consequences of such an investment will be discussed in a relevant prospectus supplement.

A “U.S. Stockholder” is a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes:
•A citizen or individual resident of the United States;
•A corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•An estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•A trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.
A “Non-U.S. Stockholder” is a beneficial owner of shares of our common stock that is not a partnership and is not a U.S. Stockholder.
If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective stockholder that is a partner of a partnership holding shares of our common stock should consult its tax advisor with respect to the purchase, ownership and disposition of shares of our common stock.
Tax consequences to an investor of an investment in our shares will depend on the facts of his, her or its particular situation. We encourage investors to consult their own tax advisors regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of U.S. federal, state, local and foreign tax laws.
Election to be Taxed as a RIC
As a business development company, we have elected and intend to continue to qualify to be treated as a RIC under Subchapter M of the Code. As a RIC, we generally are not subject to corporate-level U.S. federal income taxes on any ordinary income or capital gains that we distribute to our stockholders as dividends. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, to obtain RIC tax treatment, we must distribute to our stockholders, for each taxable year, at least 90% of our “investment company taxable income,” which is generally our ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses (the “Annual Distribution Requirement”).

Taxation as a RIC
In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:
1.Qualify to be treated as a business development company or be registered as a management investment company under the 1940 Act at all times during each taxable year;
2.Derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock or other securities or currencies or other income derived with respect to our business of investing in such stock, securities or currencies and net income derived from an interest in a “qualified publicly traded partnership” (as defined in the Code) (the “90% Income Test”); and
3.Diversify our holdings so that at the end of each quarter of the taxable year:
a.At least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer (which for these purposes includes the equity securities of a “qualified publicly traded partnership”); and
b.No more than 25% of the value of our assets is invested in the securities, other than U.S. government securities or securities of other RICs, (i) of one issuer (ii) of two or more issuers that are controlled, as determined under applicable tax rules, by us and that are engaged in the same or similar or related trades or businesses or (iii) of one or more “qualified publicly traded partnerships,” (the “Diversification Tests”).
To the extent that we invest in entities treated as partnerships for U.S. federal income tax purposes (other than a “qualified publicly traded partnership”), we generally must include the items of gross income derived by the partnerships for purposes of the 90% Income Test, and the income that is derived from a partnership (other than a “qualified publicly traded partnership”) will be treated as qualifying income for purposes of the 90% Income Test only to the extent that such income is attributable to items of income of the partnership which would be qualifying income if realized by us directly. If the partnership is a “qualified publicly traded partnership,” the net income derived from such partnership will be qualifying income for purposes of the 90% Income Test, and interests in the partnership will be “securities” for purposes of the Diversification Tests. We monitor our investments in equity securities of entities that are treated as partnerships for U.S. federal income tax purposes to prevent our disqualification as a RIC.
In order to meet the 90% Income Test, we may establish one or more special purpose corporations to hold assets from which we do not anticipate earning dividend, interest or other qualifying income under the 90% Income Test. Any such special purpose corporation would generally be subject to U.S. federal income tax, and could result in a reduced after-tax yield on the portion of our assets held by such corporation.
Provided that we qualify as a RIC and satisfy the Annual Distribution Requirement, we will not be subject to U.S. federal income tax on the portion of our investment company taxable income and net capital gain (which we define as net long-term capital gains in excess of net short-term capital losses) we timely distribute to stockholders. We will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gain not distributed (or deemed distributed) to our stockholders.
We will be subject to a 4% non-deductible U.S. federal excise tax on certain undistributed income of RICs unless we distribute in a timely manner an amount at least equal to the sum of (i) 98% of our ordinary income recognized during the calendar year, (ii) 98.2% of our capital gain net income, as defined by the Code, recognized for the one year period ending October 31 in that calendar year and (iii) any income recognized, but not distributed, in preceding years.
We may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount, we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any original issue discount accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement, even though we will not have received any corresponding cash amount.
We may hold a more than 10% interest in certain foreign corporations that are treated as controlled foreign corporations (“CFC”) for U.S. federal income tax purposes. In that event, we would generally be treated as receiving an income inclusion (treated as ordinary income) each year from such foreign corporations in an amount equal to our pro rata share of the corporation’s income for that tax year (including both ordinary earnings and capital gains), regardless of whether or not the CFC makes an actual distribution during such year. If we acquire shares in “passive foreign investment companies” (“PFICs”), we may be subject to federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend to our stockholders. Certain elections may be available to mitigate or eliminate such tax on excess distributions, but such elections (if available) would generally require us to recognize income or gain in advance of the receipt of cash.
Gain or loss realized by us from warrants acquired by us as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term, depending on how long we held a particular warrant. As a RIC, we are not allowed to carry forward or carry back a net operating loss for purposes of computing our investment company taxable income in other taxable years.
Guidance from the IRS generally permits publicly offered RICs to pay cash/stock dividends consisting of up to 80% stock if certain requirements are met. Any dividends paid in stock in accordance with such guidance will be taxable to the shareholder as if the dividend had been paid in cash and we will receive a dividend paid deduction for such distribution.
Although we do not presently expect to do so, we are authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the 1940 Act, we are not permitted to make distributions to our stockholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. See the section entitled “Regulation as a Business Development Company – Senior Securities” in our most recent Annual Report on Form 10-K. Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or to avoid the excise tax, we may make such dispositions at times that, from an investment standpoint, are not advantageous.
If we fail to satisfy the Annual Distribution Requirement or otherwise fail to qualify as a RIC in any taxable year, we would be subject to tax on all of our taxable income at regular corporate rates. We would not be able to deduct distributions to stockholders, nor would we be required to make distributions. Distributions would generally be taxable to our individual and other non-corporate taxable stockholders as ordinary dividend income eligible for the reduced maximum rate applicable to qualified dividend income to the extent of our current or accumulated earnings and profits, provided certain holding period and other requirements are met. Subject to certain limitations under the Code, corporate distributees would be eligible for the dividends-received deduction. To qualify again to be taxed as a RIC in a subsequent year, we would be required to distribute to our stockholders our accumulated earnings and profits attributable to non-RIC years. In addition, if we failed to qualify as a RIC for a period greater than two taxable years, then, in order to qualify as a RIC in a subsequent year, we would be required to elect to recognize and pay tax on any net built-in gain (the excess of aggregate gain, including items of income, over aggregate loss that would have been realized if we had been liquidated) or, alternatively, be subject to taxation on such built-in gain recognized for a period of five years. The remainder of this discussion assumes we will qualify for taxation as a RIC.
Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gain and qualified dividend income into higher taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause us to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions, and (vii) produce income that will not be qualifying income for purposes of the 90% Income Test. We will monitor our transactions and may make certain tax elections in order to mitigate the effect of these provisions.
We may invest in preferred securities or other securities the U.S. federal income tax treatment of which may be unclear or may be subject to recharacterization by the IRS. To the extent the tax treatment of such securities or the income from such securities differs from the expected tax treatment, it could affect the timing or character of income recognized, requiring us to purchase or sell securities, or otherwise change our portfolio, in order to comply with the tax rules applicable to RICs under the Code.

Taxation of U.S. Stockholders
Distributions by us generally are taxable to U.S. Stockholders as ordinary income or capital gains. Distributions of our “investment company taxable income” (which is, generally, our ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. Stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional common stock. Provided that certain holding period and other requirements are met, such distributions (if properly reported by us) may qualify (i) for the dividends received deduction available to corporations, but only to the extent that our income consists of dividend income from U.S. corporations and (ii) in the case of individual stockholders, as qualified dividend income eligible to be taxed at long-term capital gain rates to the extent that we receive qualified dividend income (generally, dividend income from taxable domestic corporations and certain qualified foreign corporations). There can be no assurance as to what portion, if any, of our distributions will qualify for favorable treatment as qualified dividend income. See “—Important Tax Information” below for certain historic information regarding the portion of our distributions eligible for the dividends received deduction.

Certain U.S. Stockholders are limited in their ability to deduct interest expense described in Section 163(j) of the Code. If Section 163(j) applies, the business interest expense deduction allowed for the tax year is generally limited to the sum of: (1) business interest income, (2) 30% of the taxpayer’s adjusted taxable income, and (3) the taxpayer’s “floor plan financing interest expense.” Properly reported dividends paid by us that are attributable to our net business interest income may be treated as Section 163(j) interest dividends, provided that certain holding period and other requirements are satisfied and subject to certain limitations. There can be no assurance as to what portion, if any, of our distributions will qualify for such interest income. See “—Important Tax Information” below for certain historic information regarding the portion of our distributions eligible for treatment as Section 163(j) distributions.

Distributions of our net capital gain (which is generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. Stockholder as long-term capital gains, regardless of the U.S. Stockholder’s holding period for its common stock and regardless of whether paid in cash or reinvested in additional common stock. Distributions in excess of our current and accumulated earnings and profits first will reduce a U.S. Stockholder’s adjusted tax basis in such stockholder’s common stock and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. Stockholder. In determining the extent to which a distribution will be treated as being made from our earnings and profits, our earnings and profits will be allocated, on a pro rata basis, first to distributions with respect to our preferred stock, and then to our common stock. In addition, the IRS currently requires a RIC that has two or more classes of shares outstanding to designate to each such class proportionate amounts of each type of its income (e.g., ordinary income, capital gain dividends, qualified dividend income, dividends eligible for the dividends received deduction) for each tax year based upon the percentage of total dividends distributed to each class for such year.
Properly reported dividends paid by us that are attributable to our “qualified REIT dividends” (generally, ordinary income dividends paid by a REIT, not including capital gain dividends or dividends treated as qualified dividend income) may be eligible for the 20% deduction described in Section 199A of the Code in the case of non-corporate U.S. Stockholders, provided that certain holding period and other requirements are met by us and by such stockholder. There can be no assurance as to what portion, if any, of our distributions will qualify for such deduction. Subject to any future regulatory guidance to the contrary, any distribution of income attributable to income from our investment in a master limited partnership (“MLP”) will not qualify for the 20% deduction for “qualified PTP income” that would generally be available to a non-corporate U.S. Stockholder were the stockholder to own such partnership directly. As a result, it is possible that a non-corporate U.S. Stockholder will be subject to a higher effective tax rate on any such distributions received from us compared to the effective rate applicable to any income the U.S. Stockholder would receive if the stockholder invested directly in an MLP.
Although we currently intend to distribute any long-term capital gains at least annually, we may in the future decide to retain some or all of our long-term capital gains, and designate the retained amount as a “deemed distribution.” In that case, among other consequences, we will pay tax on the retained amount, and we may elect for each U.S. Stockholder to include his, her or its proportionate share of the deemed distribution in income as if it had been actually distributed to the U.S. Stockholder, in which case the U.S. Stockholder would be entitled to claim a credit equal to its allocable share of the tax paid thereon by us. The amount of the deemed distribution net of such tax will be added to the U.S. Stockholder’s tax basis for his, her or its common stock. The amount of tax that individual stockholders would be treated as having paid and for which they will receive a credit may exceed the tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the U.S. Stockholder’s other U.S. federal income tax obligations or may be refunded to the extent it exceeds a stockholder’s liability for U.S. federal income tax. A stockholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. In order to utilize the deemed distribution approach, we must provide written notice to our stockholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”

For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. Stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to stockholders of record on a specified date in any such month and actually paid during January of the following year, will be treated as if it had been received by our U.S. Stockholders on December 31 of the year in which the dividend was declared.
If a U.S. Stockholder purchases shares of our common stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though it represents a return of its investment.
A U.S. Stockholder generally will recognize taxable gain or loss if such U.S. Stockholder sells or otherwise disposes of its shares of our common stock. Any gain or loss arising from such sale or taxable disposition generally will be treated as long-term capital gain or loss if the U.S. Stockholder has held his, her or its shares for more than one year. Otherwise, it would be classified as short-term capital gain or loss. However, any capital loss arising from the sale or taxable disposition of shares of our common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a taxable disposition of shares of our common stock may be disallowed if other substantially identical shares are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition. Capital losses are deductible only to the extent of capital gains (subject to an exception for individuals under which a limited amount of capital losses may be offset against ordinary income).
In general, individual U.S. Stockholders currently are subject to a preferential rate on their net capital gain, or the excess of realized net long-term capital gain over realized net short-term capital loss for a taxable year, including long-term capital gain derived from an investment in our shares. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. Stockholders currently are subject to U.S. federal income tax on net capital gain at ordinary income rates.
Certain U.S. Stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on all or a portion of their “net investment income,” which includes dividends received from us and capital gains from the sale or other disposition of our stock.
We will make available to each of our U.S. Stockholders, as promptly as possible after the end of each calendar year, a notice detailing, on a per share basis, the amounts includible in such U.S. Stockholder’s taxable income for such year as ordinary income and as long-term capital gain on form 1099-DIV. In addition, the amount and the U.S. federal tax status of each year’s distributions generally will be reported to the IRS. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. Stockholder’s particular situation.
Payments of dividends, including deemed payments of constructive dividends, or the proceeds of the sale or other taxable disposition of our common stock generally are subject to information reporting unless the U.S. Stockholder is an exempt recipient. Such payments may also be subject to U.S. federal backup withholding at the applicable rate if the recipient of such payment fails to supply a taxpayer identification number or otherwise comply with the rules for establishing an exemption from backup withholding. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided that certain information is provided timely to the IRS.
Taxation of Non-U.S. Stockholders
Whether an investment in our common stock is appropriate for a Non-U.S. Stockholder will depend upon that person’s particular circumstances. An investment in our common stock by a Non-U.S. Stockholder may have adverse tax consequences. Non-U.S. Stockholders should consult their tax advisers before investing in our common stock.
Distributions of our “investment company taxable income” to Non-U.S. Stockholders that are not “effectively connected” with a U.S. trade or business conducted by the Non-U.S. Stockholder, will generally be subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate) to the extent of our current or accumulated earnings and profits.
Under Section 871(k) of the Code, properly reported distributions to Non-U.S. Stockholders are generally exempt from U.S. federal withholding tax where they (i) are paid in respect of our “qualified net interest income” (generally, our U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which we are at least a 10% stockholder, reduced by expenses that are allocable to such income) or (ii) are paid in respect of our “qualified short-term capital gains” (generally, the excess of our net short-term capital gain over our long-term capital loss for such taxable year). However, depending on our circumstances, we may report all, some or none of our potentially eligible dividends as such qualified net interest income or as qualified short-term capital gains, and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for this exemption from withholding, a Non-U.S. Stockholder needs to comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN, W-8BEN-E or substitute form). In the case of shares held through an intermediary, the intermediary may withhold even if we report the payment as qualified net interest income or qualified short-term capital gain. Non-U.S. Stockholders should contact their intermediaries with respect to the application of these rules to their accounts. There can be no assurance as to what portion of our distributions will qualify for favorable treatment as qualified net interest income or qualified short-term capital gains. See “—Important Tax Information” below for certain historic information regarding the portion of our distributions eligible for treatment as qualified net interest income or qualified short-term capital gains.

Actual or deemed distributions of our net capital gain to a Non-U.S. Stockholder, and gains recognized by a Non-U.S. Stockholder upon the sale of our common stock, that are not effectively connected with a U.S. trade or business conducted by the Non-U.S. Stockholder, will generally not be subject to U.S. federal withholding tax and generally will not be subject to U.S. federal income tax unless (i) the Non-U.S. Stockholder is a nonresident alien individual and is physically present in the United States for 183 or more days during the taxable year and meets certain other requirements, or (ii) subject to certain exceptions, we are or during prescribed testing periods have been a “United States real property holding corporation” or, in the case of certain distributions, a “qualified investment entity,” each within the meaning of the Foreign Investment in Real Property Tax Act of 1980. Although we do not expect to be a “United States real property holding corporation” or “qualified investment entity,” no assurances can be given in that regard.
Distributions of our “investment company taxable income” and net capital gain (including deemed distributions) to Non-U.S. Stockholders, and gains realized by Non-U.S. Stockholders upon the sale of our common stock, that are effectively connected with a U.S. trade or business conducted by the Non-U.S. Stockholder, will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens, residents and domestic corporations. In addition, if such Non-U.S. Stockholder is a foreign corporation, it may also be subject to a 30% (or lower applicable treaty rate) branch profits tax on its effectively connected earnings and profits for the taxable year, subject to adjustments, if its investment in our common stock is effectively connected with its conduct of a U.S. trade or business.
If we distribute our net capital gain in the form of deemed rather than actual distributions (which we may do in the future), a Non-U.S. Stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. Stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the Non-U.S. Stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.
In addition, withholding at a rate of 30% will be required on dividends in respect of our stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which our shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our shares held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will in turn provide to the IRS. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Non-U.S. Stockholders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in our shares.
A Non-U.S. Stockholder generally will be required to comply with certain certification procedures to establish that such holder is not a U.S. person in order to avoid backup withholding with respect to payments of dividends, including deemed payments of constructive dividends, or the proceeds of a disposition of our common stock. In addition, we are required to annually report to the IRS and each Non-U.S. Stockholder the amount of any dividends or constructive dividends treated as paid to such Non-U.S. Stockholder, regardless of whether any tax was actually withheld. Copies of the information returns reporting such dividend or constructive dividend payments and the amount withheld may also be made available to the tax authorities in the country in which a Non-U.S. Stockholder resides under the provisions of an applicable income tax treaty.

Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against a Non-U.S. Stockholder’s U.S. federal income tax liability, if any, provided that certain required information is provided timely to the IRS.
Non-U.S. persons should consult their tax advisors with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in our common stock.

Important Tax Information

We have generated certain types of income that may be exempt from U.S. withholding tax when distributed to non-U.S stockholders. As described above, under IRC Section 871(k), a RIC is permitted to designate distributions of qualified interest income and short-term capital gains as exempt from U.S. withholding tax when paid to non-U.S. stockholders with proper documentation. For the 2025 calendar year 59.77% of our taxable ordinary dividends as of December 31, 2025 qualified as interest related dividends which are generally exempt from U.S. withholding tax applicable to non-U.S. stockholders.

We have generated income that may be beneficial to shareholders that face interest expense limitations. As described above, under IRC Section 163(j) and the regulations thereunder, a RIC is permitted to designate distributions attributable to net business interest income as section 163(j) interest dividends. For the 2025 calendar year 100.00% of our taxable ordinary dividends as of December 31, 2025 qualified as section 163(j) interest dividends.

We have generated dividend income that may be beneficial to certain U.S. corporate shareholders. As described above, under IRC Code Sections 243 and 854, a RIC is permitted to designate ordinary dividends as eligible for the 50% dividends received deduction. For the 2025 calendar year 8.90% of our taxable ordinary dividends as of December 31, 2025 qualified for the deduction under sections 243 and 854.

No assurances can be given as to the portion of our future distributions that will qualify under Section 871(k), Section 163(j), or Sections 243 and 854.

The discussion set forth herein does not constitute tax advice, and potential investors should consult their own tax advisors concerning the tax considerations relevant to their particular situation.

DESCRIPTION OF OUR CAPITAL STOCK
The following description is based on relevant portions of the Maryland General Corporation Law and on our charter and bylaws. This summary is not necessarily complete, and we refer you to the Maryland General Corporation Law and our charter (including the articles supplementary designating the terms of a class or series of preferred stock) and bylaws for a more detailed description of the provisions summarized below.
Capital Stock
Our authorized capital stock consists of 2,000,000,000 shares of stock, par value $0.001 per share, consisting of 1,152,100,000 classified as common stock, par value $0.001 per share. Our common stock is traded on the NASDAQ Global Select Market and the TASE under the symbol “PSEC.” Our Board of Directors has reclassified 847,900,000 authorized but unissued shares of common stock into shares of preferred stock, par value $0.001 per share. The Board has classified and designated the shares of preferred stock as follows:
•80,000,000 shares of a series of preferred stock, designated as “Convertible Preferred Stock, Series A1”, par value $0.001 per share (the “Series A1 Shares”);
•80,000,000 shares of a series of preferred stock, designated as “Convertible Preferred Stock, Series M1”, par value $0.001 per share (the “Series M1 Shares”);
•80,000,000 shares of a series of preferred stock, designated as “Convertible Preferred Stock, Series M2”, par value $0.001 per share (the “Series M2 Shares”);
•80,000,000 shares of a series of preferred stock, designated as “Convertible Preferred Stock, Series M3”, par value $0.001 per share (the “Series M3 Shares”);
•80,000,000 shares of a series of preferred stock, designated as “Convertible Preferred Stock, Series A3”, par value $0.001 per share (the “Series A3 Shares”);
•90,000,000 shares of a series of preferred stock, designated as “Preferred Stock, Series A4”, par value $0.001 per share (the “Series A4 Shares”);
•90,000,000 shares of a series of preferred stock, designated as “Preferred Stock, Series M4”, par value $0.001 per share (the “Series M4 Shares”);
•90,000,000 shares of a series of preferred stock, designated as “Preferred Stock, Series A5”, par value $0.001 per share (the “Series A5 Shares”);
•90,000,000 shares of a series of preferred stock, designated as “Preferred Stock, Series M5”, par value $0.001 per share (the “Series M5 Shares”);
•20,000,000 shares of a series of preferred stock, designated as “Convertible Preferred Stock, Series AA1”, par value $0.001 per share (the “Series AA1 Shares”);
•20,000,000 shares of a series of preferred stock, designated as “Convertible Preferred Stock, Series MM1”, par value $0.001 per share (the “Series MM1 Shares”);
•20,000,000 shares of a series of preferred stock, designated as “Convertible Preferred Stock, Series AA2”, par value $0.001 per share (the “Series AA2 Shares”);
•20,000,000 shares of a series of preferred stock, designated as “Convertible Preferred Stock, Series MM2”, par value $0.001 per share (the “Series MM2 Shares”);
•1,000,000 shares of a series of preferred stock, designated as “Convertible Preferred Stock, Series A2”, par value $0.001 per share (the “Series A2 Shares,” and together with the Series A1 Shares, the Series A3 Shares, the Series M1 Shares, the Series M2 Shares, the Series M3 Shares, the Series AA1 Shares, the Series AA2 Shares, the Series MM1 Shares, the Series MM2 Shares, the Series A4 Shares, the Series M4 Shares, the Series A5 Shares, and the Series M5 Shares, the “Non-Traded Preferred Stock”); and
•6,900,000 shares of a series of preferred stock, designated as “5.35% Series A Fixed Rate Cumulative Perpetual Preferred Stock”, par value $0.001 per share (the “5.35% Series A Preferred Stock”).
Our shares of Non-Traded Preferred Stock are not listed for trading on any national securities exchange but we may apply to have any such shares listed for trading on a national securities exchange in the future, provided that any listing of the

Series A4 Shares, the Series M4 Shares, the Series A5 Shares or the Series M5 Shares shall require the approval of the holders of the Series A4 Shares, the Series M4 Shares, the Series A5 Shares or the Series M5 Shares, as applicable, voting as a separate class. The vote required to approve such a proposal for listing is a majority of the votes cast by the holders of Series A4 Shares, Series M4 Shares, Series A5 Shares or Series M5 Shares, as applicable, voting on such proposal at a meeting where a quorum of Series A4 Shares, Series M4 Shares, Series A5 Shares or Series M5 Shares, as applicable, is present. For purposes of voting on any such proposal to list the Series A4 Shares, Series M4 Shares, Series A5 Shares or Series M5 Shares, as applicable, the quorum required for voting on such proposal is 33 1/3% of the outstanding Series A4 Shares, Series M4 Shares, Series A5 Shares or Series M5 Shares, as applicable, entitled to vote on such proposal, unless our Board of Directors by resolution establishes a higher quorum. A favorable vote on any such proposal shall be non-binding and our Board of Directors shall retain sole discretion as to whether to complete such listing. If a series of Non-Traded Preferred Stock is listed for trading on a national securities exchange, we intend to reclassify all series of Non-Traded Preferred Stock with a common dividend rate that are listed on an exchange into a single series. Our shares of 5.35% Series A Preferred Stock are listed on the New York Stock Exchange under the symbol “PSEC PRA.”

There are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plans. Under Maryland law, our stockholders generally are not personally liable for our debts or obligations.

Under our charter, our Board of Directors is authorized to classify and reclassify any unissued shares of stock into other classes or series of stock, and to authorize the issuance of such shares, without obtaining stockholder approval. Our Board of Directors will only take such actions in accordance with Section 18 as modified by Section 61 of the 1940 Act. The 1940 Act limits business development companies to only one class or series of common stock and only one class of preferred stock. As permitted by the Maryland General Corporation Law, our charter provides that the Board of Directors, without any action by our stockholders, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.
The below table sets forth each class of our outstanding securities as of February 6, 2026:

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by the Company or for its Account	(4) Amount Outstanding Exclusive of Amount Shown Under (3)
Common Stock	1,152,100,000	—	482,489,809
Preferred Stock	847,900,000	—	70,237,615
Common Stock
All shares of our common stock have equal rights as to earnings, assets, dividends and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our Board of Directors and declared by us out of funds legally available therefor. Shares of our common stock have no preemptive, conversion or redemption rights and are freely transferable, except where their transfer is restricted by U.S. federal and state securities laws or by contract. In the event of a liquidation, dissolution or winding up of us, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that prior to the issuance of preferred stock holders of a majority of the outstanding shares of common stock will elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.
Preferred Stock
Our charter authorizes our Board of Directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Prior to issuance of shares of each class or series, the Board of Directors is required by Maryland law and by our charter to set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. You should note, however, that any issuance of preferred stock must comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (1) immediately after issuance and before any dividend or other distribution (other than in shares of stock) is made with respect to our common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 66 2/3% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on such preferred stock become in arrears by two years or more until all arrears are cured. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would vote separately from the holders of common stock on a proposal to operate other than as an investment company. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions.
Limitation On Liability Of Directors And Officers; Indemnification And Advance Of Expenses

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.

Our charter authorizes us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to obligate ourselves to indemnify any present or former director or officer or any individual who, while serving as a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while serving as a director or officer and at our request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, manager, member or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in any such capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of us in any of the capacities described above and any of our employees or agents or any employees or agents of our predecessor. In accordance with the 1940 Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Our insurance policy does not currently provide coverage for claims, liabilities and expenses that may arise out of activities that a present or former director or officer of us has performed for another entity at our request. There is no assurance that such entities will in fact carry such insurance. However, we note that we do not expect to request our present or former directors or officers to serve another entity as a director, officer, partner or trustee unless we can obtain insurance providing coverage for such persons for any claims, liabilities or expenses that may arise out of their activities while serving in such capacities.

Provisions Of The Maryland General Corporation Law And Our Charter And Bylaws
Anti-takeover Effect
The Maryland General Corporation Law and our charter and bylaws contain provisions that could make it more difficult for a potential acquiror to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. These provisions could have the effect of depriving stockholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of us. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.
Control Share Acquisitions
The Maryland General Corporation Law under the Maryland Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of holders of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•one-tenth or more but less than one-third,
•one-third or more but less than a majority, or
•a majority or more of all voting power.
The requisite stockholder approval must be obtained each time an acquiror crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the Board of Directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations, including, as provided in our bylaws, compliance with the 1940 Act. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The Maryland Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.
Business Combinations
Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
•any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s shares; or
•an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under this statute if the Board of Directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the Board of Directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the Board of Directors.

After the five-year prohibition, any such business combination must be recommended by the Board of Directors of the corporation and approved by the affirmative vote of at least:

•80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute provides various exemptions from its provisions, including for business combinations that are exempted by the Board of Directors before the time that the interested stockholder becomes an interested stockholder. Our Board of Directors has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Maryland Business Combination Act, provided that the business combination is first approved by the Board of Directors, including a majority of the directors who are not interested persons as defined in the 1940 Act. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or the Board of Directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Conflicts with 1940 Act
Our bylaws provide that, if and to the extent that any provision of the Maryland General Corporation Law, including the Maryland Control Share Acquisition Act (if we amend our bylaws to be subject to such Act) and the Maryland Business Combination Act, or any provision of our charter or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.
Classified Board of Directors
Our Board of Directors is divided into three classes of directors serving classified three-year terms. The current terms of the first, second and third classes will expire at the annual meeting of stockholders held in 2026, 2027 and 2028, respectively, and in each case, until their successors are duly elected and qualify. Each year one class of directors will be elected to the Board of Directors by the stockholders to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until his or her successor is duly elected and qualifies. A classified board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified Board of Directors will help to ensure the continuity and stability of our management and policies.
Election of Directors
Our charter and bylaws provide that the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote in the election of directors will be required to elect a director. Under the charter, our Board of Directors may amend the bylaws to alter the vote required to elect directors.
Number of Directors; Vacancies; Removal

Our charter provides that the number of directors will be set only by the Board of Directors in accordance with our bylaws. Our bylaws provide that a majority of our entire Board of Directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than three nor more than eight. Our charter provides that, pursuant to an election to be subject to the provision of Subtitle 8 of Title 3 of the Maryland General Corporation Law regarding the filling of vacancies on the Board of Directors, except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act.
Our charter provides that a director may be removed only for cause, as defined in our charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.
Action by Stockholders
The Maryland General Corporation Law provides that stockholder action can be taken only at an annual or special meeting of stockholders or (unless the charter provides for stockholder action by less than unanimous written consent, which our charter does not) by unanimous written consent in lieu of a meeting. These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.
Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the Board of Directors or (3) by a stockholder who was a stockholder of record both at the time of provision of notice and at the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board of Directors at a special meeting may be made only (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of provision of notice and at the special meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.
The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our Board of Directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board of Directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our Board of Directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.
Calling of Special Meetings of Stockholders
Our bylaws provide that special meetings of stockholders may be called by the chairman of the Board, our Board of Directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders will be called by the secretary of the corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.
Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter.

Our charter generally provides for approval of charter amendments and extraordinary transactions if declared advisable by the Board and approved by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.
Our charter also provides that certain charter amendments and any proposal for our conversion, whether by merger or otherwise, from a closed-end company to an open-end company, any proposal for our liquidation or dissolution or certain amendments to Article IV and Article V of our charter requires the approval of the stockholders entitled to cast at least 80 percent of the votes entitled to be cast on such matter. However, if such amendment or proposal is approved by at least two-thirds of our continuing directors (in addition to approval by our Board of Directors), such amendment or proposal may be approved by a majority of the votes entitled to be cast on such a matter. The “continuing directors” are defined in our charter as our current directors as well as those directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of the continuing directors then on the Board of Directors.

Our charter and bylaws provide that the Board of Directors will have the exclusive power to make, alter, amend or repeal any provision of our bylaws.
No Appraisal Rights
Except with respect to appraisal rights arising in connection with the Maryland Control Share Acquisition Act discussed above, as permitted by the Maryland General Corporation Law, our charter provides that stockholders will not be entitled to exercise appraisal rights.

DESCRIPTION OF OUR PREFERRED STOCK
In addition to shares of common stock, our charter authorizes the issuance of preferred stock. We currently have the Non-Traded Preferred Stock and the 5.35% Series A Preferred Stock outstanding. A description of these securities is incorporated by reference herein. See “Incorporation by Reference.” If we offer additional preferred stock under this prospectus, we will issue an appropriate prospectus supplement. We may issue preferred stock from time to time in one or more series, without stockholder approval. Our Board of Directors is authorized to fix for any series of preferred stock the number of shares of such series and the designation, relative powers, preferences and rights, and the qualifications, limitations or restrictions of such series; except that, such an issuance must adhere to the requirements of the 1940 Act, Maryland law and any other limitations imposed by law.
The 1940 Act requires, among other things, that (1) immediately after issuance and before any distribution is made with respect to common stock, the liquidation preference of the preferred stock, together with all other senior securities, must not exceed an amount equal to 66 2/3% of our total assets (taking into account such distribution) and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on the preferred stock are in arrears by two years or more.
For any series of preferred stock that we may issue, our Board of Directors will determine and the prospectus supplement relating to such series will describe:
•the designation and number of shares of such series;
•the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such series, the cumulative nature of such dividends and whether such dividends have any participating feature;
•any provisions relating to convertibility or exchangeability of the shares of such series;
•the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;
•the voting powers of the holders of shares of such series;
•any provisions relating to the redemption of the shares of such series;
•any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;
•any conditions or restrictions on our ability to issue additional shares of such series or other securities;
•if applicable, a discussion of certain U.S. Federal income tax considerations; and
•any other relative power, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.
All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our Board of Directors, and all shares of each series of preferred stock will be identical and of equal rank except as to the dates from which cumulative dividends thereon will be cumulative.

DESCRIPTION OF OUR DEBT SECURITIES
As of December 31, 2025, we had outstanding $268 million aggregate principal amount of 3.364% Senior Notes due 2026 (the “3.364% 2026 Notes”), $280 million aggregate principal amount of 3.437% Senior Notes due 2028 (the “3.437% 2028 Notes”), $171 million aggregate principal amount of 5.50% Series A Notes due 2030 listed on the TASE (the “5.50% 2030 Notes” and, collectively with the 3.364% 2026 Notes and the 3.437% 2028 Notes, the “Public Notes”) and $637 million aggregate principal amount of Prospect Capital InterNotes® issued pursuant to our medium term notes program (the “Prospect Capital InterNotes”). The Public Notes and the Prospect Capital InterNotes are referred to as the “Unsecured Notes.” However, we may issue additional debt securities in one or more series in the future which, if publicly offered, will be under an indenture to be entered into between us and a trustee. The specific terms of each series of debt securities we publicly offer will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series. The description below is a summary with respect to future debt securities we may issue and not a summary of the Unsecured Notes.
As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” On March 9, 2012, we entered into an Agreement of Resignation, Appointment and Acceptance (the “Agreement”) with Equiniti Trust Company, LLC (previously, American Stock Transfer & Trust Company, LLC) (the “Retiring Trustee”) and U.S. Bank National Association (the “trustee”). Under the Agreement, we formally accepted the resignation of the Retiring Trustee and appointed the trustee under the Indenture, dated as of February 16, 2012 (the “indenture”), by and between us and the Retiring Trustee, as supplemented by the First Supplemental Indenture, dated as of March 1, 2012, by and between us and the Retiring Trustee, as further supplemented by the Second Supplemental Indenture, dated as of March 8, 2012, by and between us and the Retiring Trustee, and as further supplemented by the Joinder Supplemental Indenture, dated as of March 8, 2012, by and among us, the Retiring Trustee and the trustee. We accepted the resignation of the Retiring Trustee and appointed the trustee in order to take advantage of a more efficient money market based system of settling issuances of notes issued pursuant to the indenture not available through the Retiring Trustee. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “Events of Default—Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us.
Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indenture. We have filed the form of the indenture with the SEC. See “Incorporation by Reference” and “Available Information” for information on how to obtain a copy of the indenture.
The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered by including:
•the designation or title of the series of debt securities;
•the total principal amount of the series of debt securities;
•the percentage of the principal amount at which the series of debt securities will be offered;
•the date or dates on which principal will be payable;
•the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;
•the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;
•the terms for redemption, extension or early repayment, if any;
•the currencies in which the series of debt securities are issued and payable;
•whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;
•the place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion and/or exchange of the debt securities;
•the denominations in which the offered debt securities will be issued;
•the provision for any sinking fund;
•any restrictive covenants;
•any events of default;

•whether the series of debt securities are issuable in certificated form;
•any provisions for defeasance or covenant defeasance;
•any special federal income tax implications, including, if applicable, federal income tax considerations relating to original issue discount;
•whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);
•any provisions for convertibility or exchangeability of the debt securities into or for any other securities;
•whether the debt securities are subject to subordination and the terms of such subordination;
•the listing, if any, on a securities exchange; and
•any other terms.

The debt securities may be secured or unsecured obligations. Under the provisions of the 1940 Act, business development companies are generally able to issue senior securities such that their asset coverage, as defined in the 1940 Act, equals at least 200% of gross assets less all liabilities and indebtedness not represented by senior securities, after each issuance of senior securities. In March 2018, the Small Business Credit Availability Act added Section 61(a)(2) to the 1940 Act, a successor provision to Section 61(a)(1) referenced therein, which reduces the asset coverage requirement applicable to business development companies from 200% to 150% so long as the business development company meets certain disclosure requirements and obtains certain approvals. On May 5, 2020, the Company’s stockholders voted to approve the application of the reduced asset coverage requirements in Section 61(a)(2) to the Company effective as of May 6, 2020. As a result of the stockholder approval, effective May 6, 2020, the asset coverage ratio under the 1940 Act applicable to the Company decreased to 150% from 200%. In other words, under the 1940 Act, the Company is now able to borrow $2 for investment purposes for every $1 of investor equity, as opposed to borrowing $1 for investment purposes for every $1 of investor equity. As a result, the Company will be able to incur additional indebtedness in the future and investors in the Company may face increased investment risk. In addition, the Company’s management fee payable to the Investment Adviser is based on the Company’s average adjusted gross assets, which includes leverage and, as a result, if the Company incurs additional leverage, management fees paid to the Investment Adviser would increase. If our asset coverage ratio declines below 150%, we may not be able to incur additional debt and may need to sell a portion of our investments to repay some debt when it is disadvantageous to do so, and we may not be able to make distributions. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.
General
The indenture provides that any debt securities proposed to be sold under this prospectus and the attached prospectus supplement (“offered debt securities”) and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities (“underlying debt securities”), may be issued under the indenture in one or more series.
For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities.
The indenture limits the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.
The indenture does not contain any provisions that give you protection in the event we issue a large amount of debt.
We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.
Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.
Issuance of Securities in Registered Form
We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities.
We also will have the option of issuing debt securities in non-registered form as bearer securities if we issue the securities outside the United States to non-U.S. persons. In that case, the prospectus supplement will set forth the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities for registered securities of the same series, and for receiving notices. The prospectus supplement will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. federal tax law requirements.
Book-Entry Holders
We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.
Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.
As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.
Street Name Holders
In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.
For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.
Legal Holders
Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.
When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.
Special Considerations for Indirect Holders
If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:
•how it handles securities payments and notices,
•whether it imposes fees or charges,
•how it would handle a request for the holders’ consent, if ever required,
•whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities,
•how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests, and
•if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.
Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “Special Situations when a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.
If debt securities are issued only in the form of a global security, an investor should be aware of the following:
An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below.
•An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “Issuance of Securities in Registered Form” above.

•An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.
•An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.
•The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.
•If we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series.
•An investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee.
•DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.
•Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations when a Global Security will be Terminated
In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of legal holders and street name investors under “Issuance of Securities in Registered Form” above.
The special situations for termination of a global security are as follows:
•if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 60 days,
•if we notify the trustee that we wish to terminate that global security, or
•if an event of default has occurred with regard to the debt securities represented by that global security and has not been cured or waived; we discuss defaults later under “Events of Default.”
The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.
Payment and Paying Agents
We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Payments on Global Securities
We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “—Special Considerations for Global Securities.”
Payments on Certificated Securities

We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, NY and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.
Alternatively, if the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request payment by wire, the holder must give the applicable trustee or other paying agent appropriate transfer instructions at least 15 business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.
Payment When Offices Are Closed
If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.
Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.
Events of Default
You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.
The term “Event of Default” in respect of the debt securities of your series means any of the following:
•We do not pay the principal of, or any premium on, a debt security of the series on its due date.
•We do not pay interest on a debt security of the series within 30 days of its due date.
•We do not deposit any sinking fund payment in respect of debt securities of the series on its due date.
•We remain in breach of a covenant in respect of debt securities of the series for 90 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series.
•We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.
•Any other Event of Default in respect of debt securities of the series described in the prospectus supplement occurs.
•If, pursuant to Sections 18(a)(1)(c)(ii) and 61 of the 1940 Act, on the last business day of each of twenty-four consecutive calendar months any class of debt securities shall have an asset coverage (as such term is used in the 1940 Act) of less than 100 per centum.
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders.
Remedies if an Event of Default Occurs
If an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series under certain circumstances.
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). (Section 315 of the Trust Indenture Act of 1939) If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.
Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
•You must give your trustee written notice that an Event of Default has occurred and remains uncured.
•The holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.
•The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.
•The holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period.
However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.
Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:
•the payment of principal, any premium or interest or
•in respect of a covenant that cannot be modified or amended without the consent of each holder.
Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.
Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities or else specifying any default.
Merger or Consolidation
Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:
•Where we merge out of existence or sell our assets, the resulting entity must agree to be legally responsible for our obligations under the debt securities.
•The merger or sale of assets must not cause a default on the debt securities and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded.
•Under the indenture, no merger or sale of assets may be made if as a result any of our property or assets or any property or assets of one of our subsidiaries, if any, would become subject to any mortgage, lien or other encumbrance unless either (i) the mortgage, lien or other encumbrance could be created pursuant to the limitation on liens covenant in the indenture without equally and ratably securing the indenture securities or (ii) the indenture securities are secured equally and ratably with or prior to the debt secured by the mortgage, lien or other encumbrance.
•We must deliver certain certificates and documents to the trustee.
•We must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.
Modification or Waiver
There are three types of changes we can make to the indenture and the debt securities issued thereunder.
Changes Requiring Your Approval
First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:
•change the stated maturity of the principal of, or interest on, a debt security;
•reduce any amounts due on a debt security;

•reduce the amount of principal payable upon acceleration of the maturity of a security following a default;
•adversely affect any right of repayment at the holder’s option;
•change the place (except as otherwise described in the prospectus or prospectus supplement) or currency of payment on a debt security;
•impair your right to sue for payment;
•adversely affect any right to convert or exchange a debt security in accordance with its terms;
•modify the subordination provisions in the indenture in a manner that is adverse to holders of the debt securities;
•reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;
•reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;
•modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and
•change any obligation we have to pay additional amounts.
Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.
Changes Requiring Majority Approval
Any other change to the indenture and the debt securities would require the following approval:
•If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series.
•If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.
In each case, the required approval must be given by written consent.
The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “—Changes Requiring Your Approval.”
Further Details Concerning Voting
When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:
•For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default.
•For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.
•For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.
Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Defeasance—Full Defeasance.”
We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.
Covenant Defeasance
Under current United States federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. In order to achieve covenant defeasance, we must do the following:
•If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.
•We must deliver to the trustee a legal opinion of our counsel confirming that, under current United States federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity.
•We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.
Full Defeasance
If there is a change in United States federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:
•If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.
•We must deliver to the trustee a legal opinion confirming that there has been a change in current United States federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current United States federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit.
•We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.
Form, Exchange and Transfer of Certificated Registered Securities
If registered debt securities cease to be issued in book-entry form, they will be issued:
•only in fully registered certificated form,
•without interest coupons, and
•unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.
Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.
Holders may exchange or transfer their certificated securities at the office of their trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.
If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.
Resignation of Trustee
Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Indenture Provisions—Subordination
Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.
In the event that, notwithstanding the foregoing, any payment or distribution of our assets by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over, upon written notice to the Trustee, to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.
By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.
Senior Indebtedness is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:
•our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities, and
•renewals, extensions, modifications and refinancings of any of this indebtedness.
If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.
The Trustee under the Indenture
U.S. Bank National Association will serve as trustee under the indenture.
Certain Considerations Relating to Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS
General
We may issue subscription rights to the holders of the class of securities to whom the subscription rights are being distributed, or the Holders to purchase our Securities. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to the Holders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to the Holders on the record date that we set for receiving subscription rights in such subscription rights offering.
The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:
•the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days);
•the title of such subscription rights;
•the exercise price for such subscription rights (or method of calculation thereof);
•the ratio of the offering;
•the number of such subscription rights issued to each Holder;
•the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;
•if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;
•the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire (subject to any extension);
•the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;
•any termination right we may have in connection with such subscription rights offering; and
•any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.
Exercise of Subscription Rights
Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of our Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we will forward, as soon as practicable, the Securities purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR WARRANTS
The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.
We may issue warrants to purchase shares of our common stock, preferred stock or debt securities from time to time. Such warrants may be issued independently or together with one of our Securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:
•the title of such warrants;
•the aggregate number of such warrants;
•the price or prices at which such warrants will be issued;
•the currency or currencies, including composite currencies, in which the price of such warrants may be payable;
•the number of shares of common stock, preferred stock or debt securities issuable upon exercise of such warrants;
•the price at which and the currency or currencies, including composite currencies, in which the shares of common stock, preferred stock or debt securities purchasable upon exercise of such warrants may be purchased;
•the date on which the right to exercise such warrants will commence and the date on which such right will expire;
•whether such warrants will be issued in registered form or bearer form;
•if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•if applicable, the number of such warrants issued with each share of common stock, preferred stock or debt securities;
•if applicable, the date on and after which such warrants and the related shares of common stock, preferred stock or debt securities will be separately transferable;
•information with respect to book-entry procedures, if any;
•if applicable, a discussion of certain U.S. federal income tax considerations; and
•any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.
Under the 1940 Act, we may generally only offer warrants provided that (1) the warrants expire by their terms within ten years; (2) the exercise or conversion price is not less than the current market value at the date of issuance; (3) our stockholders authorize the proposal to issue such warrants, and our Board of Directors approves such issuance on the basis that the issuance is in our best interests and the best interest of our stockholders; and (4) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. The 1940 Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants at the time of issuance may not exceed 25% of our outstanding voting securities.

DESCRIPTION OF OUR UNITS
A unit is a separate security consisting of two or more other securities that either may or must be traded or transferred together as a single security. The following is a general description of the terms of the units we may issue from time to time. Particular terms of any units we offer will be described in the prospectus supplement relating to such units. For a complete description of the terms of particular units, you should read both this prospectus and the prospectus supplement relating to those particular units.
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include contracts for purchase of any such security or debt obligations of third parties, such as U.S. Treasury securities, such that the holder holds each component. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.
A prospectus supplement will describe the particular terms of any series of units we may issue, including the following:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;
•a description of the terms of any unit agreement governing the units;
•a description of the provisions for the payment, settlement, transfer or exchange of the units; and
•whether the units will be issued in fully registered or global form.

CUSTODIAN, TRANSFER AND DIVIDEND PAYING AGENT AND REGISTRAR
Our securities are held under custody agreements by U.S. Bank National Association. The address of the custodian is: U.S. Bank National Association, Corporate Trust Services, One Federal Street, 3rd Floor, Boston, MA 02110, Attention: Prospect Capital Corporation Custody Account Administrator. Equiniti Trust Company, LLC acts as our transfer agent, dividend paying agent and registrar for our common stock. The principal business address of Equiniti Trust Company, LLC is 48 Wall Street, 22nd Floor, New York, New York 10005, telephone number: (800) 468-9716. Computershare Trust Company, N.A acts as our transfer agent, dividend paying agent and registrar for our preferred stock. The principal business address of Computershare Trust Company, N.A is P.O. Box 505013, Louisville, KY 40233-5013, telephone number: 1-877-373-6374.

BROKERAGE ALLOCATION AND OTHER PRACTICES
Since we generally acquire and dispose of our investments in privately negotiated transactions, we infrequently use brokers in the normal course of our business. We have not paid any brokerage commissions during the three most recent fiscal years. Subject to policies established by our Board of Directors, Prospect Capital Management is primarily responsible for the execution of the publicly-traded securities portion of our portfolio transactions and the allocation of brokerage commissions.
Prospect Capital Management does not expect to execute transactions through any particular broker or dealer, but seeks to obtain the best net results for the Company, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While Prospect Capital Management generally seeks reasonably competitive trade execution costs, the Company will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, Prospect Capital Management may select a broker based partly upon brokerage or research services provided to it and the Company and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if Prospect Capital Management determines in good faith that such commission is reasonable in relation to the services provided.

LEGAL MATTERS
Certain legal matters regarding the securities offered by this prospectus will be passed upon for the Company by Simpson Thacher & Bartlett LLP, Boston, MA, and Venable LLP as special Maryland counsel.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte & Touche LLP is the independent registered public accounting firm of the Company.
AVAILABLE INFORMATION
We have filed a registration statement with the SEC on Form N-2, including amendments, relating to the shares we are offering. This prospectus does not contain all of the information set forth in the registration statement, including any exhibits and schedules it may contain. For further information concerning us or the shares we are offering, please refer to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to describe the material terms thereof but are not necessarily complete and in each instance reference is made to the copy of any contract or other document filed as an exhibit to the registration statement. Each statement is qualified in all respects by this reference.
We file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains an Internet website that contains reports, proxy and information statements and other information filed electronically by us with the SEC at http://www.sec.gov.
We maintain a website at http://www.prospectstreet.com and we make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through this website. Information contained on our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus or any prospectus supplement.
No person is authorized to give any information or represent anything not contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement. We are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUPPLEMENT

February 10, 2026

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